EXHIBIT 10.33

LOAN AGREEMENT

Dated as of March 9, 2015

among

ASHFORD PIER HOUSE LP,

as Borrower,
ASHFORD TRS PIER HOUSE LLC,

as Operating Lessee,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

as Lenders,

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Agent for the Lenders

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TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS	1
SECTION 1.1.    Definitions 1
SECTION 1.2.    Other Definitional Provisions 26
ARTICLE II THE LOAN 27
SECTION 2.1.    The Loan; Use of Funds 27
SECTION 2.2.    Interest 27
SECTION 2.3.    Determination of Applicable Interest Rate 28
SECTION 2.4.    Principal Payments 29
SECTION 2.5.    Payment; Default Rate; Application of Certain Monies; Priority of Payments; Set-offs 30
SECTION 2.6.    Interest Rate Protection Agreement 32
SECTION 2.7.    Additional Interest 34
SECTION 2.8.    No Withholdings 35
SECTION 2.9.    Unavailability of LIBOR; Illegality 35
SECTION 2.10.    Increased Costs and Capital Adequacy 37
SECTION 2.11.    Usury 38
SECTION 2.12.    Closing 38
SECTION 2.13.    Loan Fee Letter 38
SECTION 2.14.    Cash Sweep Provisions 38
SECTION 2.15.    FF&E/Capital Reserve Account 39
SECTION 2.16.    Operating Account 40
SECTION 2.17.    Tenant Security Deposits 41
SECTION 2.18.    Intentionally Omitted 41
SECTION 2.19.    Extension of Loan 41
ARTICLE III CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS LOAN AGREEMENT 44
SECTION 3.1.    Representations and Warranties 45
SECTION 3.2.    Miscellaneous Closing Deliveries 45
SECTION 3.3.    Payment of Fees and Expenses 47
SECTION 3.4.    No Default or Event of Default 47
SECTION 3.5.    No Casualty or Taking 47
SECTION 3.6.    Adverse Conditions; Internal Approval 47
ARTICLE IV REPRESENTATIONS AND WARRANTIES 47
SECTION 4.1.    Due Organization 47
SECTION 4.2.    Due Execution 48
SECTION 4.3.    Enforceability 48
SECTION 4.4.    No Violation 48
SECTION 4.5.    No Litigation 48

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SECTION 4.6.    No Default or Event of Default 49
SECTION 4.7.    Offsets, Defenses, Etc. 49
SECTION 4.8.    Consents 49
SECTION 4.9.    Financial Statements and Other Information 49
SECTION 4.10.  Full Disclosure 49
SECTION 4.11.    Accounts 49
SECTION 4.12.    Indebtedness 50
SECTION 4.13.    Insurance Policies 50
SECTION 4.14.    Availability of Utilities and Access 50
SECTION 4.15.    No Liens 50
SECTION 4.16.    Compliance with Legal Requirements 50
SECTION 4.17.    Certain Agreements 51
SECTION 4.18.    Security Documents 51
SECTION 4.19.    Casualty and Taking 52
SECTION 4.20.    Brokerage 52
SECTION 4.21.    Encroachments 52
SECTION 4.22.    Foreign Person 52
SECTION 4.23.    Control Person 52
SECTION 4.24.    Government Regulation 52
SECTION 4.25.    ERISA 52
SECTION 4.26.    Labor Relations 53
SECTION 4.27.    Name; Principal Place of Business 53
SECTION 4.28.    Intellectual Property 53
SECTION 4.29.    Flood Zone 53
SECTION 4.30.    Condition of Property 54
SECTION 4.31.    Taxes 54
SECTION 4.32.    Adverse Contracts 54
SECTION 4.33.    Adverse Claims 54
SECTION 4.34.    Creditworthiness 54
SECTION 4.35.    Patriot Act 54
SECTION 4.36.    Leases 55
SECTION 4.37.    Special Purpose Entity 55
ARTICLE V GENERAL AND OPERATIONAL COVENANTS 55
SECTION 5.1.    Financial Statements, Reports and Documents 55
SECTION 5.2.    Management, Maintenance and Repairs 60
SECTION 5.3.    Inspection of Premises and Books and Records 62
SECTION 5.4.   Compliance with Legal, Insurance and Contractual Requirements 63
SECTION 5.5.    Appraisals 64
SECTION 5.6.    Payment of Impositions 64
SECTION 5.7.    Liens and Encumbrances; Ownership of Collateral 64
SECTION 5.8.    Permitted Contests 65
SECTION 5.9.    Alterations 66
SECTION 5.10.    Leases 67

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SECTION 5.11.    Required Insurance 68
SECTION 5.12.    Damage or Destruction 69
SECTION 5.13.    Taking of the Mortgaged Property 74
SECTION 5.14.    Application of Proceeds of Casualty or Taking to Loan; Loan Repayment 75
SECTION 5.15.    Costs and Expenses 75
SECTION 5.16.    Transfers 76
SECTION 5.17.    Defense of Title 77
SECTION 5.18.    Recordation and Certain Taxes 77
SECTION 5.19.    Name, Fiscal Year and Accounting Method 77
SECTION 5.20.    Consolidation, Merger, Conveyance, Transfer or Lease 77
SECTION 5.21.    Organization Restrictions 78
SECTION 5.22.    Changes in Zoning 78
SECTION 5.23.    Limitation on Indebtedness 78
SECTION 5.24.    Distributions, Dividends and Affiliate Payments; Management Fees 78
SECTION 5.25.    ERISA 78
SECTION 5.26.    Maintenance of Existence 79
SECTION 5.27.    Subsidiaries and Joint Ventures 79
SECTION 5.28.    Loans to Members, Etc. 79
SECTION 5.29.    Transactions with Affiliates 79
SECTION 5.30.    Adverse Contracts 79
SECTION 5.31.    Utilities 79
SECTION 5.32.    Margin Stock 80
SECTION 5.33.    Patriot Act Compliance 80
SECTION 5.34.    Operating Lease 80
ARTICLE VI EVENTS OF DEFAULT 81
SECTION 6.1.    Events of Default 81
SECTION 6.2.    Acceleration of Loan 84
SECTION 6.3.    Agent’s Right to Operate; Sums Advanced 84
SECTION 6.4.    Assignment of Funds 85
SECTION 6.5.    Accounts 85
SECTION 6.6.    No Liability of Agent or Lenders 86
SECTION 6.7.    Right of Offset 86
SECTION 6.8.    Termination of Loan Agreement 86
SECTION 6.9.    Right to Perform 87
ARTICLE VII ASSIGNMENTS AND PARTICIPATIONS 87
SECTION 7.1.    Assignment and Participations 87
SECTION 7.2.    Participation 88
SECTION 7.3.    Availability of Records 88
SECTION 7.4.    Borrower’s Facilitation of Transfer 88
SECTION 7.5.    Notice; Registration Requirement 89
SECTION 7.6.    Registry 89

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SECTION 7.7.    Interest Rate Protection Agreement 90
SECTION 7.8.    Disclosure by Agent or Lender 90
ARTICLE VIII AGENT AND LENDERS 90
SECTION 8.1.    Scope of Article VIII 90
SECTION 8.2.    Agent 91
SECTION 8.3.    Distributions 92
SECTION 8.4.    Authority, No Reliance; Binding Effect 93
SECTION 8.5.    Loan 93
SECTION 8.6.    Equitable Adjustments 95
SECTION 8.7.    Other Transactions 95
SECTION 8.8.    Obligations Absolute 95
SECTION 8.9.    Indemnification 95
SECTION 8.10.    Taxes 96
SECTION 8.11.    Return of Payments 96
SECTION 8.12.    No Partnership 96
SECTION 8.13.    Resignation and Removal of Agent; Successor Agent 97
SECTION 8.14.    Defaults by any Lender 97
SECTION 8.15.    Purchase Price; Payment for Defaulting Lender’s Pro Rata Share 99
SECTION 8.16.    Election of Interest Rate; Distribution of Funds to Lenders 99
ARTICLE IX GENERAL CONDITIONS 99
SECTION 9.1.    Indemnity 99
SECTION 9.2.    No Waivers 102
SECTION 9.3.    Submission of Evidence 102
SECTION 9.4.    Agent and Lenders Sole Beneficiaries 102
SECTION 9.5.    Entire Agreement 102
SECTION 9.6.    Assignment 102
SECTION 9.7.    Further Assurances; Filing of Financing Statements 102
SECTION 9.8.    Cumulative Remedies 103
SECTION 9.9.    Amendments, Consents, Waivers, Approvals, Etc. 103
SECTION 9.10.    Notices 103
SECTION 9.11.    Limitation on Liability 104
SECTION 9.12.    Binding Effect 106
SECTION 9.13.    Severability of Provisions 106
SECTION 9.14.    Governing Law and Consent to Jurisdiction 106
SECTION 9.15.    Waiver of Jury Trial 106
SECTION 9.16.    No Joint Venture 106
SECTION 9.17.    Determinations and Consents of Agent 107
SECTION 9.18.    Reliance by Agent on Action on Behalf of Borrower 107
SECTION 9.19.    Headings, Etc. 107
SECTION 9.20.    Incorporation by Reference 107
SECTION 9.21.    Counterparts 107
SECTION 9.22.    Attorneys’ Fees 107

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SECTION 9.23.    Employer Identification Number Etc 108
SECTION 9.24.    Joint and Several Liability 108
SECTION 9.25.    Waiver of Consequential Damages Etc. 109

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Exhibits and Schedules
Exhibit A:    The Land
Exhibit B:    Intentionally Omitted
Exhibit C:    Reports
Exhibit D:    Form of FF&E/Capital Disbursement Request
Exhibit E:    Definition of Special Purpose Bankruptcy Remote Entity
Exhibit F:    Agent Wiring Instructions
Exhibit G:    Form of Assignment of Interest Rate Protection Agreement

Schedule 4.5:    Schedule of Disclosed Litigation
Schedule 4.11:    Schedule of Accounts
Schedule 4.36:    Lease Disclosures
Schedule 5.11:    Schedule of Insurance Policies and Requirements
Schedule 7.5:    Form of Assignment and Acceptance

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LOAN AGREEMENT
This LOAN AGREEMENT (this “Loan Agreement”) dated as of March 9, 2015, by and among ASHFORD PIER HOUSE LP, a Delaware limited partnership having an office at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 (“Borrower”), ASHFORD TRS PIER HOUSE LLC, a Delaware limited liability company having an office at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 (“Operating Lessee”), THE LENDERS PARTY HERETO FROM TIME TO TIME (together with their respective successors and assigns in their capacities as lenders, including any Assignees (as hereinafter defined) hereunder, each a “Lender” and collectively “Lenders”), and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a banking corporation organized under the laws of the Republic of France, having an office at 1301 Avenue of the Americas, New York, New York 10019, in its capacity as the agent for the Lenders (together with its successors and assigns in such capacity as the agent for Lenders, “Agent”).
W I T N E S S E T H:
WHEREAS, Borrower is the owner of certain real property located in Monroe County, Florida, which property is more particularly described in Exhibit A attached hereto (the “Land”), together with the improvements now or hereafter located thereon;
WHEREAS, Borrower, as lessor, and Operating Lessee, as lessee, are parties to that certain Lease Agreement dated as of May 14, 2013 (as same may hereafter be amended or otherwise modified in accordance with this Loan Agreement, the “Operating Lease”) of the Land and the improvements now or hereafter located thereon;
WHEREAS, Borrower has requested that Lenders make, and Agent administer, a loan to Borrower in the principal amount of $70,000,000 (the “Loan Amount”); and
WHEREAS, Lenders are willing to make, and Agent is willing to administer, such loan to Borrower subject to and upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.1.       Definitions. For purposes of this Loan Agreement, the following terms shall have the respective meanings set forth in this Article I:
“Accounts” means, collectively, all accounts of Borrower and Operating Lessee and all accounts of any Person held on behalf of or for the benefit of Borrower or Operating Lessee, including the Cash Sweep Account, the Operating Account and the FF&E/Capital Reserve Account.

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“Additional Interest” means all sums payable pursuant to Sections 2.7, 2.8 and 2.10 hereof.
“Affiliate” means, with respect to any Person, any other Person:
(a)which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; or
(b)    which, directly or indirectly, beneficially owns or holds fifty percent (50%) or more of (y) any class of stock or (z) any other ownership interest in such Person; or
(c)    fifty percent (50%) or more of the direct or indirect ownership of which is beneficially owned or held by such Person; or
(d)    which is a member of the family (as defined in Section 267(c)(4) of the IRC) of such Person or which is a trust or estate, the beneficial owners of which are members of the family (as defined in Section 267(c)(4) of the IRC) of such Person.
For purposes of this definition, (i) the term “control” (and its correlative meanings) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, by contract or otherwise, and (ii) Borrower, Operating Lessee, each Borrower Party Partner and Guarantor shall be deemed to be Affiliates of Borrower and each other.
“Agent” has the meaning set forth in the first paragraph of this Loan Agreement.
“Agent’s Counsel” means such counsel as Agent from time to time may engage on behalf of itself and/or Lenders.
“Agent’s Counsel Fees” means the reasonable fees and disbursements of Agent’s Counsel for services heretofore or hereafter rendered to Agent on behalf of itself and/or Lenders in connection with the Loan, including the preparation, negotiation, administration and modification of the Loan Documents, and the enforcement of Agent’s and Lenders’ rights and remedies under the Loan Documents.
“Amortization Payment Amount” means, as of any Amortization Payment Date:
(a) during the Initial Term, if and for so long as the Loan-to-Value Ratio as of such Amortization Payment Date is greater than sixty percent (60%), an amount equal to the product of (y) the Loan Amount multiplied by (z) one-quarter of one percent (0.25%), and
(b) during the Extension Periods (if any), if and for so long as (i) the Loan-to-Value Ratio as of such Amortization Payment Date is greater than fifty-five percent (55%) or (ii) the Debt Yield as of such Amortization Payment Date is less than eleven and one-half of one percent (11.5%) (provided that, if the Borrower shall not have delivered financial reporting under

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Section 5.1 hereof sufficient to determine such Debt Yield, then such Debt Yield shall be deemed to be less than eleven and one-half of one percent (11.5%) for purposes of this definition), an amount equal to the product of (y) the Loan Amount multiplied by (z) three-eighths of one percent (0.375%).
The parties acknowledge that, as of the Closing Date, the Loan-to-Value Ratio is less than or equal to sixty percent (60%). Any change in the Amortization Payment Amount as a result of a change in the Loan-to-Value Ratio shall become effective as of the first Amortization Payment Date following the effective date of the applicable Appraisal or Appraisal Update.
“Amortization Payment Date” means each Payment Date in April, July, October and January.
“Applicable Accounting Standards” means (a) GAAP, and (b) where applicable to such Person, at any time, the Uniform System of Accounts.
“Applicable Interest Rate” has the meaning set forth in Section 2.2(a) hereof.
“Appraisal” means a written appraisal report of the Premises as the term “appraisal” is defined in the Code of Professional Ethics of the Appraisal Institute, meeting the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, prepared by a professional appraiser retained by Agent at Borrower’s expense who is a member of the Appraisal Institute, addressed to Agent and in form, scope and substance satisfactory to Agent, setting forth such appraiser’s determination of the Appraised Value.
“Appraisal Update” means any written supplement or “update” to an Appraisal, prepared by a professional appraiser retained by Agent at Borrower’s expense who is a member of the Appraisal Institute, addressed to Agent and in form, scope and substance satisfactory to Agent, setting forth such appraiser’s determination of the Appraised Value.
“Appraised Value” means the “as-is” fair market value of the Premises, which would be obtained in an arm’s length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, on the appraisal date of the Appraisal or Appraisal Update, as applicable.
“Approved Capital Expenditures” means, for any fiscal year of Borrower and Operating Lessee, the Capital Expenditures set forth in the Approved FF&E/Capital Budget for such fiscal year that are actually incurred by either Borrower or Operating Lessee (without duplication) during such fiscal year, or are otherwise approved by Agent, such approval not to be unreasonably withheld, conditioned or delayed.
“Approved FF&E/Capital Budget” means, for any fiscal year of Borrower and Operating Lessee, the FF&E/Capital Budget for such fiscal year and any amendments thereto, in each case, approved or deemed approved by Agent pursuant to Section 5.1(e) hereof, to the extent such approval is required pursuant to said Section.

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“Approved FF&E Expenditures” means, for any fiscal year of Borrower and Operating Lessee, the FF&E Expenditures set forth in the Approved FF&E/Capital Budget for such fiscal year that are actually incurred by either Borrower or Operating Lessee (without duplication) during such fiscal year, or are otherwise approved by Agent, such approval not to be unreasonably withheld, conditioned or delayed.
“Ashford REIT” means Ashford Hospitality Prime, Inc., a Maryland corporation.
“Assignee” has the meaning set forth in Section 7.1 hereof.
“Assignment and Acceptance” has the meaning set forth in Section 7.5 hereof.
“Assignments of Agreements” means, collectively, (i) that certain Assignment of Agreements dated as of the Closing Date made by Borrower in favor of Agent and Lenders and (ii) that certain Assignment of Agreements dated as of the Closing Date made by Operating Lessee in favor of Agent and Lenders.
“Assignment of Interest Rate Protection Agreement” means each Assignment of Interest Rate Protection Agreement in the form attached hereto as Exhibit G made by Borrower in favor of Agent and Lenders.
“Assignments of Leases and Rents” means, collectively, (i) that certain Assignment of Leases and Rents dated as of the Closing Date made by Borrower in favor of Agent and Lenders and (ii) that certain Assignment of Leases and Rents dated as of the Closing Date made by Operating Lessee in favor of Agent and Lenders.
“Assumed Interest Expense” means, as of any Testing Determination Date, the product of (a) the outstanding principal amount of the Loan and (b) a percentage equal to the Assumed Interest Rate.
“Assumed Interest Rate” means, as of any Testing Determination Date, a per annum interest rate equal to the greatest of (a) seven percent (7.0%), (b) the sum of (i) the then current weekly average yield on United States Treasury Securities adjusted to constant maturities of five (5) years, as made available by the Federal Reserve Board and published in Federal Reserve Statistical Release H.15 (519), or if not so published, determined on the basis of comparable yields published in a publication designated by Agent, as of such Testing Determination Date and (ii) the then-applicable LIBOR Rate Margin, and (c) the Applicable Interest Rate in effect as of such Testing Determination Date (without giving effect to any Interest Rate Protection Agreement), subject to the following sentence. For purposes of calculating the rate pursuant to the preceding clause (c) as of any Testing Determination Date, in the event that as of such Testing Determination Date, there shall be more than one Applicable Interest Rate in effect, such rate shall be determined on a weighted average basis based on the respective principal balances of each Loan Portion.

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“Authorized Agent Representative” means Agent’s Client Banking Services department or as otherwise designated as such by Agent from time to time for purposes of Section 2.3 hereof by delivery of a notice to Borrower.
“Authorized Borrower Representative” means Deric Eubanks and any other person designated as such by Borrower from time to time for purposes of Section 2.3 hereof by delivery of a notice to Agent.
“Base Management Fee” means, for any period, three percent (3%) of Gross Revenues for such period.
“Base Rate” means, a rate of interest per annum equal to the sum of (a) the greater of (i) the rate per annum established by Agent from time to time as its reference rate (which Borrower acknowledges is not necessarily Agent’s lowest rate) for short-term commercial loans in Dollars to United States domestic corporate borrowers, as determined by Agent on a daily basis, such rate to change as and when such reference rate changes, and (ii) the Federal Funds Rate, plus one percent (1.00%) per annum, and (b) the Base Rate Margin; provided that in no event shall the Base Rate be less than the LIBOR Rate for a LIBOR Rate Period of one (1) month commencing as of the date of determination of the Base Rate.
“Base Rate Margin” means the LIBOR Rate Margin less one percent (1.00%) per annum.
“Basel III” has the meaning set forth in Section 2.10(b) hereof.
“Borrower” has the meaning set forth in the first paragraph of this Loan Agreement.
“Borrower Party Partner” means any current or future general partner or managing or sole member of Borrower and/or Operating Lessee.
“Borrower’s Certificate” means that certain Borrower’s Certificate by Borrower in favor of Agent dated as of the Closing Date.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law, governmental decree or executive order to close.
“CA-CIB” means Crédit Agricole Corporate and Investment Bank.
“Calendar Quarter” means each of the periods of January 1 through the immediately succeeding March 31, April 1 through the immediately succeeding June 30, July 1 through the immediately succeeding September 30, and October 1 through the immediately succeeding December 31.

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“Capital Expenditures” means expenditures for repairs, replacements or improvements of or to the Premises the cost of which would be capitalized under GAAP. “Capital Expenditures” does not include FF&E Expenditures.
“Cash Available for Debt Service” means, with respect to any period in which a determination is being made, the excess of (a) Gross Revenues for such period over (b) Expenses for such period, provided that, solely for purposes of this definition when used to calculate the amount of Net Cash Flow for any period, “Expenses” shall include non-recurring and other extraordinary items not expected to be incurred annually and, for purposes of calculating Net Cash Flow only, exclude any amounts paid or directed to be paid by Borrower, Operating Lessee, Guarantor or any of their Affiliates in contravention of, or on account of or in connection with any action taken in contravention of, the terms of this Loan Agreement or any other Loan Document, and “Gross Revenues” shall include all income of an extraordinary or non-recurring nature, including amounts paid to Borrower under Interest Rate Protection Agreements.
“Cash Sweep Account” means an account at Agent established for the purpose of Section 2.14 hereof and any account(s) in substitution thereof or in addition thereto hereafter established in accordance with this Loan Agreement.
“Cash Sweep Condition” shall exist
(a)    as of any Testing Determination Date if as of such Testing Determination Date, the Interest Coverage Ratio shall be less than 1.25:1.00. If a Cash Sweep Condition exists with respect to any Testing Determination Date pursuant to this clause (a), then such Cash Sweep Condition shall be deemed to continue to exist until there have been two (2) consecutive subsequent Testing Determination Dates as of which the Interest Coverage Ratio shall be equal to or greater than the applicable foregoing ratio and the financial statements and other documents required to be delivered to Agent pursuant to Section 5.1(b) hereof with respect to the Calendar Quarters ending on such Testing Determination Dates have been delivered to Agent; and
(b)    as of any Testing Determination Date if Borrower shall have failed to deliver to Agent the financial statements and other documents required to be delivered to Agent pursuant to Section 5.1(b) hereof with respect to the Calendar Quarter ending on such Testing Determination Date, and such a Cash Sweep Condition shall continue to exist until Borrower delivers such financial statements and other documents to Agent (and a Cash Sweep Condition does not otherwise exist pursuant to the other terms of this definition);
provided, however, that Borrower may cure or prevent the occurrence of a Cash Sweep Condition as a result of clause (a) above by either (y) prepaying the Loan in accordance with Section 2.4(d) hereof or (z) making a deposit into the Cash Sweep Account, in either case in an amount equal to the ICR Cure Payment.
“Cash Sweep Limit” means, with respect to any Cash Sweep Condition caused by the failure to satisfy clause (a) of the definition of such term in this Section 1.1, as of any date of determination, an amount which, if applied in reduction of the outstanding principal amount of the Loan, would have resulted in the applicable Cash Sweep Condition not existing.

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“Casualty” means damage or destruction to all or any part of the Mortgaged Property.
“Casualty Proceeds Disbursement Threshold” has the meaning set forth in Section 5.12(b) hereof.
“Central Bank Pledge” has the meaning set forth in Section 7.1 hereof.
“Change in Control” means the occurrence of any of the following: (a) any Person other than (x) Archie Bennett or Montgomery Bennett or group of related Persons, or (y) (so long as the same is a Public Company) Ashford, Inc. or its Affiliate or (z) any Person externally advised by Ashford, Inc. or its Affiliate shall have acquired direct or indirect beneficial ownership of more than thirty‑five percent (35%) of the outstanding beneficial or other ownership interests (including warrants, options or other rights entitling the holder thereof to purchase or acquire any such interest) of Ashford REIT, (b) the occurrence of a change in the composition of the governing body of Ashford REIT such that a majority of the members of any such governing body (x) were not members of such governing body on the Closing Date and (y) were not (A) nominated for election or elected to such governing body with the affirmative vote of a majority of the members who were either members of such governing body on the Closing Date or whose nomination or election was previously so approved or (B) nominated to such governing body with the affirmative vote of a nominating committee, the majority of the members of which were (i) members of such governing body on the Closing Date, (ii) members whose nomination was previously so approved by such a nominating committee and/or (iii) members whose nomination or election was previously approved in accordance with the immediately preceding clause (A), (c) Ashford REIT (together with Ashford Hospitality Limited Partnership, a Delaware limited partnership) ceases to own, directly or indirectly, at least 51% of all equitable and beneficial ownership interests (including warrants, options or other rights entitling the holder thereof to purchase or acquire any such interest) in Guarantor or (d) Ashford REIT ceases to control (as “control” is defined in the definition of “Affiliate” set forth in this Section 1.1) Guarantor.
“Closing” means the execution and delivery of this Loan Agreement by Borrower, Operating Lessee, Agent and Lenders.
“Closing Date” means the date upon which the Closing occurs.
“Collateral” means the Mortgaged Property and all other property, real or personal, tangible or intangible, and all rights thereto, now or hereafter pledged, mortgaged, assigned or delivered pursuant or with respect to the Loan Documents or otherwise by Borrower, Operating Lessee or any other Person to Agent and/or Lenders as security for the Obligations.
“Commitment” means, (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Loan in an amount (i) as of the Closing Date with respect to CA-CIB equal to the Loan Amount and (ii) thereafter, as such commitment shall be set forth in any Assignment and Acceptance by which such Lender becomes a Lender or by which such Lender assigns all or any portion of its rights and/or obligations in and to the Loan and the other Loan

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Documents to an Assignee, and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Loan, which aggregate commitment shall be the Loan Amount on the Closing Date, as the amounts set forth in the foregoing clauses (a) and (b) may be adjusted in accordance with this Loan Agreement.
“Comparable Standards” means the standards of management, operation, use and maintenance of first-class, full service hotels that are comparable to the Premises in location, price, size, facilities, amenities, quality and nature and typical of a first-class, full service hotel.
“Debt Service” means, as to any period with respect to which Debt Service is being determined, the amount of Interest due for any such period, giving effect to any Interest Rate Protection Agreement then in effect, principal payments due hereunder for such period, and all other amounts due under the Loan Documents for such period.
“Debt Service Coverage Ratio” means, as of any date of determination for purposes of Section 2.6(b) hereof, the ratio of (a) Cash Available for Debt Service for the twelve (12)- month period ending with the most recent month for which Borrower is then required to have delivered monthly financial statements pursuant to Section 5.1(d) hereof to (b) scheduled interest and amortization payments due on the Loan during the twelve (12)-month period immediately following such date of determination, assuming, for purposes of this definition, that (i) the LIBOR Rate Margin throughout the twelve (12)-month period immediately following such date of determination shall be equal to the LIBOR Rate Margin as of such date of determination, (ii) the Applicable Interest Rate throughout such twelve (12)-month period shall be the fixed or capped rate under the applicable Interest Rate Protection Agreement plus the LIBOR Rate Margin and (iii) each scheduled amortization payment (if any) during such twelve (12)-month period shall be in the amount required as of the first Amortization Payment Date during the applicable Extension Period.
“Debt Yield” means, for any date of determination, the ratio of (a) Cash Available for Debt Service for the twelve (12)-calendar month period ending with the most recent month for which Borrower is then required to have delivered monthly financial statements pursuant to Section 5.1(d) hereof to (b) the then outstanding principal amount of the Loan as of the date of determination.
“Default” means any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.
“Default Rate” means, as to any date, the actual Applicable Interest Rate for that date plus five percent (5%) per annum.
“Defaulting Lender” has the meaning set forth in Section 8.14(a) hereof.
“Documentation” has the meaning set forth in Section 9.23 hereof.
“Dollars” or the sign “$” means dollars in the lawful currency of the United States of America.

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“Engineering Report” means, collectively, those certain reports and assessments set forth on Exhibit C attached hereto as the “Engineering Report”.
“Environmental Indemnity” means that certain Environmental Indemnity dated as of the Closing Date made by Borrower, Operating Lessee and Guarantor in favor of Agent and Lenders.
“Environmental Report” means, collectively, those certain reports and assessments set forth on Exhibit C attached hereto as the “Environmental Report”.
“Equipment Leases” shall mean any leases executed in connection with the financing and leasing of equipment or other Personal Property used in the ordinary course of operation of the Premises.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.
“ERISA Affiliate” means any organization, trade or business, or other arrangement (whether or not incorporated) which is a member of a group of which Borrower or Operating Lessee is also a member and which is treated as a single employer within the meaning of IRC Section 414(b), (c), (m) or (o) or Section 4001 of ERISA.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of Borrower, Operating Lessee or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of Borrower, Operating Lessee or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution, or threat of institution, of proceedings to terminate or appoint a trustee to administer a Pension Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Pension Plan or Multiemployer Plan, (h) the imposition of a lien under IRC Section 430(k) or Section 303(k) of ERISA on Borrower, Operating Lessee or any ERISA Affiliate, (i) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in IRC Section 412 or Section 302 of ERISA), whether or not waived, or (j) any event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.
“Event of Default” has the meaning set forth in Section 6.1 hereof.
“Excluded Sums” has the meaning set forth in Section 8.3 hereof.

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“Excluded Taxes” means, with respect to any Lender, (a) income, franchise or similar Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such Lender is organized or in which its principal office is located or in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar law imposed by any other jurisdiction in which such Lender is organized or in which its principal office is located or in which its applicable lending office is located and (c) any United States federal withholding tax that would not have been imposed but for a failure by a Lender (or by any financial institution through which any payment is made to such Lender) to comply with the procedures certifications, information reporting disclosure, or other related requirements of Sections 1471-1474 of the IRC and any amended or successor provisions or any regulations or official guidance thereunder.
“Exercise Notice” has the meaning set forth in Section 8.14(c) hereof.
“Expenses” means, for any period, operating costs and expenses (including fees under the Property Management Agreement) that are either (a) actually incurred or (b) accrued (in accordance with Applicable Accounting Standards, consistently applied) by or on behalf of Borrower or Operating Lessee (without duplication) during such period in connection with Borrower’s ownership and Operating Lessee’s operation of the Premises (without duplication of any costs and expenses prepaid during a prior period or otherwise paid prior to being incurred or accrued), subject to annualized adjustments for taxes, insurance premiums, and other operating expenses determined by Agent, and without duplication, amounts reserved by or on behalf of Borrower or Operating Lessee (including the FF&E/Capital Reserve Amount) for the Premises to the extent such reserves are established and maintained in the ordinary course of business and in a manner consistent with good business practices, but excluding (t) nonrecurring and other extraordinary items not expected to be incurred on an annual basis, (u) capital expenditures, (v) amounts funded from Loan, insurance or condemnation proceeds, (w) amounts paid from any reserve (including, amounts paid from the FF&E/Capital Reserve Account) maintained by Borrower, Operating Lessee or any other Person, including Property Manager and Agent, on behalf of or for the benefit of Borrower or Operating Lessee to the extent payment to such reserve previously constituted an “Expense,” (x) Debt Service, (y) federal and state income taxes (or any other taxes based on income), franchise taxes, other taxes based on income or gross receipts due and owing from Borrower, Property or any direct or indirect owner of Borrower and any taxes in lieu of or in the nature of the foregoing, and (z) depreciation, amortization and any other non-cash items.
“Extension Period” means each of the First Extension Period, the Second Extension Period and the Third Extension Period. “Extension Periods” means the First Extension Period, the Second Extension Period and the Third Extension Period, collectively.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum (based on a 360-day year) equal, for each day of such period, to the rate of interest quoted at 11:00 a.m. New York time charged on overnight federal funds transactions with member banks of the Federal Reserve System.
“FF&E” has the meaning set forth in the Mortgage.

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“FF&E Expenditures” means expenditures for the repair, replacement or acquisition (as appropriate) of furniture, fixtures and equipment for the Premises, so long as such repairs, replacements or acquisitions would be capitalized as an asset for accounting purposes under GAAP.
“FF&E/Capital Budget” means an annual budget for FF&E Expenditures and Capital Expenditures as described in Section 5.1(e) of this Loan Agreement and any amendments thereto.
“FF&E/Capital Reserve Account” has the meaning set forth in Section 2.15(a) hereof.
“FF&E/Capital Reserve Amount” means, for any calendar month, an amount equal to four percent (4%) of Gross Revenues for such calendar month.
“FF&E/Capital Disbursement Request” means a written request for disbursement from the FF&E/Capital Reserve Account pursuant to Section 2.15 hereof in the form attached hereto as Exhibit D.
“First Extended Maturity Date” has the meaning set forth in Section 2.19(a) hereof.
“First Extension Period” has the meaning set forth in Section 2.19(a) hereof.
“First Tier Default” means a Default arising from the existence of any facts or conditions described in clause (a)(ii), (b) or (j) of Section 6.1 hereof (for clarification purposes, without taking into account any period of time set forth in such clauses).
“Franchise Agreement” has the meaning set forth in Section 5.2(e) hereof.
“Full Recourse Event” means, collectively, any or all of the following:
(a)    the appointment at Borrower’s, Operating Lessee’s or either’s Affiliate’s initiation or with Borrower’s, Operating Lessee’s or either’s Affiliate’s consent or approval, express or implied, of a conservator, receiver, trustee, custodian or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to Borrower, Operating Lessee or a Borrower Party Partner or with respect to all, or substantially all, of Borrower’s, Operating Lessee’s or a Borrower Party Partner’s property, or for the winding-up or liquidation of Borrower’s, Operating Lessee’s or Borrower Party Partner’s affairs (in each case, other than at the direction or request of Agent); and/or
(b)    the filing by Borrower, Operating Lessee or a Borrower Party Partner of a petition, or the institution by Borrower, Operating Lessee or either’s Affiliate or consent or approval by Borrower, Operating Lessee or either’s Affiliate, express or implied, to the institution against Borrower, Operating Lessee or a Borrower Party Partner of, proceedings to take advantage of any law relating to bankruptcy, insolvency or reorganization or the relief of debtors.

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“Funding Direction Letter” means that certain letter agreement regarding disbursement of the Loan executed by Borrower effective as of the date hereof.
“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through appropriate boards or committees of that Board after the Closing Date, and which are consistently applied for all periods, so as to properly reflect the financial position of a Person, except that any accounting principle or practice required or permitted to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of that Board) in order to continue as a generally accepted accounting principle or practice may be so changed only so long as such required or permitted change shall not have the effect of permitting Borrower’s or Operating Lessee’s compliance with any financial covenants or performance tests contained in this Loan Agreement when without such change, Borrower or Operating Lessee would not so comply.
“Government Lists” means (A) the OFAC SDN List, (B) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Agent shall have notified Borrower in writing is now included in “Government Lists” or (C) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Agent notified Borrower in writing is now included in “Government Lists.”
“Governmental Authority” means any federal, state, county, municipal, parish, provincial or other government, or any department, commission, board, court, agency, committee, or quasi-governmental unit whether of the United States of America or any other country, or any instrumentality of any of them, or any other political subdivision thereof with jurisdiction over the Premises, Borrower, Operating Lessee, any Borrower Party Partner or Guarantor.
“Gross Revenues” means, for any period, collectively but without duplication, all Operating Revenues for such period but excluding proceeds of the Loan, any loan, equity investment or capital contribution made by Borrower, Operating Lessee, any member, partner or shareholder of Borrower or Operating Lessee or any other Person to Borrower or Operating Lessee, Security Deposits until they are forfeited by the depositor, interest income, net payments to Borrower resulting from any Interest Rate Protection Agreement, insurance proceeds (except for business interruption or rent loss insurance proceeds), condemnation awards, income of Lessees (other than Operating Lessee) or concessionaires, and Rent received by Borrower from Operating Lessee under the Operating Lease. Other income of an extraordinary or non-recurring nature shall also be excluded from the computation of “Gross Revenues” for purposes of calculating “Cash Available for Debt Service,” but not for purposes of calculating “Net Cash Flow”. Gross Revenues shall be determined in accordance with the cash basis of accounting.
“Guarantor” means Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership.

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“ICR Cure Payment” has the meaning set forth in Section 2.14(b) hereof.
“Impositions” means and includes all taxes, assessments for public improvements or benefits and any payments in lieu thereof, whether or not commenced or completed prior to the date hereof or while any of the Obligations are outstanding, water rates and sewer rents, charges, license fees, permit fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, foreseen or unforeseen, ordinary and extraordinary, which now or at any time hereafter may be assessed, levied, confirmed, imposed or which may become a lien upon the Mortgaged Property, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, revenue, income, proceeds or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise or income or franchise taxes in lieu of taxes which are otherwise imposed upon property of the same type as the Mortgaged Property, together with any penalties or other charges with respect to the late payment or non-payment thereof.
“Improvements” has the meaning set forth in the Mortgage.
“Indebtedness” means:
(a)    all indebtedness for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise in connection with letter of credit facilities, acceptance facilities or other similar facilities);
(b)    all obligations evidenced by bonds, notes, debentures or other similar instruments;
(c)    all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
(d)    all capital lease obligations;
(e)    all obligations, contingent or otherwise, in connection with interest rate exchange agreements and similar instruments; and
(f)    all indebtedness of the nature referred to in clauses (a) through (e) above of another Person guaranteed directly or indirectly or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including accounts and contract rights) owned by the Person with respect to whom Indebtedness is being determined, even though such Person has not assumed or become liable for the payment of such Indebtedness.

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“Indemnified Party” has the meaning set forth in Section 9.1 hereof.
“Initial Maturity Date” means March 9, 2017, or such earlier date as the entire principal amount of the Loan shall become due and payable by acceleration or otherwise.
“Initial Term” means the period commencing on the Closing Date and ending on the Initial Maturity Date.
“Insurance Policies” means the insurance policies described on Schedule 5.11 hereto.
“Insurance Requirements” means and includes all provisions of any Insurance Policy, all requirements of the issuer of any such Insurance Policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Premises.
“Interest” means interest payable on the Loan at the Applicable Interest Rate or the Default Rate, as applicable.
“Interest Coverage Ratio” means, as of any Testing Determination Date, the ratio of (a) Cash Available for Debt Service for the twelve (12)-calendar month period ending with the most recent month for which Borrower is then required to have delivered monthly financial statements pursuant to Section 5.1(d) hereof, to (b) Assumed Interest Expense as of such Testing Determination Date.
“Interest Period” means the period commencing on each Payment Date and ending on the day immediately preceding the next succeeding Payment Date, with the first Interest Period commencing on the Closing Date.
“Interest Rate Protection Agreement” means an agreement with respect to an interest rate cap which conforms to the requirements set forth in Section 2.6(a) hereof or, with respect to any Extension Period, Section 2.6(b) hereof, and the effect of which is to protect Borrower from an increase in the rate of interest payable by Borrower on the Loan at the Applicable Interest Rate.
“Interest Rate Protection Agreement Consent” has the meaning set forth in Section 2.6(a) hereof.
“IRC” means the Internal Revenue Code of 1986, as amended.
“Land” has the meaning set forth in the recitals hereof.
“Lease” has the meaning set forth in the Mortgage, but shall exclude the Equipment Leases and the Operating Lease.
“Lease Letter of Credit” means any letter of credit provided to Borrower or Operating Lessee by any Lessee under, or guarantor of, any Lease as security or otherwise.

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“Legal Requirements” means, collectively, (a) all current and future laws, statutes, regulations, ordinances, codes, rules, rulings, orders, judgments, decrees, injunctions and other requirements of any Governmental Authority (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) in any way directly or indirectly applicable to Borrower or Operating Lessee or to the acquisition, construction, development, sale, use, occupancy, possession, operation, management, maintenance or ownership of the Premises, or any part thereof; and (b) all requirements of each Operating Permit.
“Lender” and “Lenders” have the meaning set forth in the first paragraph of this Loan Agreement.
“Lessee” means a lessee, sublessee, tenant, subtenant, licensee, concession holder or other Person having the right to use or occupy all or any portion of the Premises pursuant to a Lease or otherwise.
“LIBOR” means (a) the London Interbank Offered Rate for Dollar deposits in an amount comparable to the Loan Portion with respect to which the applicable LIBOR Rate is being determined as appearing on Reuters Screen LIBOR 01 Page (formerly known as Telerate display page 3750) (or such other page as may replace LIBOR 01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as the information vendor for the purpose of displaying ICE Benchmark Administration Interest Settlement Rates for Dollar deposits) at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date that is three (3) LIBOR Banking Days prior to the first day of the applicable LIBOR Rate Period and with respect to which LIBOR is being determined for a time period equal to, or if no equal time period is so appearing on Reuters Screen LIBOR 01 Page (formerly known as Telerate display page 3750) (or substitute thereof as aforesaid), the time period so appearing which is most approximately equal to such LIBOR Rate Period; or (b) if such method for determining “LIBOR” shall not be available, the rate per annum quoted by Agent’s principal London, England office at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date which is three (3) LIBOR Banking Days prior to the first day of the LIBOR Rate Period for the offering by Agent (or Agent’s London or other office, if applicable) to leading banks in the London interbank market of Dollar deposits having a term comparable to such LIBOR Rate Period and in an amount comparable to the principal amount of the Loan Portion with respect to which the applicable LIBOR Rate is being determined.
“LIBOR Banking Day” means any Business Day on which dealings in deposits in Dollars are transacted in the London interbank market and banks are also open for business in London, England.
“LIBOR Rate” means, with respect to any period during which an Applicable Interest Rate shall be a LIBOR Rate, an interest rate per annum equal to the sum of (a) the applicable LIBOR, plus (b) the LIBOR Rate Margin.

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“LIBOR Rate Margin” means a fluctuating amount that shall initially be two and one-quarter of one percent (2.25%) per annum and shall be adjusted thereafter based upon the Loan-to-Value Ratio based upon Appraisals or Appraisal Updates obtained by Agent in accordance with Section 5.5 hereof, as follows:
(a) if the Loan-to-Value Ratio is greater than sixty percent (60%), the LIBOR Rate Margin shall be two and one-half of one percent (2.50%) per annum, or
(b) if the Loan-to-Value Ratio is equal to or less than sixty percent (60%), the LIBOR Rate Margin shall be two and one-quarter of one percent (2.25%) per annum.
Any change in the LIBOR Rate Margin shall become effective as of the first Payment Date following the effective date of the applicable Appraisal or Appraisal Update.
“LIBOR Rate Period” means for any Loan Portion, each period for the computation of Interest on a Loan Portion at a LIBOR Rate. Subject to Section 2.3(d) hereof, each LIBOR Rate Period shall have a duration of one (1), three (3) or six (6) months (in each case, subject to general availability), as selected by Borrower in accordance with Section 2.3(b) hereof, or such other period as Borrower and Agent shall agree. Notwithstanding the foregoing, in the case of a LIBOR Rate Period which would otherwise end after the date which is the Maturity Date, such LIBOR Rate Period shall have a duration equal to the period commencing on the effective date of such LIBOR Rate Period and ending on and including the Maturity Date. Each LIBOR Rate Period shall commence,  with respect to any outstanding principal of the Loan, on any date selected by Borrower in accordance with Section 2.3 hereof; provided, however, that notwithstanding anything in this definition of LIBOR Rate Period to the contrary, (i) if any LIBOR Rate Period would otherwise end on a day which is not a LIBOR Banking Day, such LIBOR Rate Period shall be extended to the next succeeding LIBOR Banking Day, unless the result of such extension would be to carry such LIBOR Rate Period over into another calendar month, in which event such LIBOR Rate Period shall end on the immediately preceding LIBOR Banking Day and (ii) any LIBOR Rate Period that begins on the last LIBOR Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Rate Period) shall end on the last LIBOR Banking Day of the calendar month in which such LIBOR Rate Period would have ended if there were a numerically corresponding day in such calendar month.
“Lien” means any deed of trust, mortgage, pledge, assignment of leases and rents, security interest, encumbrance, lien or charge of any kind including any conditional sale or other title retention agreement, any lease in the nature thereof, or the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.
“Loan” has the meaning set forth in Section 2.1 hereof.
“Loan Agreement” has the meaning set forth in the first paragraph of this Loan Agreement.
“Loan Amount” has the meaning set forth in the recitals hereof.

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“Loan Documents” means, collectively, this Loan Agreement, the Note, the Mortgage, the Assignments of Leases and Rents, the Assignments of Agreements, each Assignment of Interest Rate Protection Agreement, the Environmental Indemnity, the Recourse Liability Agreement, the Loan Fee Letter, the Borrower’s Certificate, the UCC Financing Statements, the Property Manager Subordination Agreement and all other agreements, certificates or other documents now or hereafter evidencing or securing or executed in connection with the Loan.
“Loan Fee Letter” means that certain letter dated as of the Closing Date between Agent and Borrower pertaining to fees payable with respect to the Loan.
“Loan Portion” means any principal of the Loan with respect to which an Applicable Interest Rate has been established (and, in the case of any LIBOR Rate, whether or not such Applicable Interest Rate has become effective); provided, however, that the amount of any Loan Portion with respect to which a LIBOR Rate is established shall be at least equal to $1,000,000.
“Loan-to-Value Ratio” means the ratio of the outstanding principal amount of the Loan as of the date of determination to the Appraised Value of the Premises and based on the then-most current Appraisal or Appraisal Update, with such adjustments thereto as reasonably determined by Agent.
“Material Adverse Effect” means a material adverse effect on (a) the business, property or other assets, operations, prospects or condition (financial or otherwise), taken as a whole, of Borrower, Operating Lessee or Guarantor, (b) the ownership, value, income, revenues, construction or operation of or from the Premises or the Collateral, (c) the ability of Borrower, Operating Lessee or Guarantor to perform its obligations under the Loan Documents to which it is a party, (d) the Liens therein securing the Obligations or (e) the ability of Agent to enforce or collect any of the Obligations.
“Material Lease” means any Lease which, individually or in the aggregate with respect to the same Lessee and its Affiliates, is for 5,000 or more net rentable square feet of the Premises.
“Material Operating Agreement” means the Operating Agreements existing on the date hereof or entered into after the date hereof which (a) have non-cancelable terms of one (1) year or longer and are not terminable at any time without cause by Borrower or Operating Lessee without any material penalty or other fee and (b) require payments by Borrower, Operating Lessee or Property Manager in excess of $100,000 per calendar year.
“Material Taking” means a Taking (a) of any portion of the Premises unless the portion so taken constitutes less than ten percent (10%) of the Land, such land is located along the perimeter or periphery of the Land and no portion of the Improvements is located on such land, or (b) of such portion of the Premises which when so taken would, in Agent’s determination, leave remaining a balance of the Premises (and, if applicable, such other property) which, due to the amount and/or nature of the area so taken and/or the location of the area taken

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in relation to the area not so taken, (i) would not, under economic conditions, applicable zoning laws, building regulations and the requirements of this Loan Agreement, the Leases, the Permitted Encumbrances, the Premises Documents and the Property Management Agreement permit the Restoration of the Premises or (ii) would materially interfere with the marketing, operation, use, leasing or maintenance of the Premises in accordance with the standards set forth in Section 5.2(b) hereof.
“Maturity Date” means the Initial Maturity Date, as same may have been extended pursuant to Section 2.19 hereof, or such earlier date as the entire principal amount of the Loan shall become due and payable by acceleration or otherwise.
“Mortgage” means that certain Amended and Restated Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents dated as of the Closing Date made by Borrower for the benefit of Agent, and joined in by Operating Lessee.
“Mortgaged Property” has the meaning set forth in the Mortgage.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Borrower, Operating Lessee or any ERISA Affiliate has any obligation or liability, contingent or otherwise.
“Net Cash Flow” means, with respect to any period, the excess of (a) Cash Available for Debt Service for such period over (b) the amount of Debt Service for such period.
“Net Proceeds” means the amount of all insurance proceeds paid pursuant to any Insurance Policy as the result of a Casualty, after deduction of the costs and expenses (including fees of any insurance consultant or adjuster and reasonable attorneys’ fees and disbursements), if any, incurred in collecting the same.
“Net Restoration Award” means the amount of all awards and payments received on account of a Taking, after deduction of the costs and expenses (including reasonable attorneys’ fees and disbursements), if any, incurred in collecting the same.
“Non-Availability Notice” has the meaning set forth in Section 2.9(a) hereof.
“Note” means that certain Consolidated, Amended and Restated Promissory Note dated as of the Closing Date in an amount equal to the Loan Amount made by Borrower in favor of Agent, together with any replacements or substitutes for the foregoing.
“Obligations” means, collectively, all present and future indebtedness, obligations, duties and liabilities of either or both of Borrower and Operating Lessee to Agent and Lenders arising pursuant to this Loan Agreement and the other Loan Documents or evidenced by the Note, and all interest accruing thereon, together with reasonable attorneys’ fees and disbursements incurred in the drafting, negotiation, enforcement or collection hereof and of the other Loan Documents, regardless of whether such indebtedness, obligations, duties or liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

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“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.
“Operating Account” means, collectively, those certain accounts identified in Schedule 4.11 attached hereto as the “Operating Account” and any account(s) in substitution thereof or in addition thereto hereafter established in accordance with this Loan Agreement.
“Operating Agreement” means any agreement entered into by Borrower or Operating Lessee, other than the Leases, the Premises Documents, the Submerged Land Lease, the Franchise Agreement, if any, and the Property Management Agreement, which relates to the ownership, operation or maintenance of, or the use, licensing, financing or leasing of any personal property or equipment in connection with the operation and maintenance of the Premises.
“Operating Lease” has the meaning set forth in the recitals hereto.
“Operating Lessee” has the meaning set forth in the first paragraph of this Loan Agreement.
“Operating Permits” means, collectively, all authorizations, consents and approvals given by and licenses and permits issued by Governmental Authorities which are required for the ownership, use and occupancy of the Premises in accordance with this Loan Agreement, the Loan Documents, all Legal Requirements, the Permitted Encumbrances and the Property Management Agreement and for the performance and observance of all Legal Requirements and all agreements, provisions and conditions of Borrower and Operating Lessee contained herein and therein otherwise pertaining to the ownership, use and occupancy of the Premises.
“Operating Revenues” means all revenues, receipts, fees and proceeds of any kind actually received by Borrower and Operating Lessee (without duplication) or on behalf of Borrower and Operating Lessee (without duplication) from or related to the ownership, leasing, use and operation of, or otherwise derived from, the Premises, including all Rents, concession fees and charges, proceeds from rental or business interruption insurance, sums paid from users of parking spaces and other facilities or amenities located on the Premises, withdrawals from cash reserves and all other revenues and amounts arising from the leasing, use and operation of the Premises.
“Participant” has the meaning set forth in Section 7.2 hereof.
“Participant Register” has the meaning set forth in Section 7.6(b) hereof.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of

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2001, as the same may be amended from time to time, and corresponding provisions of future laws.
“Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (i) the criminal laws against terrorism, (ii) the criminal laws against money laundering, (iii) the Bank Secrecy Act, as amended, (iv) the Money Laundering Control Act of 1986, as amended, or the (v) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.
“Payment Date” means the first (1st) Business Day of each calendar month during the Term and the Maturity Date. “Payment Date” shall also include such earlier date, if any, on which the unpaid principal balance of the Loan is paid in full.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA, IRC Section 412 or Section 302 of ERISA, and in respect of which Borrower, Operating Lessee or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Permitted Encumbrances” means (a) the liens and security interests created by the Loan Documents, (b) liens and encumbrances constituting Permitted Transfers, (c) all liens, encumbrances and other matters listed in Schedule B of the Title Policy, (d) liens, if any, for taxes not yet due or delinquent, (e) the Property Management Agreement, any Franchise Agreement consented to by Agent in accordance with Section 5.2(e), the Operating Lease and the Submerged Land Lease in effect on the Closing Date, or otherwise in accordance with the Loan Documents, (f) rights of existing and future tenants, licensees and concessionaries pursuant to Leases in effect as of the date hereof or entered into after the date hereof in accordance with the Loan Documents, (g) the lien in respect of any financing or leasing of equipment and other personal property to the extent not prohibited under the Loan Documents, (h) covenants, restrictions, and easements (including, utility easements servicing the Premises granted in the ordinary course of business of operating the Premises) that do not have a Material Adverse Effect, (i) such other encumbrances hereafter in existence approved by Agent and (j) Liens of mechanics or materialmen or Impositions that are being contested in accordance with the terms of the Loan Documents.
“Permitted Equity Transfer” means, so long as, after giving effect to each of the following, there is no Change of Control;
(a)    a Transfer (including pledges), issuance, conversation or redemption of any interest in Ashford REIT, Ashford Prime OP General Partner LLC (or its successor by

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merger or consolidation), Ashford Prime OP Limited Partner LLC (or its successor by merger or consolidation) or Guarantor;
(b)    the merger or consolidation of Ashford REIT so long as, after giving effect to each of the foregoing, the surviving entity is Ashford REIT;
(c)    the merger or consolidation of Ashford OP General Partner LLC or Ashford OP Limited Partner LLC;
(d)    the merger or consolidation of Guarantor so long as, after giving effect to each of the foregoing, the surviving entity is Guarantor; and
(e)    the pledges to (i) Bank of America, N.A., as administrative agent (but not the exercise of remedies with respect to such pledge or the foreclosure thereon), in connection with the corporate line of credit to Guarantor existing as of the Closing Date (as such corporate line of credit may be amended), or (ii) such other institutional lender(s) providing a replacement of the corporate line of credit to Guarantor referred to in clause (i) above (but not the exercise of remedies with respect to such pledge or the foreclosure thereon), provided that (A) such replacement line of credit is secured directly or indirectly by all or substantially all of the portfolio of Guarantor and (B) the value of the equity in the Premises which is indirectly pledged as collateral under such line of credit constitutes no more than twenty percent (20%) of the total value of all assets directly or indirectly securing such line of credit at the time of such pledge.
“Permitted Indebtedness” means any Indebtedness of Borrower and/or Operating Lessee under (a) the Loan Documents, (b) with respect to Borrower only, any Interest Rate Protection Agreement, (c) unsecured trade payables incurred by Borrower or Operating Lessee in the ordinary course of operating the Premises which (i) do not exceed, at any time, in the aggregate (inclusive of payables of Borrower and Operating Lessee) $2,000,000, and (ii) are paid within thirty (30) days of the date incurred, and (d) Equipment Leases entered into in the ordinary course of operating the Premises which do not exceed, at any time, in the aggregate per annum (inclusive of lease payments of Borrower and Operating Lessee) $2,000,000.
“Permitted Personal Property Transaction” means (I) any sale, assignment, trade, transfer, exchange or other disposition of any item of Personal Property in the ordinary course of business and in compliance with the operating standards set forth in Section 5.2(b) hereof which (a) has become obsolete or worn beyond practical use or inadequate, unfit or unadapted for use in the operation of the Premises or the removal and/or replacement of which would result in a cost savings, and (b) has been replaced by a substitute having a value or utility equal to or greater than the replaced item when new, which replacement item is owned or leased by Borrower or Operating Lessee and such ownership or leasehold interest is subject to a first, perfected security interest in favor of Agent for the benefit of Lenders, and (II) Equipment Leases entered into in the ordinary course of operating the Premises which do not exceed, at any time, in the aggregate per annum (inclusive of lease payments of Borrower and Operating Lessee) $2,000,000.
“Permitted Transfer” means (a) Permitted Personal Property Transaction, (b) Permitted Encumbrances, and (c) Permitted Equity Transfers.

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“Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of any kind.
“Personal Property” has the meaning set forth in the Mortgage.
“Premises” has the meaning set forth in the Mortgage.
“Premises Documents” has the meaning set forth in the Mortgage.
“Pro Rata Share” means with respect to all matters relating to any Lender, the percentage obtained by dividing (a) the Commitment of such Lender by (b) the aggregate Commitment of all Lenders, in each case as of the date of determination.
“Property Management Agreement” means that certain Ashford Prime Hotel Master Management Agreement between Property Manager and Ashford Prime TRS Corporation, dated as of November 19, 2013, as joined in by Operating Lessee pursuant to an Addendum to Hotel Master Management Agreement, dated as of the Closing Date, together with such modifications as shall be consented to by Agent in accordance with this Loan Agreement.
“Property Manager” means Remington Lodging & Hospitality, LLC and any replacement property manager of the Premises approved by Agent in writing.
“Property Manager Subordination Agreement” means that certain Manager Subordination and Consent Agreement dated as of the Closing Date by and between Agent and Property Manager, and joined by Operating Lessee.
“Public Company” means a company whose common stock is listed on the New York Stock Exchange, Inc. or other national public exchange in the United States and is subject to the oversight of and regulation by the United States Securities and Exchange Commission.
“Purchase Date” has the meaning set forth in Section 8.14(c) hereof.
“Purchase Price” has the meaning set forth in Section 8.15 hereof.
“Qualified Counterparty” means a financial institution (other than a Lender) whose senior long term debt is rated A or better by Standard & Poor’s Ratings Group, A2 or better by Moody’s Investors Service, Inc., or equivalent rating by Fitch Inc. or other nationally recognized rating agency, and which is otherwise confirmed in writing by Agent as being reasonably acceptable to Agent.
“Recourse Liability Agreement” means that certain Recourse Liability Agreement dated the date hereof made by Borrower, Operating Lessee and Guarantor for the benefit of Agent.
“Recourse Liability Events” means, collectively, any or all of the following:

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(a)    fraud or intentional misrepresentation on the part of Borrower, Operating Lessee, Guarantor, or any Borrower Party Partner in connection with the execution, delivery and/or performance of the Loan Documents or any certificate, report, financial statement or other instrument or document furnished to Agent or any Lender at the time of the closing of the Loan or during the term of the Loan;
(b)    gross negligence or willful misconduct on the part of Borrower, Operating Lessee, Guarantor, any Borrower Party Partner or any Affiliate of any thereof;
(c)    any application or appropriation, in contravention of any provision of this Loan Agreement or any other Loan Document, of Rents, Security Deposits, insurance proceeds, condemnation awards, sums payable pursuant to any Interest Rate Protection Agreement, proceeds of all or any portion of the Collateral or any sum held in any Account;
(d)    any distribution or payments in violation of Section 5.24 hereof;
(e)    the withdrawal or other removal of any sums held in any Account in violation of this Loan Agreement or any other Loan Document;
(f)    any transfer or encumbrance of the Collateral or any interest therein or any interest in Borrower or Operating Lessee in violation of this Loan Agreement or any other Loan Document (excluding (i) any transfer by foreclosure, deed-in-lieu, or otherwise in connection with Lenders’ exercise of remedies), (ii) a transfer to a Governmental Authority as a result of a Taking, and (iii) the foreclosure of any pledge to the extent that such foreclosure is otherwise a Permitted Transfer);
(g)    the incurrence of Indebtedness, other than Permitted Indebtedness, by Borrower, Operating Lessee or a Borrower Party Partner (provided that, any existence of Indebtedness which was Permitted Indebtedness when incurred but became non Permitted Indebtedness due to the inability of Borrower to repay such Indebtedness as it became due caused by the failure of the Premises to generate sufficient net operating income shall not constitute a Recourse Liability Event);
(h)    the incurrence of any liability by Borrower, Operating Lessee or Borrower Party Partner pursuant to ERISA caused by any act or omission of Borrower, Operating Lessee, or either’s Affiliate;
(i)    the attachment of any Lien to the Collateral, other than Permitted Encumbrances;
(j)    the occurrence of any material physical waste of or to the Collateral or any portion thereof by Borrower, Operating Lessee, Guarantor, Manager or an Affiliate of any of the foregoing or any Person acting on behalf of Borrower, Operating Lessee, Guarantor, Manager or such Affiliate (provided that the occurrence of waste shall not constitute a Recourse Liability Event to the extent such waste occurs due to (i) insufficient revenues at the Property, (ii) the occurrence of a Casualty or Taking and/or the failure to complete the Restoration of the Property thereafter, or

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(iii) the failure of any owner of Borrower or Operating Lessee to make additional capital contributions or other advances to Borrower or Operating Lessee);
(k)    all third party costs and expenses of any nature (including attorneys’ fees and disbursements and expenses of third-party professionals or receivers) paid or incurred by Agent or Lenders in connection with or arising out of the enforcement of the Loan or any of the Loan Documents to the extent such enforcement results from, is based upon or relates to the occurrence of any Recourse Liability Event; and
(l)    the imposition of all transfer taxes and/or fees by a Governmental Authority as a result of the Transfer of any Collateral or any portion thereof, including pursuant to a foreclosure, deed in lieu of a foreclosure or otherwise which results from, is based upon or relates to (i) the occurrence of any Recourse Liability Event, or (ii) any bankruptcy or insolvency proceeding filed by or against Borrower, Operating Lessee, any Borrower Party Partner or Guarantor.
“Register” has the meaning set forth in Section 7.6(a) hereof.
“Release Conditions” has the meaning set forth in Section 5.12(d) hereof.
“Rents” has the meaning set forth in the Mortgage.
“Requisite Lenders” means, at any time, non-Defaulting Lenders having Commitments representing at least sixty-six and two-thirds percent (66 2/3%) of the total Commitments of all non-Defaulting Lenders at such time.
“Restoration” means in case of a Casualty or a Taking, the restoration, replacement or rebuilding of the portion of the Premises affected by the Casualty or Taking such that when such restoration, replacement or rebuilding is completed, the Premises shall have been restored, in the case of any Casualty, substantially to the same character and condition as prior to such Casualty, and in the case of any Taking, to an integral unit as substantially similar as possible, taking into account the extent of the Taking, to the character and condition of the Premises prior to such Taking, in each case in accordance with this Loan Agreement, all Legal Requirements, the Leases, the Premises Documents, the Permitted Encumbrances and the Property Management Agreement and to the extent any alterations or additions were made in compliance with this Loan Agreement, with any such alterations or additions. In any case, Restoration shall (i) provide substantially the same amount and type of, and rights with respect to, utilities and parking spaces applicable to the Premises as existed prior to such Casualty or Taking, (ii) provide sufficient (in Agent’s reasonable determination) access across and over the Premises to the public roads and highways and (iii) be such that the Loan-to-Value Ratio of the Premises, as determined by an Appraisal or Appraisal Update, as applicable, when so restored, together with the amount of any Net Proceeds or Net Restoration Award received by Agent and applied in repayment of the principal amount of the Loan, shall be equal to or less than sixty-five percent (65%).
“Second Extension Period” has the meaning set forth in Section 2.19(a) hereof.

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“Second Extended Maturity Date” has the meaning set forth in Section 2.19(a) hereof.
“Security Deposit” means any cash security or other deposit given by or on behalf of a Lessee to the landlord under a Lease.
“Security Documents” means, collectively, this Loan Agreement, the Mortgage, the Assignments of Agreements, the Assignments of Leases and Rents, the UCC Financing Statements and any other Loan Document entered into to secure the Obligations.
“Significant Alteration” means with respect to any fiscal year of Borrower and Operating Lessee, any alteration, building or improvement in, to or otherwise with respect to the Premises which costs or will cost in excess of $2,000,000 or, when aggregated with all other alterations, buildings and improvements made by or on behalf of Borrower or Operating Lessee at the Premises during any fiscal year, costs or will cost in excess of $4,000,000.
“Special Purpose Bankruptcy Remote Entity” has the meaning set forth on Exhibit E attached hereto.
“Submerged Land Lease” has the meaning as set forth in the Mortgage.
“Survey” means that certain survey dated March 5, 2015 prepared by Island Surveying Inc..
“Taking” (and its correlative meanings) means any temporary or permanent taking by any Governmental Authority of the Premises or any portion thereof through eminent domain, condemnation or other proceedings or by any settlement or compromise of such proceedings, or any voluntary conveyance of such property or any portion thereof during the pendency of any such proceedings.
“Taxes” has the meaning set forth in Section 2.8 hereof.
“Term” means the period commencing on the Closing Date and ending on the Maturity Date.
“Testing Determination Date” means the last day of each Calendar Quarter and, for purposes of Section 2.19(b)(iv), 2.19(c)(iv) and 2.19(d)(iv) hereof only, the last day of the second (2nd) calendar month immediately preceding the Initial Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, respectively, referred to in said Sections.
“Third Extension Period” has the meaning set forth in Section 2.19(a) hereof.
“Title Company” means Chicago Title Insurance Company.
“Title Policy” means the mortgagee title insurance policy in favor of Agent issued on the Closing Date, including all endorsements thereto.

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“Transfer” means (a) the conveyance, transfer, assignment, pledge, mortgage, encumbrance, hypothecation or sale, by operation of law or otherwise, of (i) the Collateral, or any part thereof or interest therein, or (ii) a direct or indirect equity or beneficial interest in Borrower or Operating Lessee or in any Person having a direct or indirect equity or beneficial interest in Borrower or Operating Lessee respectively, (b) the leasing of all or substantially all of the Premises other than pursuant to the Operating Lease, or (c) any change in the composition of Borrower or Operating Lessee or form of business association or any modification of the operating agreement or any of the other organizational documents of Borrower, Operating Lessee or any member, partner or shareholder of Borrower or Operating Lessee which would result in a change in the ownership or control (as defined in the definition of “Affiliate” in this Section 1.1) of Borrower, Operating Lessee or any member, partner or shareholder of Borrower or Operating Lessee, as the case may be, or the rights of any member, partner or shareholder of either Borrower, Operating Lessee or Guarantor with respect thereto.
“UCC Financing Statements” means such UCC financing statements as Agent shall deem necessary or desirable to perfect Agent’s security interest in the Collateral (or any portion thereof).
“Uniform System of Accounts” means the accounting standards printed in the then most recently revised edition of A Uniform System of Accounts for Hotels, as adopted by the Hotel Association of New York City, Inc. and the American Hotel and Motel Association; except that any accounting principle or practice required or permitted to be changed by the Hotel Association of New York City, Inc. and the American Hotel and Motel Association (or other appropriate board or committee of both Associations) in order to continue as an accounting standard or practice permitted pursuant to clause (b) of the definition of Applicable Accounting Standards herein may be so changed, so long as (a) such required or permitted change shall not have the effect of permitting Borrower’s compliance with any financial covenants or performance tests contained in this Loan Agreement when without such change, Borrower would not so comply and (b) such required permitted change shall not require the modification of any provision of any Loan Document in order to effectuate the intent of such provision as originally contemplated, unless Agent and Borrower shall agree to such modification.
“Withdrawal Liability” means at any time the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.
“Zoning Report” means that certain Zoning and Site Requirements Summary with a last revision date of March 5, 2015 prepared by The Planning & Zoning Resource Corporation for Borrower and Agent.
SECTION 1.2.       Other Definitional Provisions.
(a)    All terms defined in this Loan Agreement shall have the above-defined meanings when used in the Note or any of the other Loan Documents, or in any other certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

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(b)    Whenever appropriate herein or required by the context or circumstances, the masculine shall be construed as the feminine and/or the neuter, the singular as the plural, and vice versa.
(c)    The words “hereof”, “herein”, “hereunder” and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.
(d)    The words “include” and “including” wherever used in this Loan Agreement or any other Loan Document shall be deemed to be followed by the words “without limitation”.
(e)    Any reference to any Loan Document or any other document, instrument or agreement in this Loan Agreement or in any other Loan Document shall be deemed to mean such Loan Document or other document, instrument or agreement, as applicable, as it may from time to time be amended, supplemented, restated, consolidated, severed, split, extended, substituted for, partially released, replaced, increased, waived, cross-collateralized, renewed or otherwise modified in accordance with the terms of the Loan Documents.
ARTICLE II

THE LOAN
SECTION 2.1.       The Loan; Use of Funds. Subject to the conditions and upon the terms herein provided, each Lender severally agrees to lend to Borrower and Borrower agrees to borrow from each Lender, on the Closing Date, an amount equal to such Lender’s Commitment, which Commitments in the aggregate shall equal the Loan Amount (the “Loan”). The Loan shall be made by Lenders ratably in proportion to their respective Commitments. The Loan shall be evidenced by the Note. Interest and Additional Interest, if any, shall be payable in accordance with the Note and this Loan Agreement. The Loan shall be repaid with Interest, Additional Interest, costs, fees and charges as more particularly set forth in this Loan Agreement, the Note, the Mortgage and the other Loan Documents. Principal amounts of the Loan which are repaid for any reason may not be reborrowed. Borrower shall use the proceeds of the Loan to refinance the existing indebtedness with respect to the Premises, to pay the costs incurred by Borrower and its Affiliates to close the Loan, and for Borrower’s other corporate purposes; provided, however, that in any case, Borrower shall not use any of the Loan proceeds in any manner or for any purpose that violates Legal Requirements or which could result in the Loan being in violation of, or in any penalty or liability of Agent or any Lender under, the Patriot Act or similar Legal Requirements. On the Closing Date, Lenders shall advance the Loan to Borrower severally in accordance with their respective Commitments, to be disbursed in accordance with the Funding Direction Letter.
SECTION 2.2.       Interest.
(a)    Interest at the Applicable Interest Rate. Until paid in full, and subject to Sections 2.5(c) and 2.9 hereof, each Loan Portion shall bear interest at an interest rate (an

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“Applicable Interest Rate”) which shall be a LIBOR Rate or the Base Rate as provided in this Loan Agreement.
(b)    Interest Payments. Borrower shall pay Interest as provided in this Loan Agreement on each Loan Portion on each Payment Date, in arrears, for the Interest Period then ending. Borrower shall pay Additional Interest as and when provided herein.
(c)    Calculation of Interest.
(i)    Interest accruing at the Applicable Interest Rate shall be calculated on the basis of the actual number of days elapsed and a year of 360 days.
(ii)    Any change in the Base Rate shall be automatically effective as of the day on which such change in rate occurs.
(iii)    Each determination of an interest rate by Agent pursuant to any provision of this Loan Agreement shall be conclusive and binding on Borrower in the absence of manifest error.
SECTION 2.3.       Determination of Applicable Interest Rate.
(a)    Applicable Interest Rate.
(i)    The Applicable Interest Rate for the Loan shall be 2.56% per annum commencing on the Closing Date to but excluding April 1, 2015. From and after April 1, 2015, the Applicable Interest Rate for the Loan shall be determined as set forth in this Section 2.3, it being acknowledged that Borrower has elected a LIBOR Rate having a one (1)-month LIBOR Rate Period to apply commencing on April 1, 2015.
(ii)    The Applicable Interest Rate (and any related LIBOR Rate Period) from time to time applicable to any proceeds of the Loan upon and after the expiration of any LIBOR Rate Period shall be determined in the manner set forth in Section 2.3(b) and (c) hereof.
(iii)    After a conversion election, each Loan Portion shall bear interest during each applicable Interest Period at the Applicable Interest Rate as shall have been designated pursuant to Section 2.3(b) hereof, or as otherwise provided in Section 2.3(c) hereof. In connection with the selection or conversion of the Applicable Interest Rate pursuant to Section 2.3(b) hereof, Borrower shall specify the principal amount of the Loan Portion for which such selection or conversion is being made.
(iv)    At any particular time, the sum of all Loan Portions shall equal the outstanding principal amount of the Loan.
(b)    LIBOR Rate Conversion Options. Subject to Sections 2.5(c) and 2.3(d) hereof, Borrower may elect to convert the Applicable Interest Rate with respect to any portion of the Loan which bears interest at a LIBOR Rate, from such LIBOR Rate to another LIBOR Rate effective upon the expiration of the then current LIBOR Rate Period; provided, however, that

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(x) there shall not have occurred and be continuing any Default or Event of Default, (y) the circumstances referred to in Section 2.9 hereof shall not have occurred and be continuing, and (z) after giving effect to such conversion, the number of LIBOR Rates in effect shall not exceed, in the aggregate, three (3). If Borrower wishes to convert the Applicable Interest Rate on any Loan Portion as permitted by the preceding sentence, an Authorized Borrower Representative shall give notice thereof (which shall be irrevocable) to Agent to the attention of an Authorized Agent Representative prior to 11:00 a.m. (New York City time) on the day that is not less than three (3) LIBOR Banking Days prior to the proposed conversion date specifying (A) the principal amount of the Loan with respect to which such conversion shall occur, (B) the proposed conversion date, which shall be determined in accordance with the preceding sentence, and (C) the applicable LIBOR Rate Period.
(c)    Reversion to Base Rate or One-Month LIBOR Rate. If an Authorized Borrower Representative fails timely to notify Authorized Agent Representative in accordance with Section 2.3(b) hereof of Borrower’s election of a LIBOR Rate for any Loan Portion with an expiring LIBOR Rate Period or fails to provide all of the information required by Section 2.3(b) hereof, the Applicable Interest Rate on such Loan Portion shall automatically upon the expiration of such LIBOR Rate Period convert to (i) a LIBOR Rate having a LIBOR Rate Period of one (1) month or, if such one-month LIBOR Rate Period would end after the Maturity Date, a LIBOR Rate Period having a duration equal to the period commencing upon the expiration of such expiring LIBOR Rate Period and ending on and including the Maturity Date, subject to the proviso in the definition of “LIBOR Rate Period” herein, or (ii) if any of the circumstances referred to in Section 2.9 hereof shall have occurred and be continuing, or a Default or an Event of Default shall have occurred and be continuing, a Base Rate.
(d)    Interest Rate Corresponding to Interest Rate Protection Agreements. Notwithstanding anything to the contrary set forth in this Section 2.3, at all times that Borrower is required to cause one or more Interest Rate Protection Agreements to be in effect as required pursuant to Section 2.6(a) hereof, Borrower shall cause a portion of the Loan corresponding to the notional amount with respect to which any such Interest Rate Protection Agreements were established to have an Applicable Interest Rate which is a LIBOR Rate having a LIBOR Rate Period of one (1) month.
SECTION 2.4.       Principal Payments.
(a)    Principal Payment at Maturity. Borrower shall pay the unpaid principal balance of the Loan in a single installment on the Maturity Date, together with all accrued Interest and all other sums due under the Loan Documents.
(b)    Amortization Payments. On each Amortization Payment Date, Borrower shall pay to Agent, in addition to Interest then due, the Amortization Payment Amount (if any) applicable to such Amortization Payment Date.
(c)    Intentionally Omitted.

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(d)    Optional Prepayments. Borrower may, upon at least five (5) Business Days’ prior written notice to Agent (provided that Borrower may revoke or modify the prepayment set forth in such notice if necessary due to unanticipated delays so long as Borrower pays to Agent on the date such prepayment is scheduled to be made all Additional Interest and other amounts due and payable under any Loan Document as a result of such prepayment not being made on the date set forth in such notice and Borrower shall have advised Agent of the delay on or before the date set forth in such notice), prepay the Loan, in whole or in part (in amounts equal to at least $1,000,000), in accordance with this Section 2.4(d); provided, however, that if such prepayment is made prior to September 9, 2016, as a condition to such prepayment, Borrower shall, concurrently with such prepayment, pay to Agent for the pro rata benefit of the Lenders a prepayment fee equal to one and one-quarter of one percent (1.25%) of the amount of such prepayment. Any such prepayment notice shall be irrevocable and shall specify the date and amount of the prepayment and the Applicable Interest Rate for each Loan Portion (or any portion thereof) being prepaid. Concurrently with, and as a condition to, any such prepayment, Borrower shall pay to Agent all sums required to be paid pursuant to, and shall otherwise comply with, Section 2.4(g) hereof.
(e)    Other Sums. Borrower shall pay to Agent all other sums owed to Agent and/or Lenders pursuant to the Loan Documents when such sums are due and payable as provided in the applicable Loan Document, or if not provided therein, within five (5) days after the due date thereof or if demand is expressly required, within five (5) days after written demand by Agent. To the extent any other such sums are determined on a per diem or similar basis, such sums shall be calculated on the basis of a 360-day year and the actual number of days elapsed.
(f)    Mandatory Prepayment. Borrower shall be required to prepay the Loan at any time and from time to time upon the occurrence of any of the circumstances requiring prepayment described in this Loan Agreement or the Mortgage by paying the principal amount so required to be prepaid. Concurrently with any such prepayment, Borrower shall pay to Agent all sums required to be paid pursuant to, and shall otherwise comply with, Section 2.4(g) hereof (except the prepayment fee set forth in Section 2.4(d) hereof shall not be payable).
(g)    Payment of Other Sums. Concurrently with any repayments or prepayment of principal pursuant to this Section 2.4 (other than as to clause (x) below, prepayments pursuant to Section 2.4(b) hereof and under Section 5.14 hereof), Borrower shall, as a further condition of such prepayment (x) pay all accrued and unpaid Interest to and including the date of such prepayment on the amount being prepaid, (y) pay all Additional Interest and any other amounts due and payable under any Loan Document as a result of such repayment or prepayment, and (z) if such repayment or prepayment repays the entire outstanding amount of the Loan, pay all reasonable out-of-pocket expenses incurred by Agent in connection with such repayment or prepayment of the Loan plus all other out-of-pocket, expenses, Interest, Additional Interest and other amounts due and payable under any Loan Document.

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SECTION 2.5.       Payment; Default Rate; Application of Certain Monies; Priority of Payments; Set-offs.
(a)    Manner of Payment. All sums payable by Borrower to or for the account of Agent or any Lenders under this Loan Agreement or any other Loan Document shall be made in Dollars and in immediately available funds not later than 11:00 a.m. (New York City time) on the date when such payment is due and shall be payable by wire transfer in accordance with the wiring instructions attached hereto as Exhibit F or such other wiring instruction as Agent may provide to Borrower from time to time. Funds received by Agent after 11:00 a.m. (New York City time) shall be treated for all purposes as having been received by Agent on the immediately succeeding Business Day, and Borrower shall be responsible for any costs of Agent and Lenders resulting therefrom, including any Additional Interest or overdraft charges.
(b)    Payment on a Non-Business Day. Whenever any payment to be made under the Loan Documents shall be stated to be due, or if the Maturity Date would otherwise occur, on a day which is not a Business Day, such payment shall be made, and the Maturity Date shall occur, as applicable, on the immediately succeeding Business Day. Any such extension of time shall be included in the computation of payment of Interest (including interest at the Default Rate), fees, and Additional Interest.
(c)    Default Rate.
(i)    Notwithstanding anything to the contrary contained herein or in another Loan Document, if an Event of Default shall have occurred and be continuing, each Loan Portion shall bear Interest from and including the date of the occurrence of such Event of Default (after as well as before judgment) at a fluctuating rate of interest per annum equal to the Default Rate with respect to each Loan Portion, which interest at the Default Rate shall be payable upon demand of Agent. Interest accruing at the Default Rate shall be calculated on the basis of the actual number of days elapsed and a year of 360 days.
(ii)    If Borrower shall fail to make a payment on the due date therefor (i.e., the scheduled due date or within the required number of days following written demand therefor to the extent provided under the Loan Documents) of any sum under the Loan Documents (whether principal (other than principal which is accruing interest at the Default Rate pursuant to Section 2.5(c)(i) above), Interest, Additional Interest or other amounts), such sum shall bear Interest from and including the date such payment is due to but excluding the date such payment is made (after as well as before judgment) at a fluctuating rate of interest per annum equal to the Default Rate with respect to such sum.
(iii)    Agent’s failure to collect interest at the Default Rate at any time shall not constitute a waiver of Agent’s right thereafter, at any time and from time to time (including upon acceleration of the Maturity Date or upon payment in full of the Loan), to collect such previously uncollected interest at the Default Rate or to collect subsequently accruing interest at the Default Rate.

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(d)    Late Payment Fee. Borrower shall pay to Agent for the account of the Lenders a late payment premium in the amount of five percent (5%) of any principal payment (other than the principal payment due on the Maturity Date), Interest, Additional Interest, fee or other amount payable under any Note, this Loan Agreement or the other Loan Documents made more than five (5) days after the due date thereof, which late payment premium shall be due with any such late payment. The acceptance of a late payment premium shall not constitute a waiver of any Default or Event of Default then existing or thereafter arising. Agent’s failure to collect a late payment premium at any time shall not constitute a waiver of Agent’s right thereafter, at any time and from time to time (including upon acceleration of the Maturity Date or upon payment in full of the Loan), to collect such previously uncollected late payment premiums or to collect subsequently accruing late payment premiums.
(e)    Priority of Payments. All payments received with respect to the Loan shall be applied on account of sums due and owing pursuant to the Note, this Loan Agreement, the Mortgage or the other Loan Documents in the following order of priority:
first, to the payment of all amounts due and then owing pursuant to the Note, the Loan Agreement and the other Loan Documents which do not constitute either principal or Interest;
second, to the payment of Interest due and then owing; and
third, to the unpaid principal balance of the Loan (and such payments applied to principal shall be applied first to the portion of the principal balance of the Loan, if any, not subject to an Interest Rate Protection Agreement, and then to the remaining portion of the principal balance of the Loan subject to an Interest Rate Protection Agreement).
provided, however, in the event that an Event of Default shall have occurred and shall then be continuing, or such payments are insufficient to pay all amounts then due and owing pursuant to the Loan Documents, all such payments, including sums received in connection with the exercise of any remedies pursuant to the Loan Documents, shall be applied in such order and manner as Agent shall elect; and provided, further, that, Agent may apply payments first to satisfy the portion of the Obligations, if any, for which Borrower, Operating Lessee, Guarantor or any other Person has no personal, partnership, company or corporate liability, and then to the remaining Obligations.
(f)    No Set-offs. All sums payable by Borrower under the Note, this Loan Agreement and the other Loan Documents shall be paid in full and without set-offs, counterclaims, deductions or withholdings of any kind.
SECTION 2.6.       Interest Rate Protection Agreement.
(a)    Interest Rate Protection Agreement. On or before the Closing Date, Borrower shall enter into and satisfy all conditions precedent to the effectiveness of an Interest Rate Protection Agreement that shall satisfy all of the following conditions and shall thereafter

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maintain such Interest Rate Protection Agreement in full force and effect during the Term (or then-remaining Term, as applicable):
(i)    The Interest Rate Protection Agreement shall be an interest rate, cap, acceptable to Agent, the effect of which is to protect Borrower against upward fluctuations of the LIBOR Rate (as distinguished from LIBOR) applicable to a LIBOR Rate Period of one (1) month in excess of seven percent (7.00%) per annum during the Initial Term and in a notional amount equal to at least eighty percent (80%) of the Loan Amount;
(ii)    The Interest Rate Protection Agreement shall be entered into between Borrower and, at Borrower’s option, (A) Agent or an Affiliate of Agent if Agent or such Affiliate and Borrower shall elect to enter into an Interest Rate Protection Agreement, (B) CA-CIB or an Affiliate of CA-CIB if CA-CIB or such Affiliate and Borrower shall elect to enter into an Interest Rate Protection Agreement or (C) a Qualified Counterparty;
(iii)    In the case of an Interest Rate Protection Agreement which is an interest rate cap agreement, all sums payable by Borrower on account of the purchase price for the Interest Rate Protection Agreement during the term of the Interest Rate Protection Agreement shall have been paid in full on or prior to the effective date thereof;
(iv)    Borrower’s interest in such Interest Rate Protection Agreement, including all rights of Borrower to payment thereunder and any residual value thereof, shall have been collaterally assigned to Agent pursuant to an Assignment of Interest Rate Protection Agreement;
(v)    The financial institution which is party to such Interest Rate Protection Agreement shall have executed and delivered to Agent promptly after Closing or the extended Maturity Date, as applicable, a consent to the collateral assignment of Borrower’s interest in such Interest Rate Protection Agreement referred to in clause (iv) above pursuant to a consent in the form attached to the Assignment of Interest Rate Protection Agreement (the “Interest Rate Protection Agreement Consent”) in the form attached hereto as Exhibit G; and
(vi)    Such Interest Rate Protection Agreement shall otherwise be satisfactory to Agent in form and content.
(b)    Extension Periods. If Borrower elects to extend the Maturity Date pursuant to Section 2.19 hereof for any Extension Period, then as a condition to each such extension, Borrower shall enter into and satisfy all conditions precedent to the effectiveness of an Interest Rate Protection Agreement that shall satisfy the following condition and also the conditions set forth in clauses (ii) through (vi) of Section 2.6(a) hereof and shall thereafter maintain such Interest Rate Protection Agreement in full force and effect during the then-remaining Term: The Interest Rate Protection Agreement shall be an interest rate cap, acceptable to Agent, the effect of which is to protect Borrower against upward fluctuations of the LIBOR Rate (as distinguished from LIBOR) during such Extension Period applicable to a LIBOR Rate Period of one (1) month in excess of the greater of (y) seven percent (7.00%) per annum and (z) such percentage rate per annum as would cause the Debt Service Coverage Ratio as of the last

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day of the calendar month immediately preceding the first (1st) day of such Extension Period to be equal to 1.25:1.00, and in a notional amount equal to at least eighty percent (80%) of the outstanding principal balance of the Loan as of the first day of such Extension Period.
(c)    Failure to Provide Interest Rate Protection. In the event that Borrower breaches its obligation to enter into and maintain an Interest Rate Protection Agreement in full force and effect as set forth in Sections 2.6(a) or (b) hereof, in addition to Agent’s rights and remedies hereunder or under the other Loan Documents, Agent may, but shall have no obligation to, at Borrower’s sole cost and expense and on Borrower’s behalf, enter into an Interest Rate Protection Agreement as may be required pursuant to Sections 2.6(a) and (b) hereof. Agent is hereby irrevocably appointed the true and lawful attorney of Borrower (coupled with an interest), in its name and stead, to execute such an Interest Rate Protection Agreement and all necessary documents ancillary thereto, and for that purpose Agent may execute all necessary agreements and instruments, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. All sums paid and liabilities incurred by Agent pursuant to this Section 2.6 shall be paid by Borrower (and not from the proceeds of the Loan) within five (5) days after Agent’s demand with interest at the Default Rate to the date of payment to Agent and such sums and liabilities, including such interest, shall be deemed and shall constitute advances under this Loan Agreement and be evidenced by the Note and be secured by the Security Documents.
(d)    Obligation of Borrower Unaffected by Interest Rate Protection Agreement. No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay Interest or Additional Interest on the Loan, as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.
(e)    Termination, etc. of Interest Rate Protection Agreement. Borrower shall not terminate, modify, cancel or surrender, or permit the termination, modification, cancellation or surrender of, any Interest Rate Protection Agreement without the prior consent of Agent. Within five (5) days after Borrower obtains actual knowledge of or receipt of written notice (which may be given by Agent or a Lender) of a default by the financial institution that is a party to any Interest Rate Protection Agreement, Borrower shall substitute for such defaulted Interest Rate Protection Agreement another Interest Rate Protection Agreement (to which the Person that defaulted under the defaulted Interest Rate Protection Agreement is not a party) so that, after giving effect to such substitution, Borrower is in compliance with the requirements of Sections 2.6(a) and (b) hereof. Notwithstanding the foregoing, (i) Borrower may terminate any Interest Rate Protection Agreement if it is required to enter into a new one pursuant to the immediately preceding sentence and provided that Borrower shall have entered into such new agreement upon or before terminating the existing one, and (ii) Agent’s consent to the modification of any Interest Rate Protection Agreement shall not be unreasonably withheld, conditioned or delayed so long as, giving effect to such modification, such Interest Rate Protection Agreement continues to comply with the requirements of Section 2.6(a) and (b) hereof, the payment dates and interest period (and manner of determining same) are not changed, the agreement is not cross-defaulted, no additional termination events with respect to Borrower

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or automatic early termination events are added and there are no other materially adverse amendments.
(f)    Receipts from Interest Rate Protection Agreements. All payments due to Borrower pursuant to any Interest Rate Protection Agreement, including upon any termination thereof, shall be payable to and held by Agent; provided, however, that all periodic “net payments” due to Borrower so received by Agent in connection with a payment made by a counterparty to an Interest Rate Protection Agreement shall be applied by Agent on account of Interest then due and payable on the Loan. If an Event of Default occurs, Agent may, in its sole discretion, for so long as such Event of Default is continuing and in addition to any other rights and remedies hereunder, apply the amounts so held by Agent to the Loan or other amounts due under the Loan Documents at Agent’s election. Until such time as all Obligations have been paid in full, Borrower shall have no right to withdraw or otherwise apply any funds received by Agent on account of any Interest Rate Protection Agreement. Such funds shall constitute additional security for the Obligations, a security interest therein being granted hereby. In the event Borrower receives any sums pursuant to or in connection with any Interest Rate Protection Agreement, it shall immediately pay such sums to Agent.
SECTION 2.7.       Additional Interest. Borrower shall pay to Agent the following losses, costs and expenses of Agent or any Lender incurred or estimated by Agent or such Lender, as applicable, to be incurred: all losses, costs and expenses incurred by reason of obtaining, liquidating or redeploying deposits or other funds acquired by Agent or such Lender to fund or maintain the Loan, including as a result of (i) a prepayment of the Loan, or (ii) a delay or failure to convert the Applicable Interest Rate to a LIBOR Rate, or to prepay the Loan when required hereunder or after Borrower has given a notice of prepayment, or otherwise. In any of the foregoing events, Borrower shall pay to Agent, concurrently with any principal payment and otherwise within five (5) days after written demand, such amount as shall equal the amount of the Additional Interest certified by Agent (or the applicable Lender) to Borrower by reason of such event. A certificate as to the amount of such Additional Interest submitted by Agent to Borrower setting forth Agent’s (or the applicable Lender’s) basis for the determination of Additional Interest shall be conclusive evidence of the amount thereof, absent manifest error. Failure on the part of Agent to demand payment from Borrower for any Additional Interest attributable to any particular period shall not constitute a waiver of Agent’s (or the applicable Lender’s) right to demand payment of such amount for any subsequent or prior period.
SECTION 2.8.       No Withholdings. All sums payable by Borrower under the Note, this Loan Agreement and the other Loan Documents, shall be paid in full and without set-off or counterclaims and free of any deductions or withholdings for any and all present and future taxes, levies, imposts, deductions, duties, filing and other fees or charges (collectively, “Taxes”) other than Excluded Taxes. In the event that Borrower is prohibited by any law from making any such payment free of such deductions or withholdings with respect to Taxes, then Borrower shall pay such additional amount to Agent as may be necessary in order that the actual amount received by Lenders after such deduction or withholding (and after payment of any additional Taxes due as a consequence of the payment of such additional amount) shall equal the amount that would have been received if such deduction or withholding were not required;

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provided, however, that Borrower shall not be obligated to pay such additional amount on account of a specific Lender if at the time such Lender became a “Lender” hereunder, Borrower is required to deduct or withhold any sums solely because such Lender had a legal basis to deliver, but failed to deliver, to Borrower (a) a duly executed copy of United States Internal Revenue Service Form W-8 BEN,  W-8 ECI or W-81MY or any successor form or any required renewal thereof, as the case may be, certifying in each case that such Lender is entitled to receive payments hereunder or under the other Loan Documents without deduction or withholding of any United States federal income taxes or at a reduced rate of withholding for such taxes or (b) a duly executed United States Internal Revenue Service Form W-8 BEN or W-9 or any successor form or any required renewal thereof, establishing that a full exemption exists from United States backup withholding tax, and as result of such failure, Borrower was prohibited by the IRC from making any such payment free of such deductions or withholding. Notwithstanding anything contained in this Section 2.8, in no event will any Lender’s failure to deliver any such forms, or any renewal or extension thereof, affect, postpone or relieve Borrower from any obligation to pay Interest, principal, Additional Interest and other amounts due under the Loan Documents (other than amounts due under this Section 2.8 as a result of a Lender’s failure to deliver such forms). Such additional amount shall be due concurrently with the payment with respect to which such additional amount is owed in the amount of Taxes certified by Agent (or the applicable Lender). A certificate as to the amount of Taxes submitted by Agent to Borrower setting forth Agent’s (or the applicable Lender’s ) basis for the determination of Taxes shall be conclusive evidence of the amount thereof, absent manifest error. Failure on the part of Agent to demand payment from Borrower for any Taxes attributable to any particular period shall not constitute a waiver of Agent’s (or the applicable Lender’s) right to demand payment of such amount for any subsequent or prior period.
SECTION 2.9.       Unavailability of LIBOR; Illegality.
(a)    Unavailability of LIBOR. If on any date on which Borrower seeks to establish a LIBOR Rate as the Applicable Interest Rate pursuant to Section 2.3 hereof or if Section 2.3(c) hereof applies, Agent determines (which determination shall be conclusive and binding upon Borrower) that (i) Dollar deposits in an amount approximately equal to the then outstanding principal balance of the Loan Portion bearing interest at a LIBOR Rate are not generally available at such time in the London interbank Eurodollar market for deposits in Eurodollars, (ii) reasonable means do not exist for ascertaining LIBOR, or (iii) the Applicable Interest Rate would be in excess of the maximum interest rate which Borrower may by law pay, Agent shall promptly give notice (the “Non-Availability Notice”) of such fact to Borrower and the option to convert to or to continue the Applicable Interest Rate on such Loan Portion as a LIBOR Rate shall be suspended until such time as such condition no longer exists. In the event that the option to elect, to convert to or to continue an Applicable Interest Rate as a LIBOR Rate shall be suspended as provided in this Section 2.9(a), effective upon the giving of the Non-Availability Notice, and if applicable, effective as of the first date that the applicable LIBOR Rate Period would otherwise be in effect pursuant to Section 2.3(c) hereof, interest on the Loan Portion for which a LIBOR Rate was to be determined shall be payable at the Base Rate, from and including the date of the giving of the Non-Availability Notice (or the date that such LIBOR Rate Period would otherwise be in effect pursuant to Section 2.3(c) hereof, if applicable) until

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the Maturity Date or until any earlier date on which a LIBOR Rate shall become effective for such Loan Portion pursuant to Section 2.3 hereof following the giving of notice by Agent to Borrower that the conditions referred to in this Section 2.9(a) no longer exist.
(b)    Illegality. In the event that at any time while any Loan Portion bears interest at a LIBOR Rate, any Lender determines (which determination shall be conclusive and binding on Borrower) that it shall become illegal for such Lender to maintain the Loan or a portion thereof on the basis of one or more LIBOR Rates, Agent shall promptly after receiving notice thereof from such Lender give written notice of such fact to Borrower, and the option to elect, to convert to or to continue the Applicable Interest Rate on any Loan Portion as a LIBOR Rate shall be suspended until such time as such condition shall no longer exist. In the case of existing Loan Portions affected by the circumstances described in the immediately preceding sentence, the Applicable Interest Rate on such Loan Portion shall be converted automatically to the Base Rate (unless such Lender determines that such conversion is not required with respect to any existing Loan Portion) and shall be payable at the Base Rate in the same manner as provided in Section 2.9(a) hereof.
(c)    Prepayment of Loan as Remedy. If Agent or any Lender, as applicable, gives notice to Borrower of the occurrence of the circumstances described in Section 2.9(a) or (b) hereof, or any Lender demands compensation under Section 2.8 or 2.10 hereof, Borrower may, within thirty (30) days of such notice, give notice to Agent and to each Lender of Borrower’s intention to prepay the entire outstanding principal balance of the Loan, together with accrued Interest and all other amounts owing under the Loan Documents (including Additional Interest in connection with such prepayment under Section 2.7 hereof). In the case of the circumstances described in Section 2.9(a) or (b), Borrower may, within ten (10) days of giving such notice, prepay the Loan in full as aforesaid in accordance with Section 2.4(d) hereof, but without the payment of any prepayment fees set forth in said Section 2.4(d). In the case of compensation demanded under Section 2.8 or 2.10 hereof, unless the affected Lender(s) agree(s), within ten (10) days after Borrower’s notice as aforesaid, to waive the application of said Sections, then Borrower may, within ten (10) days of giving such notice, prepay the Loan in full as aforesaid in accordance with Section 2.4(d) hereof, but without the payment of any prepayment fees set forth in said Section 2.4(d).
SECTION 2.10.       Increased Costs and Capital Adequacy.
(a)    Borrower agrees to pay Agent additional amounts as Agent shall determine (which determination shall be conclusive and binding upon Borrower) will compensate Lenders for costs incurred in maintaining the Loan or any portion thereof outstanding or for the reduction of any amounts received or receivable as a result of any change in any applicable law, regulation or treaty, or in the interpretation or administration thereof by any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), or by any domestic or foreign court, (i) changing the basis of taxation of payments to any Lender (other than taxes imposed on all or any portion of the overall net income of any Lender by the United States or by any political subdivision or taxing authority of the United States), (ii) imposing, modifying or applying any reserve, special deposit or similar

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requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by any Lender (whether directly, indirectly or on a portfolio wide basis) or (iii) imposing on any Lender any other condition affecting the Note or the Loan.
(b)    If any Lender shall determine that (i) any change in the application of any law, rule, regulation or guideline adopted or arising out of (y) the June 2006 report of the Basel Committee on Banking Regulations and Supervisory Practices entitled “Basel II: International Convergence of Capital Measurement and Capital Standards: a Revised Framework Comprehensive Version,” or (z) the reports and supporting documentation of the Basel Committee on Banking Supervision commonly referred to as the Basel III accord (“Basel III”), in each case together with any amendments thereto, or any change in the interpretation or administration thereof by any domestic or foreign governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, (ii) any change in or adoption of any other law, rule, regulation or guideline regarding capital adequacy, or (iii) compliance by any Lender, or any lending office of any Lender, or the holding company of any Lender, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency based on any such change or adoption, has or would have the effect of reducing the rate of return on any Lender’s capital to a level below that which such Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender with respect to capital adequacy), then from time to time Borrower shall pay to Agent such additional amounts determined by Agent or any Lender (which determination shall be conclusive and binding upon Borrower absent manifest error) as will compensate Lenders for such actual reduction with respect to any portion of the Loan outstanding.
(c)    Any amount payable by Borrower pursuant to Section 2.10(a) or (b) hereof shall be paid to Agent within ten (10) Business Days of receipt by Borrower of a certificate of Agent setting forth the amount due and Agent’s basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower absent manifest error. Failure on the part of Agent to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Agent’s right to demand payment of such amount for any subsequent or prior period.
(d)    Notwithstanding Sections 2.10(a) and (b) hereof, (i) all requests, rules, guidelines or directions under or in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) any change based on Basel III, shall be deemed not to have occurred on or prior to the Closing Date.
SECTION 2.11.       Usury. The Note, this Loan Agreement, the Mortgage, and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Obligations at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract for or to agree to pay. If by the terms of the Note, this Loan Agreement, the Mortgage or any other Loan Document, Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest

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shall be deemed to be immediately reduced to such maximum rate and the interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.
SECTION 2.12.       Closing. The Closing shall be held at the offices of Kaye Scholer LLP or such other place as Agent may designate in New York City or, at Agent’s election, pursuant to an escrow with the Title Company.
SECTION 2.13.       Loan Fee Letter. Borrower shall pay to Agent the fees provided for in the Loan Fee Letter in accordance with the terms of this Loan Agreement and the Loan Fee Letter.
SECTION 2.14.       Cash Sweep Provisions.
(a)    Commencing on the third (3rd) Payment Date following any Testing Determination Date as of which a Cash Sweep Condition is determined or deemed to exist, and continuing on each Payment Date thereafter until such Cash Sweep Condition is cured or ceases to exist in accordance with this Loan Agreement, in addition to all other amounts then due and owing, Borrower shall (i) pay to Agent an amount equal to Net Cash Flow of the second preceding calendar month to such Payment Dates, respectively, and (ii) deliver to Agent a certificate setting forth in reasonable detail Borrower’s calculation of Net Cash Flow. In illustration of the foregoing, in the event that the Testing Determination Date with respect to which a Cash Sweep Condition exists would be March 31, (x) the third (3rd) Payment Date following such Testing Determination Date would be the first (1st) Business Day of June and the applicable calendar month for which Net Cash Flow would be payable on such Payment Date would be April, (y) the first immediately succeeding Payment Date would be the first (1st) Business Day of July and the applicable calendar month for which Net Cash Flow would be payable on such Payment Date would be May, and (z) the second immediately succeeding Payment Date would be the first (1st) Business Day of August and the applicable calendar month for which Net Cash Flow would be payable on such Payment Date would be June.
(b)    The payments required above shall be deposited into the Cash Sweep Account to be held in accordance with this Section 2.14. If, following the occurrence of a Cash Sweep Condition, either (i) Borrower deposits a sum equal to the Cash Sweep Limit into the Cash Sweep Account (“ICR Cure Payment”) (which shall be deemed to cure such Cash Sweep Condition), (ii) Borrower prepays the Loan in accordance with Section 2.4(d) hereof by an amount equal to the ICR Cure Payment (which shall be deemed to cure such Cash Sweep Condition) or (iii) such Cash Sweep Condition ceases to exist, then, provided no Event of Default exists and is continuing, Agent shall, promptly after Borrower’s request, remit to Borrower any sums on deposit in the Cash Sweep Account (in the case of the foregoing clause (i), immediately prior to the ICR Cure Payment). For purposes of clarity, provided no Event of Default exists and is continuing, any ICR Cure Payments shall be promptly returned to Borrower if the Interest Coverage Ratio exceeds 1:25:1.00 for two (2) consecutive Testing Determination Dates pursuant to the definition of Cash Sweep Condition. Upon the occurrence and during the continuance of an Event of Default, Agent may apply any funds on deposit in the Cash Sweep Account as set forth in Sections 6.4 and 6.5 hereof and shall have all other rights and remedies

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with respect to the Cash Sweep Account specified in this Loan Agreement and in any other Loan Document, at law and in equity. Borrower and Operating Lessee hereby grant to Agent a security interest in all of their rights in and to the Cash Sweep Account and all sums on deposit therein as additional security for the Obligations, and agree that Agent shall have sole dominion and control of the Cash Sweep Account. Borrower and Operating Lessee shall maintain the Cash Sweep Account and shall pay all fees and charges with respect thereto when due. All interest earned on amounts deposited in the Cash Sweep Account shall be re-deposited therein and become part thereof.
SECTION 2.15.       FF&E/Capital Reserve Account.
(a)    On the Closing Date, Borrower and Operating Lessee shall cause to be deposited an amount equal to the sums on deposit in the pre-existing capital reserve for the Premises or similar account into an account or sub-account at Agent (the “FF&E/Capital Reserve Account”). Thereafter, on or before each Payment Date, Borrower and Operating Lessee shall (i) deposit or cause Property Manager to deposit into the FF&E/Capital Reserve Account in cash or other immediately available funds, an amount equal to at least the FF&E/Capital Reserve Amount for the second (2nd) calendar month immediately prior to such Payment Date (e.g., the payment due on or before July 1, 2015 shall be the FF&E/Capital Reserve Amount for May, 2015), and (ii) deliver to Agent a certificate setting forth in reasonable detail Operating Lessee’s calculation of such FF&E/Capital Reserve Amount.
(b)    From time to time, but no more frequently than once per calendar month, Borrower and Operating Lessee may submit to Agent a FF&E/Capital Disbursement Request with respect to FF&E Expenditures and/or Capital Expenditures. So long as the expenditures that are the subject of such FF&E/Capital Disbursement Request are Approved FF&E Expenditures or Approved Capital Expenditures, Agent shall disburse to Borrower or Operating Lessee from the available balance of the FF&E/Capital Reserve Account an amount equal to the Approved FF&E Expenditures and/or Approved Capital Expenditures which were requested in such FF&E/Capital Disbursement Request. Borrower and Operating Lessee shall use disbursements from the FF&E/Capital Reserve Account solely for the purpose of paying those amounts specified in each FF&E/Capital Disbursement Request or reimbursing Borrower or Operating Lessee for such amounts. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, Agent shall have no obligation to make any disbursement from the FF&E/Capital Reserve Account. Agent’s concurrence with any FF&E/Capital Disbursement Request shall not be deemed to constitute a representation that no Default or Event of Default has occurred and/or is continuing or a waiver of any Default or Event of Default or any right or remedy resulting therefrom.
(c)    Borrower and Operating Lessee hereby grant to Agent a security interest in all of their rights in and to the FF&E/Capital Reserve Account and all sums on deposit therein as additional security for the Obligations. Borrower and Operating Lessee hereby acknowledge and agree that Agent shall have sole dominion and control of the FF&E/Capital Reserve Account. The FF&E/Capital Reserve Account shall not be closed without obtaining the prior written consent of Agent. Borrower and Operating Lessee shall maintain the FF&E/Capital

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Reserve Account and shall pay all fees and charges with respect thereto when due. All interest (if any) earned on amounts deposited in the FF&E/Capital Reserve Account shall be re-deposited therein and become part thereof. Upon the occurrence and during the continuance of an Event of Default, Agent may apply any funds on deposit in the FF&E/Capital Reserve Account as set forth in Section 6.5 hereof and shall have all other rights and remedies with respect to the FF&E/Capital Reserve Account specified in this Loan Agreement and in any other Loan Document, at law and in equity. Neither Agent nor Lenders shall be liable for any loss of interest on or any penalty or charge assessed against the funds in, payable on, or credited to the FF&E/Capital Reserve Account as a result of the exercise by Agent of any of its rights, remedies or obligations hereunder or under any other Loan Document.
SECTION 2.16.       Operating Account.
(a)    Operating Lessee shall cause Property Manager to deposit all Gross Revenue into the Operating Account in accordance with the Property Management Agreement. Operating Lessee shall not close or agree to the closing of the Operating Account or open or agree to the opening of additional Operating Accounts without prior written notice thereof to Agent, which notice shall include the depository’s name and address and the account name and number of any new or replacement Operating Account. Operating Lessee shall not permit Property Manager to withdraw or otherwise use sums from the Operating Account except in accordance with the Property Management Agreement and the Property Manager Subordination Agreement. Neither Borrower nor Operating Lessee shall withdraw any amounts from the Operating Account except as may be approved by Agent in writing, it being acknowledged that Property Manager (and pursuant to the other provisions of this Section 2.16(a), Agent) alone shall withdraw sums from the Operating Account pursuant to and in accordance with the Property Management Agreement and the Property Manager Subordination Agreement. Upon the occurrence and during the continuance of an Event of Default, Agent may notify Property Manager in writing to remit all amounts payable to Operating Lessee (after payment of all operating expenses, cost reimbursements, working capital and other amounts due Property Manager under the Property Management Agreement) to an account designated in writing by Agent. In addition, upon the occurrence and during the continuance of an Event of Default, Agent may apply any funds on deposit in the Operating Account as set forth in Section 6.5 hereof and shall have all other rights and remedies with respect to the Operating Account specified in this Loan Agreement and in any other Loan Document, at law and in equity, subject, however, to the last sentence of Section 6.5 hereof.
(b)    Borrower and Operating Lessee shall not open any new Account or close any Account without prior written notice thereof to Agent, which notice shall include the depository’s name and address and the account name and number of any new or replacement Account.
(c)    Borrower and Operating Lessee hereby grant to Agent a security interest in all of their rights in and to the Operating Account and any new Account established by either Borrower or Operating Lessee and all sums on deposit therein as additional security for the Obligations. Subject to the rights of Borrower and Operating Lessee expressly set forth herein to

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make and permit others to make withdrawals from the Operating Account and subject to the rights of Property Manager pursuant to the Property Management Agreement and the Property Manager Subordination Agreement, Borrower and Operating Lessee hereby acknowledge and agree that Agent shall have sole dominion and control of the Operating Account.
SECTION 2.17.       Tenant Security Deposits.
(a)    Borrower and Operating Lessee shall cause comply with all Legal Requirements and the applicable Lease applicable to any security given under any Lease.
(b)    Borrower and Operating Lessee may only apply Security Deposits in the ordinary course of business to sums due under the applicable Lease when the terms of such Lease or applicable Legal Requirements permit the application thereof and to return any Security Deposit to the applicable Lessee pursuant to Legal Requirements or the terms of the applicable Lease which require Borrower or Operating Lessee to return such other Security Deposit. Borrower and Operating Lessee hereby grant to Agent a security interest in all Security Deposits as additional security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, Agent may apply any Security Deposits which become forfeited or otherwise payable to Borrower or Operating Lessee to the Obligations in such order as Agent elects. Upon the occurrence and during the continuation of an Event of Default, Borrower and Operating Lessee shall, at Agent’s request, deposit all Security Deposits with Agent to hold and disburse same in accordance with this Section 2.17.
SECTION 2.18.       Intentionally Omitted.
SECTION 2.19.       Extension of Loan.
(a)    Generally. Subject to the conditions set forth in this Section 2.19, Borrower shall have three (3) options to extend the Maturity Date. The first extension option shall be exercisable as provided in Section 2.19(b) hereof and shall extend the Maturity Date by one (1) year to the day which is the first (1st) anniversary of the Initial Maturity Date (such one (1) year period is referred to herein as the “First Extension Period” and such first (1st) anniversary date is referred to herein as the “First Extended Maturity Date”). The second extension option shall be exercisable as provided in Section 2.19(c) hereof and shall extend the Maturity Date by one (1) year to the day which is the first (1st) anniversary of the First Extended Maturity Date (such one (1) year period is referred to herein as the “Second Extension Period” and such first (1st) anniversary date is referred to herein as the “Second Extended Maturity Date”). The third extension option shall be exercisable as provided in Section 2.19(d) hereof and shall extend the Maturity Date by one (1) year to the day which is the first (1st) anniversary of the Second Extended Maturity Date (such one (1) year period is referred to herein as the “Third Extension Period”).
(b)    Conditions to First Extension Period. Borrower’s option to extend the Maturity Date by one (1) year to the day which is the first (1st) anniversary of the Initial Maturity Date shall be subject to the following conditions being satisfied to the satisfaction of Agent, on or prior to the Initial Maturity Date (or such other date as may be provided below):

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(i)    Borrower shall have delivered to Agent an irrevocable notice of Borrower’s election to so extend the Term no later than thirty (30) days prior to the Initial Maturity Date;
(ii)    Borrower shall have paid to Agent for the pro rata benefit of Lenders an extension fee equal to one-eighth of one percent (0.125%) of the outstanding principal amount of the Loan as of the Initial Maturity Date (which fee shall be deemed earned in full on such date and shall not be refundable, in whole or in part, for any reason whatsoever);
(iii)    Borrower shall have entered into an Interest Rate Protection Agreement for the First Extension Period which shall satisfy all of the conditions set forth in Section 2.6(b) hereof (and delivered a computation of the required fixed/capped rate required by said Section 2.6(b)) through and including the last day of the First Extension Period, taken and completed all action required to be taken to cause such Interest Rate Protection Agreement to be in full force and effect, and delivered to Agent a copy of the trade confirmation for such Interest Rate Protection Agreement together with an Assignment of Interest Rate Protection Agreement executed by Borrower with respect to such Interest Rate Protection Agreement and an Interest Rate Protection Agreement Consent executed by the financial institution providing such Interest Rate Protection Agreement promptly after execution and delivery of the Interest Rate Protection Agreement;
(iv)    Borrower shall have delivered to Agent the financial statements and other information required to be delivered to Agent pursuant to Section 5.1(d) hereof with respect to the twelve (12) month period ending on the last day of the second (2nd) calendar month immediately preceding the calendar month in which the Initial Maturity Date occurs and no Cash Sweep Condition shall have occurred or be deemed to have occurred as of said last day of the immediately preceding second (2nd) calendar month (it being understood that Borrower may satisfy the condition set forth in this clause (iv) by taking either of the actions described in Sections 2.14(b)(i) or (ii) of this Loan Agreement, provided that such action is taken prior to the Initial Maturity Date); and
(v)    No Event of Default or Default shall have occurred and then be continuing as of the Initial Maturity Date.
(c)    Conditions to Second Extension Period. Borrower’s option to extend the Maturity Date by one (1) year to the day which is the first (1st) anniversary of the First Extended Maturity Date shall be subject to the following conditions being satisfied to the satisfaction of Agent, on or prior to the First Extended Maturity Date (or such other date as may be provided below):
(i)    Borrower shall have delivered to Agent an irrevocable notice of Borrower’s election to so extend the Term no later than thirty (30) days prior to the First Extended Maturity Date;
(ii)    Borrower shall have paid to Agent for the pro rata benefit of Lenders an extension fee equal to one-eighth of one percent (0.125%) of the outstanding

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principal amount of the Loan as of the First Extended Maturity Date (which fee shall be deemed earned in full on the such date and shall not be refundable, in whole or in part, for any reason whatsoever);
(iii)    Borrower shall have entered into an Interest Rate Protection Agreement for the Second Extension Period which shall satisfy all of the conditions set forth in Section 2.6(b) hereof (and delivered a computation of the required fixed/capped rate required by said Section 2.6(b)) through and including the last day of the Second Extension Period, taken and completed all action required to be taken to cause such Interest Rate Protection Agreement to be in full force and effect, and delivered to Agent a copy of the trade confirmation for such Interest Rate Protection Agreement together with an Assignment of Interest Rate Protection Agreement executed by Borrower with respect to such Interest Rate Protection Agreement and an Interest Rate Protection Agreement Consent executed by the financial institution providing such Interest Rate Protection Agreement promptly after execution and delivery of the Interest Rate Protection Agreement;
(iv)    Borrower shall have delivered to Agent the financial statements and other information required to be delivered to Agent pursuant to Section 5.1(d) hereof with respect to the twelve (12) month period ending on the last day of the second (2nd) calendar month immediately preceding the calendar month in which the First Extended Maturity Date occurs and no Cash Sweep Condition shall have occurred or be deemed to have occurred as of said last day of the immediately preceding second (2nd) calendar month (it being understood that Borrower may satisfy the condition set forth in this clause (iv) by taking either of the actions described in Sections 2.14(b)(i) or (ii) of this Loan Agreement, provided that such action is taken prior to the First Extended Maturity Date); and
(v)    No Event of Default or Default shall have occurred and then be continuing as of the First Extended Maturity Date.
(d)    Conditions to Third Extension Period. Borrower’s option to extend the Maturity Date by one (1) year to the day which is the first (1st) anniversary of the Second Extended Maturity Date shall be subject to the following conditions being satisfied to the satisfaction of Agent, on or prior to the Second Extended Maturity Date (or such other date as may be provided below):
(i)    Borrower shall have delivered to Agent an irrevocable notice of Borrower’s election to so extend the Term no later than thirty (30) days prior to the Second Extended Maturity Date;
(ii)    Borrower shall have paid to Agent for the pro rata benefit of Lenders an extension fee equal to one-eighth of one percent (0.125%) of the outstanding principal amount of the Loan as of the Second Extended Maturity Date (which fee shall be deemed earned in full on the such date and shall not be refundable, in whole or in part, for any reason whatsoever);

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(iii)    Borrower shall have entered into an Interest Rate Protection Agreement for the Third Extension Period which shall satisfy all of the conditions set forth in Section 2.6(b) hereof (and delivered a computation of the required fixed/capped rate required by said Section 2.6(b)) through and including the last day of the Third Extension Period, taken and completed all action required to be taken to cause such Interest Rate Protection Agreement to be in full force and effect, and delivered to Agent a copy of trade confirmation for such Interest Rate Protection Agreement together with an Assignment of Interest Rate Protection Agreement executed by Borrower with respect to such Interest Rate Protection Agreement, and an Interest Rate Protection Agreement Consent executed by the financial institution providing such Interest Rate Protection Agreement promptly after execution and delivery of the Interest Rate Protection Agreement;
(iv)    Borrower shall have delivered to Agent the financial statements and other information required to be delivered to Agent pursuant to Section 5.1(d) hereof with respect to the twelve (12) month period ending on the last day of the second (2nd) calendar month immediately preceding the calendar month in which the Second Extended Maturity Date occurs and no Cash Sweep Condition shall have occurred or be deemed to have occurred as of said last day of the immediately preceding second (2nd) calendar month (it being understood that Borrower may satisfy the condition set forth in this clause (iv) by taking either of the actions described in Sections 2.14(b)(i) or (ii) of this Loan Agreement, provided that such action is taken prior to the Second Extended Maturity Date); and
(v)    No Event of Default or Default shall have occurred and then be continuing as of the Second Extended Maturity Date.
ARTICLE III

CONDITIONS PRECEDENT TO THE
EFFECTIVENESS OF THIS LOAN AGREEMENT
This Loan Agreement shall not be effective until the following conditions shall have been satisfied, except to the extent that Agent may elect (which election may be made without written or express notice of such waiver) to waive any such conditions (provided, however, upon Closing, any conditions not satisfied shall be deemed waived unless otherwise agreed to by Borrower and Agent in writing at Closing):
SECTION 3.1.       Representations and Warranties. The representations and warranties made by Borrower, Operating Lessee and Guarantor in the Loan Documents and in any certificate, document, or financial or other statement furnished by Borrower, Operating Lessee and Guarantor pursuant to or in connection therewith, shall be true and correct in all material respects on and as of the Closing Date.
SECTION 3.2.       Miscellaneous Closing Deliveries. Agent shall have received and approved in its sole and absolute discretion the following items and documents, duly executed by all parties thereto (including Agent, if applicable) and in recordable form where applicable:

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(a)    this Loan Agreement, the Note and the other Loan Documents;
(b)    an Appraisal setting forth an Appraised Value acceptable to Agent;
(c)    the Title Policy;
(d)    the Survey;
(e)    unless such information is indicated on the Survey, a certificate from a licensed surveyor or an insurance broker as to whether the Premises or any portion thereof are located in a flood hazard plain as indicated on the maps of the Federal Emergency Management Agency;
(f)    the Environmental Report;
(g)    the Engineering Report;
(h)    Intentionally Omitted;
(i)    a report from Agent’s insurance consultant as to the insurance maintained by Borrower and Operating Lessee, together with such documents with respect to the Insurance Policies, evidence that the Insurance Policies are in full force and effect and reflect that Agent and Lenders are properly endorsed in accordance with Schedule 5.11 hereof, and that the requirements set forth in Schedule 5.11 hereof are otherwise met, and evidence that the premiums for same paid in full;
(j)    an organizational chart of Borrower and Operating Lessee;
(k)    copies of (y) transaction authorizations executed by Borrower, Operating Lessee, Guarantor, and each member, partner or shareholder thereof to the extent such authorizations by such members, partners or shareholders are required by the organizational documents of Borrower, Operating Lessee and Guarantor, authorizing the execution, delivery and performance of the Loan Documents to which Borrower, Operating Lessee and Guarantor, respectively, is a party and (z) the organizational documents of Borrower, Operating Lessee, Guarantor, and, if applicable each managing member or general partner of such entities;
(l)    a good standing certificate for Borrower, Operating Lessee and Guarantor issued by the Secretary of State of the state of their formation within thirty (30) days of the Closing Date, and good standing certificates for Borrower and Operating Lessee issued by the Secretary of State of the state in which the Premises are located within thirty (30) days of the Closing Date;
(m)    an incumbency certificate for Borrower, Operating Lessee and Guarantor executed by the secretary or other officer thereof (or the managing member or general partner thereof, if applicable) setting forth the offices and signatures of each officer of

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Borrower, Operating Lessee and Guarantor (or the managing member or general partner thereof, if applicable) executing the Loan Documents (who shall be different from the secretary);
(n)    an IRS form W-9 executed by Borrower and Operating Lessee, setting forth their respective tax identification numbers;
(o)    a copy of a valid driver’s license, passport or other government-issued identity card of each individual who executes the Loan Documents on behalf of Borrower, Operating Lessee and Guarantor, certified as true and correct by an attorney or notary public, and such other information and documentation as Agent reasonably requests concerning the Patriot Act;
(p)    such financial and other information required by Agent with respect to the Premises, the other Collateral, Borrower, Operating Lessee and Guarantor and any Person that directly or indirectly holds any ownership interest therein, including such reports to confirm that the Cash Available for Debt Service for the twelve-month period ending in the most recent month prior to the Closing Date is at least $7,000,000;
(q)    copies of the Property Management Agreement, each Lease, all Operating Agreements and all other written agreements to which Borrower or Operating Lessee is a party, all Permitted Encumbrances and Premises Documents and all other licenses, easements, plats and other agreements or instruments to which the Premises are subject;
(r)    evidence of payment of all real estate taxes, assessments, and payments in lieu of taxes with respect to the Premises;
(s)    copies of all certificates of occupancy and all other Operating Permits that exist as of the Closing Date;
(t)    evidence that the Premises complies in all material respects with all zoning and building code requirements and that the uses thereof are permitted uses;
(u)    opinion(s) of counsel for Borrower, Operating Lessee and Guarantor with respect to their formation, the Loan Documents and such other matters required by Agent; and
(v)    all other documents, instruments, agreements, instruments, certificates, reports, opinions and information (including estoppel certificates and non-disturbance and attornment agreements) as Agent or Agent’s Counsel may reasonably require.
SECTION 3.3.       Payment of Fees and Expenses. Agent shall have received payment of all fees and expenses required to be paid pursuant to the Loan Fee Letter, this Loan Agreement or the other Loan Documents. Borrower shall have deposited into the FF&E/Capital Reserve Account the deposit required pursuant to Section 2.15(a) hereof.

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SECTION 3.4.       No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.
SECTION 3.5.       No Casualty or Taking. No Casualty shall have occurred to any portion of the Premises. No Taking of any portion of the Premises or any modification, realignment or relocation of any streets or roadways abutting the Premises or denial of access to the Premises, from any point of access (public or private), shall have occurred or be threatened or pending. There is no material deferred maintenance for the Premises.
SECTION 3.6.       Adverse Conditions; Internal Approval. Agent shall be satisfied that (a) no material adverse change has occurred to the business, property (including the Premises and other Collateral) or other assets, operations, prospects or condition (financial or otherwise) taken as a whole of Borrower, Operating Lessee or Guarantor since the date of the financial statements referred to above, and (b) there has been no disruption or adverse change in loan syndication, financial, banking or capital market conditions that has materially impaired or is reasonably likely to materially impair, in Agent’s judgment, the completion of the sale or syndication of loans similar to the Loan and that there has been no outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, and shall have received all internal underwriting approvals to make the Loan and otherwise pertaining to Borrower, Operating Lessee, Guarantor and all other relevant parties.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
To induce Lenders to make the Loan and to induce Lenders and Agent to enter into this Loan Agreement and to perform Lenders’ and Agent’s obligations hereunder, Borrower hereby represents and warrants to Agent and Lenders as follows as of the date hereof (which representations and warranties shall survive the execution and delivery of this Loan Agreement and the other Loan Documents, regardless of any investigation made by Agent or Lenders or on its or their behalf).
SECTION 4.1.       Due Organization. Borrower is a limited partnership and Operating Lessee is a limited liability company each duly organized and validly existing under the laws of the state of its formation, and Borrower and Operating Lessee are duly qualified to do business in the State where the Premises are located. Each of Borrower and Operating Lessee has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform its obligations under this Loan Agreement and the other Loan Documents to which it is a party, and all other agreements and instruments to be executed by Borrower or Operating Lessee, in connection herewith and therewith. Attached to Borrower’s Certificate is a true and correct organizational chart of Borrower and Operating Lessee as of the Closing Date.
SECTION 4.2.       Due Execution. This Loan Agreement and the other Loan Documents to which Borrower is a party have been duly executed and delivered, and all necessary actions have been taken to authorize Borrower to perform its obligations hereunder

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and thereunder. The Loan Documents to which Operating Lessee is a party have been duly executed and delivered, and all necessary actions have been taken to authorize Operating Lessee to perform its obligations thereunder.
SECTION 4.3.       Enforceability. This Loan Agreement and the other Loan Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms. The Loan Documents to which Operating Lessee is a party constitute legal, valid and binding obligations of Operating Lessee, enforceable against it in accordance with their respective terms.
SECTION 4.4.       No Violation. The consummation of the transactions herein contemplated, the execution and delivery of this Loan Agreement, the other Loan Documents to which Borrower and/or Operating Lessee is a party, and all other agreements and instruments to be executed by Borrower and/or Operating Lessee in connection herewith and therewith, and the performance by Borrower and Operating Lessee of their respective obligations hereunder and thereunder, do not and will not (a) violate any Legal Requirement, (b) result in a breach of any of the terms, conditions or provisions of, or constitute a default under any mortgage, deed of trust, indenture, agreement, permit, franchise, license, note or instrument to which Borrower or Operating Lessee or any Affiliate of Borrower or Operating Lessee is a party or by which it or any of its properties is bound, (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets of Borrower or Operating Lessee or any Affiliate of Borrower or Operating Lessee (except as contemplated by this Loan Agreement and by the other Loan Documents), or (d) violate any provision of the operating agreements or other organizational documents of Operating Lessee, Borrower or any member, partner or shareholder of Borrower or Operating Lessee. Neither Borrower, Operating Lessee nor any member, partner or shareholder of Borrower or Operating Lessee is in default with respect to any Legal Requirement relating to its formation or organization.
SECTION 4.5.       No Litigation. Except as set forth on Schedule 4.5 attached hereto, there are no actions, suits or proceedings at law or in equity or before or instituted by any Governmental Authority (a) pending or, to Borrower’s or Operating Lessee’s knowledge, threatened against or affecting Borrower, Operating Lessee, Guarantor, the Premises, the Collateral or any part thereof (including any condemnation or eminent domain proceeding against the Premises, or any part thereof, that would be reasonably likely to have a Material Adverse Effect), or (b) pending or, to Borrower’s or Operating Lessee’s knowledge, threatened, which affect or might affect the validity or enforceability of any Security Document (or the priority of the lien thereof), or any of the Loan Documents. If any of the matters set forth on Schedule 4.5 attached hereto is determined against Borrower, Operating Lessee or Guarantor, such determinations, taken as a whole, would not have a Material Adverse Effect.
SECTION 4.6.       No Default or Event of Default. No Event of Default or, to Borrower’s Knowledge, Default, has occurred and is continuing.
SECTION 4.7.       Offsets, Defenses, Etc. Neither Borrower nor Operating Lessee has any offsets, defenses or counterclaims against its obligations under the Loan

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Documents, any and all such offsets, defenses and counterclaims, if any, being waived by Borrower and Operating Lessee.
SECTION 4.8.       Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, or other actions with respect to or by, any Governmental Authorities or any party to any Permitted Encumbrance that are required in connection with the valid execution, delivery and performance by each of Borrower and Operating Lessee of the Loan Documents to which it is a party have been obtained and are in full force and effect.
SECTION 4.9.       Financial Statements and Other Information. All statements of financial condition and related schedules of Borrower and Operating Lessee and Guarantor heretofore delivered to Agent are true, correct and complete in all material respects, fairly present the financial conditions of the subjects thereof as of the respective dates thereof, and without limiting the foregoing, reflect all direct and contingent liabilities of Borrower and Operating Lessee and Guarantor, and have been prepared in accordance with Applicable Accounting Standards or such other standards as are satisfactory to Agent. Title to all assets listed in such statements and schedules of Borrower, Operating Lessee and Guarantor are held solely in the name of Borrower, Operating Lessee or Guarantor, respectively, and no other Person has an interest therein (other than any interests of any party in the Premises pursuant to the Permitted Encumbrances and Leases entered into in accordance with the Loan Documents and, with respect to equipment, Equipment Leases that exist as of the Closing Date or are entered into after the Closing Date in accordance with this Loan Agreement and are noted in such statements and schedules as being subject to Equipment Leases). No material adverse change has occurred in the financial conditions reflected in the most recent of the aforesaid statements of financial condition and related schedules since the respective dates thereof. Neither the aforesaid statements of financial condition and related schedules nor any certificate, statement, document or information furnished to Agent, Agent’s Counsel or to any other Person at the request of Agent by or on behalf of Borrower, Operating Lessee, Guarantor or any Borrower Party Partner in connection with or related to the transactions contemplated hereby, nor any representation nor warranty in this Loan Agreement or any other Loan Document, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in any material respect.
SECTION 4.10.       Full Disclosure. There is no material fact pertaining to Borrower, Operating Lessee, Guarantor, the Premises or the Collateral that Borrower has not disclosed to Agent that would or is reasonably likely to have a Material Adverse Effect.
SECTION 4.11.       Accounts. All accounts of Borrower and Operating Lessee or of any other Person held on behalf of or for the benefit of Borrower or Operating Lessee which are required to be established pursuant to this Loan Agreement or any other Loan Document and Accounts which are not held at Agent, including the account number of each Account and the name and address of the financial institution at which each Account is held, are as set forth on Schedule 4.11 attached hereto. Neither Borrower nor Operating Lessee has any other accounts except those held at Agent and those set forth on said schedule.

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SECTION 4.12.       Indebtedness. Neither Borrower nor Operating Lessee is currently indebted or in contract for any Indebtedness, and is not otherwise liable in respect of any Indebtedness, other than Permitted Indebtedness, and is not holding out its credit as being available to satisfy the obligations of any other Person (other than Borrower or Operating Lessee).
SECTION 4.13.       Insurance Policies. The Insurance Policies required to be maintained pursuant to this Loan Agreement are in full force and effect and reflect that Agent and Lenders are properly endorsed in accordance with Schedule 5.11 hereof. Such Insurance Policies satisfy the requirements set forth in Schedule 5.11 hereof and the premiums for the Insurance Policies have been paid in full.
SECTION 4.14.       Availability of Utilities and Access. All utility services and facilities necessary for the current operation, use and occupancy of the Premises are available at the boundaries of the Premises, including water supply, storm and sanitary sewer facilities, gas and electric and telephone facilities. The Premises have direct physical access to and from at least one public road.
SECTION 4.15.       No Liens. Except for the Loan Documents and the Leases and Equipment Leases that exist as of the Closing Date or are entered after the Closing Date into in accordance with this Loan Agreement, neither Borrower nor Operating Lessee has made, assumed or been assigned any contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a Lien against all or any portion of the Collateral, other than Liens constituting Permitted Encumbrances, lessors’ liens on equipment under said Equipment Leases and inchoate liens for payments due under contracts which have been or will be paid in accordance with the terms thereof. Other than Permitted Encumbrances, there exists no Lien on any direct or indirect equity or beneficial interest in Borrower, Operating Lessee or Guarantor.
SECTION 4.16.       Compliance with Legal Requirements. Except as set forth in the Zoning Report, the Legal Requirements, including zoning ordinances and regulations, permit (a) the existing operation, use and occupancy of the Premises and (b) the Premises to be restored and such operations, uses and occupancy to be continued following a Casualty, without need of any variance, special use permit or similar exception. All Operating Permits for the existing operation, use and occupancy of the Premises, have been obtained and are in full force and effect and all conditions to the continued effectiveness of such permits have been fully satisfied. There are no pending or, to Borrower’s or Operating Lessee’s knowledge, threatened actions, suits or proceedings to revoke, attach, invalidate, rescind or modify the ordinances and regulations currently in effect and to which the Premises are subject or any of the Operating Permits. The Premises and the existing operations, uses and occupancy thereof comply in all material respects with all Legal Requirements, including all applicable zoning ordinances and regulations and building codes.
SECTION 4.17.       Certain Agreements.

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(a)    The Property Management Agreement and the material Premises Documents are in full force and effect, not having been amended, modified, terminated, assigned or otherwise changed, or the provisions thereof waived, except as disclosed to the Agent on the Closing Date or as permitted under this Loan Agreement. Borrower has delivered to Agent true, correct and complete copies of all unrecorded Permitted Encumbrances, the Property Management, the material Premises Documents and all Material Operating Agreements. No default or failure of performance in any material respect by Borrower or Operating Lessee exists under the Property Management Agreement, any Premises Document or any Permitted Encumbrance. Neither Borrower nor Operating Lessee has received a notice of default under any such agreement. None of the foregoing agreements or any Operating Agreement contains any option to purchase or right of first refusal to purchase the Mortgaged Property or any part thereof. To Borrower’s and Operating Lessee’s knowledge, no default in any material respect exists, and no grounds for termination exists, by Borrower or Operating Lessee or any other party to the Property Management Agreement or any Premises Document, and no event exists which, with the giving of notice or passage of any cure period, or both, would constitute a default thereunder or give rise to any right of any party thereto to terminate same. To Borrower’s and Operating Lessee’s knowledge, there are no offsets, claims or defenses to the enforcement by Borrower or Operating Lessee of any of the foregoing agreements. The Property Management Agreement represents the entire agreement between Operating Lessee and Property Manager with respect to the management of the Premises, and there are no other agreements or representations, written or oral, between Operating Lessee and Property Manager.
(b)    The Material Operating Agreements have not been amended, modified, terminated, assigned or otherwise changed, or the provisions thereof waived, except as permitted under this Loan Agreement. The Material Operating Agreements are in full force and effect. No default or failure of performance in any material respect by Borrower or Operating Lessee exists under any Material Operating Agreement. Neither Borrower nor Operating Lessee has received a notice of default under any such agreement. To Borrower’s and Operating Lessee’s knowledge, no default in any material respect exists, and no grounds for termination, by Borrower or Operating Lessee or any other party to any Material Operating Agreement exists and no event exists which, with the giving of notice or passage of any cure period, or both, would constitute a default thereunder or give rise to any right of any party thereto to terminate same. To Borrower’s and Operating Lessee’s knowledge, there are no offsets, claims or defenses to the enforcement by Borrower or Operating Lessee of any of the foregoing agreements.
SECTION 4.18.       Security Documents. The provisions of each Security Document are effective to create, in favor of Agent for the benefit of itself and Lenders, a legal, valid and enforceable Lien on or security interest in all of the collateral described therein, and when the appropriate recordings and filings have been effected in public offices, each of the Security Documents will constitute a perfected Lien on and security interest in all right, title, estate and interest in the collateral described therein, prior and superior to all other Liens, except as permitted under the Loan Documents.

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SECTION 4.19.       Casualty and Taking. No Casualty has occurred to any portion of the Premises which has not been fully restored. No Taking of any portion of the Premises, or modification, realignment or relocation of any streets or roadways abutting the Premises or denial of access to the Premises from any point of access (public or private), has occurred or, to Borrower’s or Operating Lessee’s knowledge, is threatened or pending.
SECTION 4.20.       Brokerage. None of Borrower, Operating Lessee, Guarantor nor any Affiliate thereof has dealt with any brokers or “finders” in connection with the Loan, and no brokerage or “finders” fees or commissions are payable by any of such Persons in connection with the Loan.
SECTION 4.21.       Encroachments. Other than as disclosed on the Survey, the Premises do not encroach upon any building line, setback line, side yard line, any Permitted Encumbrance or any other recorded easement or any visible easement or other easement of which Borrower is aware or has reason to believe may exist, except in the case of immaterial encroachments which are permitted pursuant to the Permitted Encumbrances currently in effect, or encroach over any property line of the Land.
SECTION 4.22.       Foreign Person. Neither Borrower nor Operating Lessee is a “foreign person” within the meaning of Section 1445 or 7701 of the IRC.
SECTION 4.23.       Control Person. Neither Borrower nor Operating Lessee is, and no Person having “control” (as that term is defined in 12 U.S.C. § 375b or in regulations promulgated pursuant thereto) of Borrower or Operating Lessee is, an “executive officer,” “director,” or “person who directly or indirectly or in concert with one or more persons, owns, controls, or has the power to vote more than ten percent (10%) of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any other subsidiary of a bank holding company of which any Lender is a subsidiary.
SECTION 4.24.       Government Regulation. Neither Borrower nor Operating Lessee is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. Neither Borrower nor Operating Lessee is engaged principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of “purchasing or carrying any margin stock,” within the meaning of Regulation U of the Board of Governors. No portion of the assets of Borrower or Operating Lessee consists of any such margin stock, and no part of the proceeds of the Loan shall be used to purchase or carry any such margin stock within the meaning of said regulation or to extend credit to others for such purpose.
SECTION 4.25.       ERISA. None of the assets of Borrower or Operating Lessee constitute or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. § 2510.3-101; and neither Borrower nor Operating Lessee is or will be a “governmental plan” within the meaning of § 3(3) of ERISA. Neither Borrower nor Operating Lessee has any obligation, contingent or otherwise, with respect to any Pension Plan, Multiemployer Plan or other employee benefit plan within the meaning of § 3(3) of ERISA.

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Each employee benefit plan of each of Borrower and Operating Lessee that is intended to qualify under § 401 of the IRC does so qualify, and any trust created thereunder is exempt from tax under the provisions of § 401 of the IRC. Each Pension Plan is in compliance in all material respects with all applicable provisions of ERISA, the IRC and other requirements of applicable law. There has been no, nor is there reasonably expected to occur any, ERISA Event. No Pension Plan has any unfunded pension liability. None of Borrower, Operating Lessee or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.
SECTION 4.26.       Labor Relations. Neither Borrower nor Operating Lessee is a party to any collective bargaining agreement with respect to the Premises. To Borrower’s and Operating Lessee’s knowledge, there are no material grievances, disputes or controversies with any union or any other organization of employees at the Premises, including employees of Borrower or Operating Lessee, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.
SECTION 4.27.       Name; Principal Place of Business. As of the Closing Date, the principal place of business and chief executive office of Borrower and Operating Lessee is at their address stated in the first paragraph of this Loan Agreement. Neither Borrower nor Operating Lessee uses any trade name or has done business under any name other than Borrower’s and Operating Lessee’s actual names set forth herein, respectively.
SECTION 4.28.       Intellectual Property. As of the date hereof, the name for the Premises used by either Borrower or Operating Lessee in their marketing material is not a registered trademark. Borrower and Operating Lessee shall notify Agent of any trademark used by either Borrower or Operating Lessee in connection with the Premises or owned by Borrower or Operating Lessee (or both). Agent may make any filing, at the sole cost and expense of Borrower Operating Lessee, with the United States Patent and Trademark Office or otherwise in order to obtain and perfect a security interest in trademarks owned by either of Borrower or Operating Lessee (or both). There exists no claim by any Person that contests or questions the right or Borrower or Operating Lessee to use all applicable patents, trademarks, copyrights, technology, know-how and processes necessary for the conduct of the business and the operation of the Premises substantially in the manner as contemplated to be conducted and operated. There are no claims, and to Borrower’s and Operating Lessee’s knowledge, there is no infringement of the rights of any Person, arising from the use of such patents, trademarks, copyrights, technology, know-how and processes by Borrower or Operating Lessee. To Borrower’s and Operating Lessee’s knowledge, there is no infringement by any third party on any rights of Borrower or Operating Lessee in any of its intellectual property. No name or logo used in connection with the Premises or any part thereof or business therein is a registered tradename or trademark, other than tradenames or trademarks registered by Borrower or Operating Lessee.
SECTION 4.29.       Flood Zone. Other than as disclosed on the Survey or in any flood hazard certificate delivered to Agent, neither the Premises nor any portion thereof is located within an area that has been designated or identified as an area having special flood hazards by the Secretary of Housing and Urban Development or by such other official as shall

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from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968, as such act may from time to time be amended, or pursuant to any other national, state, county or city program of flood control.
SECTION 4.30.       Condition of Property. Except as set forth in the Engineering Report, the Improvements and Personal Property forming a part of the Premises are in good condition and repair in all material respects. Except as set forth in the Engineering Report, there is no patent or, to Borrower’s or Operating Lessee’s knowledge, latent, structural or other significant defect or deficiency in the Improvements or Personal Property.

SECTION 4.31.       Taxes. All tax returns required to be filed by Borrower and Operating Lessee in any jurisdiction have been filed and all taxes, assessments, fees, and other governmental charges upon Borrower and Operating Lessee or upon any of their respective assets, income or franchises have been paid that are required to be paid prior to the time that the non-payment of such taxes could give rise to a lien on any asset of Borrower or Operating Lessee, unless such tax, assessment, fee or charge is being contested in accordance with Section 5.8 hereof. To Borrower’s and Operating Lessee’s knowledge, there is no proposed new tax assessment against the Premises or any basis for such assessment which is material. The Land is separately assessed from all other adjacent land for purposes of real estate taxes, and for all purposes may be dealt with as an independent parcel.
SECTION 4.32.       Adverse Contracts. Neither Borrower nor Operating Lessee is a party to any contract or agreement, or subject to any charter or other restriction, which materially and adversely affects its business, including the operation, use and marketing of the Premises in accordance with the standards required pursuant to Section 5.2 hereof, property, assets, operations, condition (financial or otherwise) taken as a whole, or its ability to perform its obligations under this Loan Agreement or any of the other Loan Documents.
SECTION 4.33.       Adverse Claims. To Borrower’s and Operating Lessee’s knowledge, there are no adverse claims to the title of Borrower or Operating Lessee in and to the Mortgaged Property, the other Collateral, or any rights of Borrower or Operating Lessee appurtenant thereto.
SECTION 4.34.       Creditworthiness. Both before and immediately after entering into each of the Loan Documents to which they are a party, Borrower, Operating Lessee and Guarantor are each able to pay its debts and other obligations when due and has a positive net worth.
SECTION 4.35.       Patriot Act. None of Borrower, Operating Lessee, Guarantor nor any owner of a direct or indirect interest in Borrower, Operating Lessee or Guarantor, any member or partner of Borrower, Operating Lessee or Guarantor, any member or partner of such member or partner, or any owner of a direct or indirect interest in Borrower, Operating Lessee or Guarantor (or, in the case of Ashford REIT, no owner of a ten percent (10%) or greater direct or indirect interest in Ashford REIT) (a) is listed on any Government Lists, (b) is a Person who has been determined by competent authority to be subject to the prohibitions

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contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving any Patriot Act Offense or (d) to Borrower’s or Operating Lessee’s knowledge, is currently under investigation by any governmental authority for any alleged Patriot Act Offense.
SECTION 4.36.       Leases. Borrower has delivered to Agent true, correct and complete copies of all Leases. There are no Leases with respect to the Premises other than the Leases delivered to Agent. Except as set forth on Schedule 4.36: (a) each Lease is in full force and effect; (b) all Rents due and payable under the Leases have been paid and no portion of any Rent has been paid for any period more than thirty (30) days in advance; (c) there is no claim or basis for a claim by the Lessee thereunder for an adjustment to rent; (d) no Lessee has made any claim in writing against Borrower, Operating Lessee or Property Manager which remains outstanding that Borrower, Operating Lessee or Property Manager is in default under its applicable Lease; (e) no material default has occurred by Borrower, Operating Lessee or, to Borrower’s or Operating Lessee’s knowledge, any Lessee under any Lease, and no event which, with the giving of notice or passage of time, or both, would constitute a material default by Operating Lessee or, to Borrower’s or Operating Lessee’s knowledge, any Lessee, has occurred; (f) each Lease is the valid, binding and enforceable obligation of Borrower or Operating Lessee, as applicable; (g) intentionally omitted; (h) all Security Deposits under the Leases are as set forth in the Leases, and Borrower and Operating Lessee is in compliance with all Legal Requirements with respect to all Security Deposits; (i) no use restriction contained in any Lease, Permitted Encumbrance or Premises Document is violated by any use permitted under any other Lease, any Permitted Encumbrance or any Premises Document; (j) no Lease contains any option to purchase or right of first refusal to purchase the Premises or any part thereof; (k) to Borrower’s or Operating Lessee’s knowledge, the Lessees named in the Leases are in occupancy of the premises leased under their Leases; and (l) to Borrower’s or Operating Lessee’s knowledge, no Lessee has (i) consented to the appointment of a conservator, receiver, trustee, custodian or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all, or substantially all, of its property, or for the winding-up or liquidation of its affairs, (ii) admitted in writing its inability to pay its debts generally as they become due, (iii) filed a petition, or otherwise instituted, or consented to the institution against it of, proceedings to take advantage of any law relating to bankruptcy, insolvency or reorganization or the relief of debtors, (iv) made an assignment for the benefit of its creditors or (v) suspended payment of its obligations.
SECTION 4.37.       Special Purpose Entity. Each of Borrower and Operating Lessee is a Special Purpose Bankruptcy Remote Entity.
ARTICLE V

GENERAL AND OPERATIONAL COVENANTS

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SECTION 5.1.       Financial Statements, Reports and Documents. Borrower and Operating Lessee shall deliver to Agent each of the following:
(a)    Annual Financial Statements. As soon as practicable and in any event within one hundred twenty (120) days after the close of each fiscal year of each of Borrower and Operating Lessee, financial statements of Borrower and Operating Lessee for such period and the immediately preceding fiscal year to date, which shall include a detailed balance sheet, statement of operations (income and expenses), statement of cash flow, statement of changes in members’ or partners’ capital or shareholder’s equity, as applicable, contingent liability schedule, such statements to be in detail and presentation acceptable to Agent, prepared in accordance with Applicable Accounting Standards or such other standards as are satisfactory to Agent consistently applied for all periods. Such financial statements shall also be certified by the chief executive, operating or financial officer(s) of Borrower and Operating Lessee as (x) being true, correct and complete, (y) fairly presenting the financial position, condition and operations of Borrower and Operating Lessee, respectively, and (z) having been incorporated into the consolidated financial statements of Ashford REIT.
(b)    Quarterly Compliance Certificate. Within forty-five (45) days after the end of each Calendar Quarter, (i) the most recent Smith Travel Research STAR report for the Premises and (ii) a certificate executed by the chief executive, operating or financial officer(s) of Borrower and Operating Lessee (in his or her capacity as such) (i) stating that a review of the activities of Borrower and Operating Lessee and the Premises during the period that is the subject of such financial statements has been made under his or her supervision, (ii) stating that to the best of his or her knowledge and belief after reasonable and due investigation, there exists no Default or Event of Default as of the date of such certificate or, if any such event shall have occurred, specifying the nature and status thereof, (iii) certifying that neither Borrower nor Operating Lessee has received any notice that any other party to the Property Management Agreement, the Franchise Agreement, if any, or any Interest Rate Protection Agreement has challenged or denied the validity or enforceability of any such agreement, any notice of termination or intent to terminate thereunder, or any notice alleging a default by Borrower or Operating Lessee thereunder, or, if any such event shall have occurred, specifying the nature and status thereof, (iv) certifying that Guarantor is in compliance with all of its obligations under the Loan Documents to which it is a party, (v) certifying that there is no litigation, mediation or arbitration pending which, if adversely determined would reasonably be likely to have a Material Adverse Effect or, if any such litigation, mediation, or arbitration is pending, specifying the nature and status thereof, and (vi) setting forth Gross Revenues, Expenses and Net Cash Flow and Borrower’s calculation of the Interest Coverage Ratio and the Debt Yield, in each case as of the end of such Calendar Quarter, all in detail and presentation reasonably acceptable to Agent.
(c)    Intentionally omitted.

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(d)    Monthly Reports.

(i)
As soon as practicable, and in any event within thirty (30) days after the end of each calendar month, (A) an unaudited statement of operations (income and expenses) of Borrower and Operating Lessee for (x) such month (with a comparison to the then-current operating budget for the Premises and to the corresponding month in the immediately prior calendar year), (y) the fiscal year to date (with comparison to the then-current operating budget and the corresponding period in the immediately prior fiscal year) and (z) the trailing twelve (12) months, and (B) an occupancy, average daily rate and revenue per available room report for such month, all such statements and reports to be in detail and presentation reasonably acceptable to Agent, prepared in accordance with Applicable Accounting Standards and certified by the chief executive, operating or financial officer of Borrower and Operating Lessee as being true, correct and complete and fairly presenting in all material respects the financial position of Borrower and Operating Lessee; and

(ii)
As soon as practicable, and in any event within thirty (30) days after the end of each calendar month immediately following a Testing Determination Date as of which a Cash Sweep Condition shall exist, and on the thirtieth (30th) day following the end of each subsequent calendar month until a determination that a Cash Sweep Condition does not exist, a calculation of Net Cash Flow for such calendar month, all in detail and presentation reasonably acceptable to Agent.

(e)    Annual Budgets. As soon as available and in any event within thirty (30) days prior to the end of each calendar year, (i) an annual operating budget for the Premises for the following calendar year and (ii) an annual FF&E/Capital Budget for the Premises for the following calendar year. Such FF&E/Capital Budget and amendment thereof shall require Agent’s approval as to form and substance, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Borrower requests Agent’s approval under this Section 5.1(e), Agent shall be deemed to have given such approval in the event Agent fails to notify Borrower whether or not it approves such FF&E/Capital Budget or amendment within five (5) Business Days after the following conditions are satisfied: (y) Borrower shall have delivered to Agent a notice requesting Agent’s approval, together with the items required to be delivered in connection therewith in accordance with this Section 5.1(e) and such other information as may be reasonably necessary for Agent to respond to such request (provided such information is requested within ten (10) Business Days of Agent’s receipt of Borrower’s notice), and (z) in the event that Agent shall have failed to respond to Borrower’s notice within ten (10) Business Days after delivery of the notice and other materials set forth in clause (y)

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above, Borrower shall have delivered to Agent another notice which shall contain in boldface type at the beginning of such notice text to the following effect: “THIS IS A SECOND REQUEST MADE PURSUANT TO SECTION 5.1(e) OF THE LOAN AGREEMENT AMONG ASHFORD PIER HOUSE LP, AS BORROWER, ASHFORD TRS PIER HOUSE LLC, AS OPERATING LESSEE, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, AS AGENT, AND THE LENDERS PARTY THERETO, WITH RESPECT TO APPROVAL OF A PROPOSED FF&E/CAPITAL BUDGET OR AMENDMENT SENT TO YOU ON [DATE]. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE SHALL BE DEEMED TO BE APPROVAL OF SAID PROPOSED FF&E/CAPITAL BUDGET OR AMENDMENT.”
(f)    Intentionally Omitted.
(g)    Notices by Governmental Authorities. Promptly upon receipt of same by Borrower or Operating Lessee, true and complete copies of any official written notice, claim or complaint by any Governmental Authority pertaining to Borrower, Operating Lessee, Property Manager or Guarantor, the Premises, the Collateral, Borrower’s or Operating Lessee’s rights under any Permitted Encumbrance or any license, permit or approval obtained by Borrower or Operating Lessee that would or is reasonably likely to have a Material Adverse Effect, but in any case, any written notice from a public authority concerning any tax or special assessment, any notice of any alleged material violation of any zoning ordinance, restrictive covenant, fire ordinance, building code provision, or other Legal Requirement and any notice of any Taking or other eminent domain action or proceeding affecting or threatened against any portion of the Premises.
(h)    Property Management Agreement and Franchise Agreement. Contemporaneous with receipt or giving of same by Borrower or Operating Lessee, a copy of all statements and reports provided to or by Borrower and/or Operating Lessee pursuant to the Property Management Agreement or the Franchise Agreement, if any, and any notice of default or any other material notice or other material written communication given under, pursuant to or in connection with the Property Management Agreement or the Franchise Agreement, if any.
(i)    Notification by Borrower. The following notifications:
(i)    promptly upon Borrower or Operating Lessee’s learning thereof, any litigation, mediation, arbitration of other proceeding before any Governmental Authority with respect to Borrower, Operating Lessee, the Premises or the Collateral which, if adversely determined would reasonably be likely to have a Material Adverse Effect, or with respect to Guarantor which, if adversely determined, would reasonably be likely to have a Material Adverse Effect on Guarantor, specifying the nature and status thereof, and any material determinations in all such litigation, proceedings, mediations and arbitrations;

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(ii)    promptly upon Borrower or Operating Lessee’s learning thereof, any litigation or proceeding before any Governmental Authority regarding any challenge to or appeal of any material Operating Permit or zoning applicable to the Premises, specifying the nature and status thereof, and any material determinations in all such litigation and proceedings;
(iii)    promptly upon the occurrence thereof, of any material change in any material fact or circumstance represented or warranted in this Loan Agreement or any of the other Loan Documents, and of any fact or circumstance which is reasonably likely to materially interfere with the operation of the Premises or the ownership of any of the Collateral;
(iv)    promptly upon the occurrence thereof, of any acceleration of any Indebtedness of Borrower or Operating Lessee;
(v)    within five (5) Business Days after the occurrence thereof, of any name change, change in fiscal year or change in the chief executive office or principal place of business of Borrower or Operating Lessee;
(vi)    within five (5) Business Days after the occurrence thereof, a copy of any amendment to the operating agreements or any other organizational document, of Borrower or Operating Lessee, and promptly following Agent’s request, a list or organizational chart of the owners of direct or indirect beneficial and equitable interests in Borrower and Operating Lessee in the form attached to the Borrower’s Certificate;
(vii)    promptly upon occurrence thereof, of any breach, default or failure of performance by any party under, or any written notice that a party has challenged or denied the validity or enforceability of any Permitted Encumbrance, any Premises Document, any material Lease, any Material Operating Agreement, the Property Management Agreement or the Franchise Agreement, if any, which would or is reasonably likely to have a Material Adverse Effect;
(viii)    within five (5) Business Days after receipt by Borrower, Operating Lessee or Guarantor of written notice of the same from any Person, any material adverse claim against or affecting, and any notice or other instrument received by Borrower, Operating Lessee or Guarantor which would or is reasonably likely to have a Material Adverse Effect;
(ix)    promptly, and in any case within five (5) Business Days after the occurrence thereof, any material fire or other Casualty (which notice also shall generally describe the nature and extent of such Casualty and set forth Borrower’s best estimate of the cost of Restoration);
(x)    promptly, and in any case within five (5) Business Days after the occurrence thereof, Borrower and Operating Lessee shall notify Agent of any

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Taking or the commencement of any proceedings or negotiations which might result in such a Taking (which notice shall generally describe the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom); and
(xi)    (i) within ten (10) days after Borrower, Operating Lessee or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event; (ii) within ten (10) days after Borrower, Operating Lessee or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under IRC Section 412 has been filed with respect to any Pension Plan or Multiemployer Plan, a written statement of Borrower describing such ERISA Event or waiver request and the action, if any, Borrower, Operating Lessee and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; (iii) within thirty (30) days after Borrower, Operating Lessee or any ERISA Affiliate knows or has reason to know that there has been a material increase in the unfunded pension liability of any Pension Plan, notice of such occurrence; (iv) simultaneously with the date that Borrower, Operating Lessee or any ERISA Affiliate files a notice of intent to terminate any Pension Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice; and (v) within ten (10) days after Borrower, Operating Lessee or any ERISA Affiliate adopts a new Pension Plan or becomes obligated to contribute to a Multiemployer Plan, written notice describing same.
(j)    Notice Regarding Contracts. Promptly following the occurrence thereof, notification of any material changes in or termination or non-renewal and non-replacement of any Material Operating Agreement.
(k)    Estoppel Certificates. Within ten (10) Business Days after request therefor from Agent, Borrower and Operating Lessee shall deliver to Agent a certificate executed by Borrower, stating the amount due under the Note and this Loan Agreement and that as of the date of such certificate no Event of Default or, to each of Borrower’s and Operating Lessee’s knowledge, Default has occurred and is continuing and, if any such Default or Event of Default is noted, describing in reasonable detail each such Default or Event of Default and the action, if any, taken or being taken to cure the same, and such other information regarding the Loan, the Premises, Borrower and Operating Lessee as Agent reasonably requests.
(l)    Other Information. Promptly upon Agent’s request, such other information concerning the business, properties, or financial condition of Borrower, Operating Lessee and Guarantor, including the performance of their obligations under the Loan Documents, as Agent shall reasonably request.

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SECTION 5.2.       Management, Maintenance and Repairs.
(g)    The Premises shall at all times be managed directly and exclusively by the Property Manager under the Property Management Agreement. Neither Borrower nor Operating Lessee shall (i) terminate or cancel the Property Management Agreement or consent to the assignment or surrender thereof or enter into any agreement in substitution thereof or (ii) amend, modify or supplement in any material respect, or waive or release any material obligation of the Property Manager under, or waive any material right of Operating Lessee under, the Property Management Agreement, in any case, without Agent’s prior consent, which consent, in the case of the actions described in the foregoing clause (ii), shall not be unreasonably withheld, conditioned or delayed.
(h)    Operating Lessee shall comply in all material respects with all of Operating Lessee’s covenants, obligations, agreements and undertakings under the Property Management Agreement. Borrower and Operating Lessee shall promptly (i) notify Agent, in writing, of any material defaults by Property Manager after Borrower or Operating Lessee becomes aware of the same and (ii) deliver to Agent a copy of all termination notices, default notices, notices claiming any offset rights and all other material notices from Property Manager to Borrower or Operating Lessee or from either of Borrower or Operating Lessee to Property Manager. Operating Lessee shall use commercially reasonable efforts to secure the performance of the obligations of the other parties to the Property Management Agreement and to enforce Operating Lessee’s rights thereunder. Borrower and Operating Lessee shall appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with, the Property Management Agreement or the obligations, duties, or liabilities of Operating Lessee or Property Manager thereunder. Borrower and Operating Lessee shall pay all costs and expenses of Agent, including reasonable attorneys’ fees, in any action or proceeding in which Agent may appear. In the event the Loan is accelerated following the occurrence of an Event of Default, and also in the event of a foreclosure of the Mortgage, sale by power of sale thereunder or a deed in lieu of foreclosure thereof, Agent shall have the right (i) to terminate or require that Operating Lessee terminate, the Property Management Agreement and (ii) require Operating Lessee upon such termination to engage a replacement property manager acceptable to Agent pursuant to a replacement property management agreement acceptable to Agent.
(i)    Borrower and Operating Lessee shall cause the Premises to be at all times open for business to the public (except for temporary closings due to major Casualties or Takings; provided that (i) at all times during such temporary closing Borrower and Operating Lessee shall diligently pursue the Restoration of the Premises in accordance with this Loan Agreement and maintain all insurance required by this Loan Agreement and (ii) no such temporary closing shall be deemed to waive, stay or otherwise limit any other Obligations), operated, maintained and managed in the manner and accordance with the standards required pursuant to the Property Management Agreement and the Permitted Encumbrances, but in no event below Comparable Standards. Subject to the last sentence of Section 5.2(b) hereof, Operating Lessee shall keep in effect at all times any contractual arrangements as may be necessary to meet the standard of operation described in the foregoing sentence or as may be required by Legal Requirements and Operating Permits. In furtherance of the foregoing,

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Borrower and Operating Lessee shall keep the Premises in good repair, working order and condition, so that the value of all or any portion of the Premises will not be diminished in any material respect and shall supply the Premises and such property with all necessary supplies and equipment and promptly and diligently make or cause to be made all needful and proper repairs, renewals and replacements thereto whether interior or exterior, structural or non-structural, ordinary or extraordinary, or foreseen or unforeseen consistent with and in order to maintain the standards set forth above. All such repairs, renewals and replacements shall be at least equal in quality, value and class to that of the improvements which are the subject of such repairs, renewals and replacements. Without limiting the foregoing, neither Borrower nor Operating Lessee shall use or permit to be used any part of the Premises for any dangerous or noxious use or use that impairs the ability to use, operate, maintain and manage the Premises in accordance with this Section 5.2, or cause or permit to be maintained any nuisance in, at or on the Premises.
(j)    Neither Borrower nor Operating Lessee shall commit or permit any waste or deterioration (other than ordinary wear and tear) of or to the Premises or other improvements, structures and equipment thereon. Borrower and Operating Lessee shall promptly, diligently and continuously restore, replace or rebuild or cause to be restored, replaced or rebuilt any part of and improvements, structures and equipment on the Premises damaged or destroyed by any Casualty (including any Casualty for which insurance was not obtained or obtainable) or which may be affected by any Taking, in accordance with the Loan Documents and the Permitted Encumbrances. Borrower and Operating Lessee shall promptly replace, or caused to be replaced, any part of the Premises taken by theft to the extent necessary to comply with the provisions of this Section 5.2(d).
(k)    Borrower and Operating Lessee shall not enter into any franchise agreement for the Premises without the prior written consent of Agent. Notwithstanding the foregoing, Agent shall not unreasonably withhold, delay or condition its consent to any franchise agreement for the Premises with any full service brand owned by Marriott International, Inc., Hilton Hotels & Resorts, Hyatt Hotels Corporation, or Starwood Hotels and Resorts Worldwide (each a “Qualified Brand”) on such Qualified Brand’s then current Franchise Disclosure Document (FDD) form of franchise agreement, provided that (i) Borrower and Operating Lessee shall have provided Agent with a financial analysis of the effect of such franchise agreement on Gross Revenues and Expenses, and (ii) franchisor enters into a “comfort letter” in favor of Agent in form and substance reasonably acceptable to Agent (such franchise agreement, as consented to by Agent, the “Franchise Agreement”).
(l)    Upon the effectiveness of the Franchise Agreement, if applicable, Borrower and Operating Lessee shall (i) comply in all material respects with all of the covenants, obligations, agreements and undertakings under the Franchise Agreement and (iii) use commercially reasonable efforts to secure the performance of the obligations of the franchisor to the Franchise Agreement and to enforce Borrower’s and Operating Lessee’s rights thereunder. Neither Borrower nor Operating Lessee shall (i) terminate or cancel the Franchise Agreement or consent to the assignment or surrender thereof or enter into any agreement in substitution thereof or (ii) amend, modify or supplement in any material respect, or waive or release any material obligation of the franchisor under, or waive any material right of Borrower or Operating Lessee

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under, the Franchise Agreement, in any case, without Agent’s prior consent, which consent, (y) in the case of the actions described in the foregoing clause (ii), shall not be unreasonably withheld, conditioned or delayed, and (z) in the case of the actions described in the foregoing clause (i), shall not be unreasonably withheld, conditioned or delayed, provided that (A) Borrower and Operating Lessee shall have provided Agent with a financial analysis of the effect of such termination, cancellation, assignment, surrender or substitution, as applicable, on Gross Revenues and Expenses, and (B) Borrower and Operating Lessee shall have otherwise complied with the requirements of Section 5.2(e) above with respect to any new franchisor (which for the avoidance of doubt shall be a Qualified Brand) taking an assignment of the Franchise Agreement or becoming a substitute franchisor under the Franchise Agreement.
SECTION 5.3.       Inspection of Premises and Books and Records.
(g)    Borrower and Operating Lessee shall permit Agent and its designated representatives to enter upon and inspect the Premises, or any part thereof, in an emergency and at all other times during normal business hours and upon prior reasonable notice, with free access to inspect or examine the Premises.
(h)    Agent shall have no duty to make any inspection nor shall Agent incur any liability or obligation for not making any such inspection or, once having undertaken any such inspection, for making the inspection, not making the same carefully or properly, or for not completing the same; nor shall the fact that such inspection may not have been made by Agent relieve Borrower of any obligations that it may otherwise have under the Loan Documents.
(i)    Borrower and Operating Lessee shall at all times keep complete and accurate books, records and accounts of its transactions. At their sole cost and expense, Borrower and Operating Lessee shall permit any representative of Agent, at all times during normal business hours upon prior reasonable notice, to examine and copy the books and records of Borrower and Operating Lessee, and all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction, reconstruction, maintenance, operation and repair of the Premises.
SECTION 5.4.       Compliance with Legal, Insurance and Contractual Requirements.
(a)    Subject to the right of Borrower and Operating Lessee to contest as set forth in Section 5.8 hereof, Borrower and Operating Lessee, at their sole cost and expense, shall comply and cause compliance of the Premises and the construction, use, occupancy, possession, operation, management, maintenance and ownership thereof, with all Legal Requirements and all Insurance Requirements in all material respects, whether or not compliance therewith shall require changes in, or interfere with the use and enjoyment of, the Premises or any part thereof. Borrower and Operating Lessee shall preserve and maintain in all material respects all of their respective rights, privileges and Operating Permits necessary to fully operate the Premises in accordance with Section 5.2 hereof. Agent and Lenders shall not have any obligation or responsibility whatsoever for any matter incident to the Premises or the maintenance and operation of the Premises. Borrower and Operating Lessee agree that all consents, approvals,

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orders or authorizations of, or registrations, declarations or filings with, or other actions with respect to or by, any Governmental Authorities required for the operation and maintenance of the Premises and otherwise in connection with the carrying out or performance of any of the transactions required or contemplated hereby or thereby (other than routine construction and occupancy permits which are not appropriate or necessary for the stages of construction in question) shall be obtained when required.
(b)    Borrower and Operating Lessee shall comply in all material respects with all of their respective covenants, obligations, agreements and undertakings under the Premises Documents, the Permitted Encumbrances, the Material Operating Agreements and each other material agreement to which Borrower or Operating Lessee is a party, and make all reasonable efforts to secure the performance of the obligations of the other parties thereto and to enforce its rights thereunder. Neither Borrower nor Operating Lessee shall amend, modify or supplement in any material respect, terminate or cancel, consent to the assignment or surrender of, or waive or release any material obligation of any party under, or waive any material right of Borrower or Operating Lessee under, or enter into any agreement in substitution of, any Material Operating Agreement without Agent’s prior consent, unless the same done in the ordinary course of business on commercially reasonable terms or otherwise permitted in the Property Management Agreement to be done by Property Manager without the consent of Operating Lessee. Any consent of Agent required under this Section 5.4(b) shall not be unreasonably withheld, conditioned or delayed.
(c)    Borrower and Operating Lessee, at their sole cost and expense, shall comply and cause compliance in all material respects with all rights of way or use, declarations or transfers of air rights, other declarations, zoning lot development agreements, privileges, franchises, licenses, servitudes, easements and other encumbrances affecting or forming a part of the Mortgaged Property or any portion thereof, and all instruments creating or evidencing the same, including the Permitted Encumbrances and the Premises Documents, in each case, to the extent compliance therewith is required of Borrower or Operating Lessee under the terms thereof. Neither Borrower nor Operating Lessee shall take any action which results in a forfeiture or termination of the rights afforded to Borrower or Operating Lessee under any such instruments. Borrower and Operating Lessee shall make all reasonable efforts to secure the performance in all material respects of the obligations of the grantors or other parties thereto and to enforce Borrower’s and Operating Lessee’s rights thereunder. Neither Borrower nor Operating Lessee shall in any material respect, without the prior consent of Agent, modify, amend or supplement or enter into any agreement in substitution for, or waive or release any obligation of any party under, or waive any right of Borrower or Operating Lessee under, any such instruments, which consent shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default exists and none of the foregoing is reasonably likely to have a Material Adverse Effect.
SECTION 5.5.       Appraisals. Agent shall be entitled to obtain, at the sole cost and expense of Borrower and Operating Lessee, Appraisals or Appraisal Updates at Agent’s election (x) at any time that an Event of Default has occurred and is continuing, (y) in connection with the foreclosure of the Mortgage or the granting of a deed-in-lieu thereof or the exercise of

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other remedies against Borrower or Operating Lessee after the occurrence and during the continuance of an Event of Default, and (z) at any other time not more than once in any twenty-four (24) month period, or more frequently if required for regulatory purposes applicable to Agent or any Lender; provided, however, in the event that an Appraisal Update in lieu of an Appraisal would be sufficient for regulatory purposes, Agent and Lenders agree that an Appraisal Update shall be sufficient for purposes of clause (z) above. At any time on or after the first anniversary of the effective date of the then most recent Appraisal or Appraisal Update, but in no event more than once in any twelve (12) month period, Borrower shall be entitled to require Agent to obtain, at the sole cost and expense of Borrower, an Appraisal or Appraisal Update for purposes of determining the LIBOR Rate Margin or the Amortization Payment Amount. Borrower and Operating Lessee shall cooperate with Agent and any appraiser and their agents and employees in connection with Appraisals and Appraisal Updates.
SECTION 5.6.       Payment of Impositions. Subject to the right of Borrower and Operating Lessee to contest in accordance with Section 5.8 hereof, Borrower and Operating Lessee shall pay or cause to be paid all Impositions on or before the due date thereof and in any event before any fine, penalty, interest or cost may be added for non-payment. Borrower and Operating Lessee shall promptly deliver to Agent after payment of any Imposition and at other times, upon request, copies of official receipts or other evidence satisfactory to Agent evidencing the payment of the Impositions. Neither Borrower nor Operating Lessee shall claim or demand or be entitled to any credit or credits on account of the Obligations for any Imposition or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, the Collateral or any part thereof, by reason of the Mortgage or the Obligations.
SECTION 5.7.       Liens and Encumbrances; Ownership of Collateral. Borrower shall at all times be the absolute and sole owner of, and, subject to the Permitted Encumbrances and Leases and Equipment Leases that exist as of the Closing Date or are entered into after the Closing Date in accordance with the Loan Documents, have good, legal and beneficial title to, a fee interest in Land and Improvements (or, as to the portion of the Premises demised pursuant to the Submerged Land Lease, the leasehold interest in such portion of the Premises so demised). Operating Lessee shall at all times to be the absolute and sole owner of, and, subject to the Permitted Encumbrances and Leases and Equipment Leases that exist as of the Closing Date or are entered into after the Closing Date in accordance with the Loan Documents, have good, legal and beneficial title to, the leasehold estate in the Land and Improvements created by the Operating Lease. Borrower and/or Operating Lessee shall at all times be the sole and absolute owner(s) of and have legal and beneficial title to the other Collateral, free and clear of any Lien except the Loan Documents, Permitted Encumbrances and Leases and Equipment Leases that exist as of the Closing Date or are entered into after the Closing Date in accordance with the Loan Documents (except that Borrower shall at all times be the sole and absolute owner of and have legal and beneficial title to all Interest Rate Protection Agreements, free and clear of any Lien except the Permitted Encumbrances and the Loan Documents). In furtherance of the foregoing, (a) neither Borrower nor Operating Lessee shall in any material respect make, grant, modify or terminate any rights of way or use, declarations, transfers of air rights, other declarations, zoning lot development agreements, privileges,

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franchises, licenses, servitudes, easements and other encumbrances over, under or on the Land or Improvements or any portion thereof, without the prior consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default exists and none of the foregoing is reasonably likely to have a Material Adverse Effect and (b) neither Borrower nor Operating Lessee shall directly or indirectly create or permit or suffer to be created any Lien on the interest of Borrower or Operating Lessee in the Collateral or any part thereof, other than the Loan Documents, Permitted Encumbrances and Leases and Equipment Leases that exist as of the Closing Date or are entered into after the Closing Date in accordance with the Loan Documents. Notwithstanding the foregoing, with respect to any mechanic’s lien or other Lien on the Collateral, other than Liens voluntarily created by Borrower, Operating Lessee or any of their Affiliates, Borrower and Operating Lessee shall have thirty (30) days after either of them first receives notice of such Lien to discharge or bond over such Lien. Neither Borrower nor Operating Lessee shall directly or indirectly suffer or permit, and shall promptly discharge or cause to be discharged, any Lien on any direct or indirect equity or beneficial interest in Borrower, Operating Lessee or any Person directly or indirectly holding an equity or beneficial interest in Borrower or Operating Lessee other than Permitted Transfers.
SECTION 5.8.       Permitted Contests. After prior written notice to Agent and provided no Default or Event of Default shall then exist, Borrower and Operating Lessee, at their sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, mechanic’s or materialman’s Lien, Legal Requirement or Insurance Requirement and defer the payment thereof or compliance therewith, subject, however, to the following conditions:
(w)    In the case of an unpaid Imposition or mechanic’s or materialman’s Lien, such proceedings shall suspend the collection thereof from Borrower, Operating Lessee, Agent, Lenders and the Mortgaged Property and other Collateral;
(x)    neither the Mortgaged Property, the other Collateral, any Rents nor any part thereof or interest therein, in the judgment of Agent, would be in any danger of being sold, forfeited, terminated, canceled or lost in any respect;
(y)    in the case of a Legal Requirement, Borrower and Operating Lessee would not be in danger of criminal liability for failure to comply therewith and neither Agent nor any Lender would be in danger of any civil or criminal liability for failure to comply therewith;
(z)    Borrower and Operating Lessee shall have furnished such security, bond or escrow if any, as may be required in the proceedings or as may be requested by Agent to ensure the payment of any Imposition or Lien or the compliance with any Legal Requirement or Insurance Requirement, as the case may be, together with any interest or penalties which may become due in connection therewith;

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(aa)    the non-payment of the whole or any part of any tax, assessment or charge during the pendency of any such action will not result in the delivery of a tax deed to the Mortgaged Property or any part thereof, because of such non-payment;
(bb)    the payment of any sums required to be paid under this Loan Agreement and the other Loan Documents (other than any unpaid Imposition at the time being contested in accordance with this Section 5.8) shall not be interfered with or otherwise affected;
(cc)    in the case of any Insurance Requirement, the failure of Borrower or Operating Lessee to comply therewith shall not affect the validity or effectiveness of any insurance required to be maintained by Borrower under Section 5.11 hereof; and
(dd)    Borrower and Operating Lessee comply with any and all conditions or requirements set forth in any other agreement to which Borrower or Operating Lessee is a party or pursuant to which the Premises is bound with respect to such contest;
provided, that, the conditions set forth in clauses (a), (c), (d), (e) and (g) shall not be conditions to a permitted contest pursuant to this Section 5.8 if Borrower or Operating Lessee pays and otherwise complies with such Imposition, Legal Requirement or Insurance Requirement.
SECTION 5.9.       Alterations. Borrower and Operating Lessee shall cause all alterations of the Premises to be done in a good and workmanlike manner and shall be completed in accordance with all Legal Requirements and free and clear of Liens or claims for materials supplied or for labor or services performed in connection with such repairs and alterations or otherwise, subject to the rights of Borrower and Operating Lessee pursuant to Section 5.8 hereof. Prior to Borrower’s, Operating Lessee’s or Property Manager’s commencing any Significant Alteration, all of the following requirements and conditions shall be satisfied:
(a)    Agent shall have determined that (x) Borrower and Operating Lessee have the financial resources to complete the Significant Alteration on a timely and lien-free basis and (y) the Significant Alteration can be completed at least six (6) months prior to the then Maturity Date;
(b)    If requested by Agent, Agent shall have received architectural or engineering plans and specifications for the Significant Alteration and an estimate of the costs and expenses of such Significant Alteration, all of which shall be approved by Agent, which approval shall not be unreasonably withheld, conditioned or delayed;
(c)    If requested by Agent, Agent shall have received copies of the agreements pursuant to which the Significant Alteration shall be done; and
(d)    Agent shall have received such other information and documentation as Agent may reasonably request regarding the Significant Alteration and the cost thereof.

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SECTION 5.10.       Leases.
(a)    Neither Borrower nor Operating Lessee shall enter into, amend, supplement or modify in any material respect, consent to the assignment or surrender of, or grant a waiver of any material provision or right of Borrower or Operating Lessee under, any Material Lease without Agent’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default exists.
(b)    Provided that no Event of Default is continuing, Borrower and Operating Lessee may, without the approval of Agent, enter into any Lease which is not a Material Lease provided that such Lease is entered into in the ordinary course of Borrower’s and Operating Lessee’s business and when entered into (i) provides for net effective rental rates comparable to existing local market rates, (ii) provides for automatic self-operative subordination to the Mortgage and, at Agent’s option, (x) attornment to Agent and (y) the unilateral right by Agent, at the option of Agent, to subordinate the Lien of the Mortgage to the Lease, and (iii) does not contain any option to purchase, any right of first refusal to purchase, any requirement for a non-disturbance or recognition agreement, or any other provision which could reasonably be expected to cause a Material Adverse Effect.
(c)    Provided that no Event of Default is continuing, Borrower and Operating Lessee may, without the approval of Agent, amend, supplement, modify, terminate, consent to the assignment or waiver of and grant any waivers under any Lease which is not a Material Lease provided that after giving effect to any amendment, supplement, modification or assignment consented to by Borrower or Operating Lessee thereof or waiver thereunder, such Lease continues to (i) provide for net effective rental rates comparable to existing local market rates, (ii) provide for automatic self-operative subordination to the Mortgage and, at Agent’s option, (x) attornment to Agent and (y) the unilateral right by Agent, at the option of Agent, to subordinate the Lien of the Mortgage to the Lease, and (iii) not contain any option to purchase, any right of first refusal to purchase, any requirement for a non-disturbance or recognition agreement, or any other provision which could reasonably be expected to cause a Material Adverse Effect; provided that clause (ii) above shall not apply to the Lease with Operation Kidd, LLC (assignee to Island Dogs, LLC) existing on the date of this Loan Agreement.
(d)    Without limiting Section 5.10(a) hereof, Borrower and Operating Lessee shall deliver to Agent a copy of any Material Lease, and any amendment, modification or supplement thereof within five (5) Business Days after the execution and delivery thereof by Borrower or Operating Lessee.
(e)    Borrower and Operating Lessee shall faithfully keep and perform in all material respects their respective obligations under the Leases and shall not permit any Lessee to prepay Rents pursuant to the terms of any Lease other than the usual prepayment of Rent as would result from the acceptance on the first day of each month of the Rent for the ensuing month, according to the terms of any Leases. Borrower and Operating Lessee shall promptly (i) notify Agent, in writing, of any material defaults by any Lessee under or Lease guarantor of each Material Lease after Borrower or Operating Lessee becomes aware of the same and (ii) deliver to Agent a copy of all termination notices, default notices, notices claiming any offset

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rights and all other material notices from any Lessee under or Lease guarantor of each Material Lease to Borrower or Operating Lessee or from Borrower or Operating Lessee to any Lessee under or Lease guarantor of each Material Lease.
(f)    Borrower and Operating Lessee shall furnish to Agent, within ten (10) days after a request by Agent to do so, true copies of each Lease and any Lease guaranty thereof or amendments and supplements thereto not previously furnished to Agent and any other information with respect to Borrower’s and Operating Lessee’s leasing activities and policies for the Premises as Agent shall reasonably request.
(g)    Borrower and Operating Lessee shall appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with, any Leases and Lease guaranties or the obligations, duties, or liabilities of Borrower or Operating Lessee or any Lessee or any Lease guarantor thereunder. Borrower and Operating Lessee shall pay all costs and expenses of Agent, including reasonable attorneys’ fees, in any action or proceeding in which Agent may appear.
(h)    Borrower and Operating Lessee shall use commercially reasonable efforts to enforce or secure the performance in all material respects of the obligations of the Lessees under and Lease guarantors of Material Leases. Neither Borrower nor Operating Lessee shall waive, discount, set-off, compromise, or in any manner release or discharge any Lessee under or Lease guarantor of any Material Lease of and from any material obligations, covenants, conditions, and agreements by said Lessee and Lease guarantor to be kept, observed, and performed, in the manner and at the place and time specified in the applicable Material Lease and guaranty thereof.
(i)    Borrower and Operating Lessee shall not, and shall not allow any Person on behalf of Borrower or Operating Lessee to, enter into any agreement with any Person to pay lease commissions with regard to any Lease which agreement is not expressly made subordinate to Agent’s rights, interests and claims under the Loan Documents.
(j)    All Leases executed after the Closing Date shall be made expressly subject and subordinate to the Mortgage and the terms and provisions thereof and shall contain provisions obligating the Lessees thereunder to attorn to Agent or any purchaser therefrom upon its written demand in the event Agent or such purchaser succeeds to the interest of Borrower or Operating Lessee under such Leases. Each Lease guaranty, if any, shall provide that it shall remain in full force and effect, and that guarantor thereunder shall perform for the benefit of Agent or such purchaser, upon attornment by the Lessee.
SECTION 5.11.       Required Insurance.
(c)    Required Coverage. In addition to any insurance required to be maintained by Borrower and Operating Lessee pursuant to the Property Management Agreement, the Premises Documents, the Leases and all other agreements to which Borrower or Operating Lessee is a party or the Premises is subject, Borrower and Operating Lessee shall maintain, or cause to be maintained, the types of insurance set forth in Schedule 5.11 attached hereto

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complying with the requirements set forth in said Schedule 5.11. In clarification of the foregoing, in the event a Casualty occurs due to any event that is required to be insured hereunder (e.g., a flood or hurricane), Borrower and Operating Lessee shall continue to maintain or cause to be maintained at all times the insurance coverage required with respect to such event, including during the occurrence of an on-going Casualty, settlement of insurance claims after the Casualty and during the course of any Restoration of the Premises. Borrower and Operating Lessee shall perform or cause to be performed the obligations set forth in said Schedule 5.11 as and when required therein, and in addition to their other rights and remedies set forth in the Loan Documents, at law or in equity, Agent and Lenders shall have the rights and remedies set forth therein. Neither Borrower nor Operating Lessee shall name any Person other than Agent as “First Mortgagee” or “First Lender Loss Payee” on the property insurance set forth in Schedule 5.11, or give any Person other than Agent the right to make a claim for, settle or receive insurance proceeds pursuant to the insurance policies of Borrower or Operating Lessee, unless such insurance is a blanket or group policy, in which case, neither Borrower nor Operating Lessee shall name any Person other than Agent as “First Mortgagee” or “First Lender Loss Payee” with respect to the Premises on such insurance, or give any Person other than Agent the right to make a claim for, settle or receive insurance proceeds on account of the Premises or otherwise with respect to Borrower or Operating Lessee pursuant to such policies.
(d)    Agent’s Right to Procure Insurance. Notwithstanding anything to the contrary contained herein, if at any time Agent is not in receipt of written evidence that all insurance required hereunder is maintained in full force and effect, Agent shall have the right (but not the obligation) to take such action as Agent deems necessary to protect its interests in the Premises, including the obtaining of such insurance coverages as are required hereunder, and all expenses incurred by Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower and Operating Lessee promptly after demand and shall be secured by the Loan Documents.
SECTION 5.12.       Damage or Destruction.
(d)    Borrower and Operating Lessee hereby irrevocably assign, transfer and set over to Agent all of their rights to all business interruption/rent loss, property, terrorism and other insurance proceeds, awards and payments payable with respect to the Premises on account of a Casualty. Subject to Section 5.12(b) hereof, (i) Agent shall be entitled to collect and receive all insurance proceeds payable with respect to the Premises on account of a Casualty and until disbursed such proceeds shall constitute additional security for the Obligations, (ii) Borrower and Operating Lessee hereby irrevocably authorize and empower Agent, in the name of Borrower or Operating Lessee or otherwise, to file for and prosecute in its own name what would otherwise be Borrower’s or Operating Lessee’s claim for any such insurance proceeds and to collect such proceeds and (iii) Agent may participate in all proceedings and negotiations in connection with such proceeds on behalf of Borrower and Operating Lessee or otherwise and Borrower and Operating Lessee shall deliver or cause to be delivered to Agent all instruments requested by Agent to permit such participation; provided, however, that Agent shall be under no obligation to question or maximize the amount of the proceeds or obtain any particular amount of proceeds. Although it is hereby expressly agreed that the same shall not be necessary, and in any event,

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Borrower and Operating Lessee shall, upon demand of Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such proceeds to Agent, free and clear of any encumbrances of any kind or nature whatsoever. Agent may be represented by counsel satisfactory to it. Borrower and Operating Lessee shall pay promptly after demand all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements and any appraiser or other consultant) incurred by Agent in connection with any Casualty and seeking and obtaining any insurance proceeds on account thereof.
(e)    Notwithstanding Section 5.12(a) hereof, so long as no Default or Event of Default shall have occurred and shall then be continuing and provided Borrower and Operating Lessee promptly file all claims and diligently prosecute same, Borrower and Operating Lessee shall have the right to file, adjust, settle and prosecute any claim for such insurance proceeds; provided, however, that neither Borrower nor Operating Lessee shall agree to any adjustment or settlement of any such claim payable with respect to a Casualty the insurance proceeds with respect to which are or are reasonably expected to be greater than $1,500,000 (the “Casualty Proceeds Disbursement Threshold”) without Agent’s prior consent. Borrower and Operating Lessee shall promptly after demand pay to Agent all reasonable costs and expenses (including the fee of any insurance consultant or adjuster and reasonable attorneys’ fees and disbursements) incurred by Agent in connection with a Casualty and seeking and obtaining any insurance proceeds, award or payment with respect thereto. Net Proceeds held by Agent, together with any interest earned thereon, shall constitute additional security for the payment of the Obligations (a security interest therein being granted hereby), until disbursed in accordance with this Section 5.12 or Section 5.14 hereof, as the case may be. Notwithstanding the foregoing, or anything else herein, to the contrary, all proceeds of business interruption/rent loss insurance may be collected by and shall be paid to Agent and applied in accordance with Section 5.12(g) hereof.
(f)    Borrower and Operating Lessee shall use all insurance proceeds actually received by either of them for Restoration. Borrower and Operating Lessee shall, at their sole cost and expense, promptly commence and diligently and continuously perform to completion the Restoration in a good and workmanlike manner and in compliance with all Legal Requirements and the requirements of the Permitted Encumbrances, the Property Management Agreement and the Leases, whether or not Borrower and Operating Lessee shall have satisfied the Release Conditions in order to cause the Net Proceeds to be made available for such Restoration and whether or not such insurance proceeds on account of the Casualty shall be sufficient for such purpose.
(g)    Subject to the last sentence of Section 5.12(b) hereof, in the case of any Casualty with respect to which the insurance proceeds payable are less than the Casualty Proceeds Disbursement Threshold, the Net Proceeds shall be payable directly to Borrower (or if paid to Agent, Agent shall disburse same to Borrower) for Restoration, and in the case of any Casualty with respect to which the insurance proceeds payable are equal to or greater than the Casualty Proceeds Disbursement Threshold, the Net Proceeds shall be held by Agent, if Agent so elects, as a part of the Collateral. In such event, Agent shall make the Net Proceeds available to Borrower for the Restoration of the Premises from time to time as the Restoration progresses,

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subject to compliance by Borrower with Section 5.2(c) hereof and satisfaction of the following terms and conditions for each disbursement (each a “Release Condition” and collectively, the “Release Conditions”):

(i)	No First Tier Default or Event of Default shall have occurred and be continuing;

(ii)
Agent shall have been provided an Appraisal certifying that upon completion of the Restoration, the outstanding principal balance of the Loan shall not exceed sixty-five percent (65%) of the Appraised Value;

(iii)
Borrower and Operating Lessee shall have demonstrated to the reasonable satisfaction of Agent that the Restoration can be completed at least six (6) months prior to the then-current Maturity Date, or such earlier time as may be required by applicable Legal Requirements;

(iv)
To the extent, in Agent’s reasonable judgment, the Net Proceeds are insufficient to pay the costs of the Restoration, Borrower and Operating Lessee shall have, if requested by Agent, deposited with Agent sums in an amount at least equal to the excess, if any, of Agent’s reasonable estimate of the costs of the Restoration over the amount of Net Proceeds received by Agent with respect to such Casualty, which additional sums shall be disbursed by Agent prior to any disbursements of insurance proceeds;

(v)
Borrower and Operating Lessee shall have demonstrated to the reasonable satisfaction of Agent that sufficient funds are available to them through the rent and/or business interruption insurance deposited with Agent pursuant to Section 5.12(g) hereof and/or cash deposited with Agent to be disbursed in accordance with Section 5.12(g) hereof, to pay all debt service with respect to the Loan and all operating expenses with respect to the Premises during the period reasonably estimated by Agent as necessary for the completion of the Restoration and the extended indemnity period referred to in item (1d) of Addendum A to Schedule 5.11 attached hereto;

(vi)	intentionally omitted;

(vii)
Agent shall have received architectural and/or engineering plans and specifications for the Restoration and an estimate of the costs and expenses of the Restoration, all of which shall be in form and substance reasonably acceptable to Agent;

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(viii)
Prior to any disbursement by Agent, the following information and documentation shall have been obtained by Borrower and Operating Lessee, at their expense, and submitted to Agent, which information and documentation shall be in form and substance satisfactory to Agent:

(A)
A request for disbursement signed by Borrower or Operating Lessee, accompanied by billing statements, vouchers or invoices, which request for disbursement shall expressly warrant that the work with respect to which the advance is requested has been performed in all material respects in accordance with the approved plans and specifications for the Restoration;

(B)
Proof that all invoices for labor and materials previously submitted by Borrower and Operating Lessee and approved and reimbursed by Agent have been paid, except for those the subject of the current request for disbursement;

(C)	Lien waivers for all payees under previous requests for disbursements;

(D)
A report from Borrower or Operating Lessee’s architect or if Agent shall elect, such consultant as Agent shall retain, which shall specify the percentage of completion of the Restoration, shall provide detailed comments on specific work performed since the date of the last such report, and, if required by Agent, an estimate of the cost to complete the Restoration after taking into account the work then completed;

(E)	At the request of Agent, an endorsement of the Title Insurance Policy, which endorsement shall show no liens of record or additional encumbrances not acceptable to Agent;

(F)
Copies of the architect, trade contract and all other agreements pursuant to which the Restoration shall be done, and any such agreement which requires payments of more than $100,000 in the aggregate shall be reasonably satisfactory to Agent as to the party performing the construction obligations thereunder;

(G)
An assignment to Agent of all such agreements, together with the written consent to such assignments by all parties to such contracts and an agreement to continue performance thereunder at Agent’s request; and

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(H)	Such other information and documentation as Agent may reasonably request regarding the Improvements and the Restoration and the cost thereof.
Notwithstanding the foregoing, if Agent does not elect to hold the Net Proceeds, Borrower shall not disburse any Net Proceeds other than in accordance with the conditions of this Section 5.12(d) and Sections 5.12(e) and 5.12(f) hereof.
If a First Tier Default occurs, or one or more of the Release Conditions set forth in subsection (viii) of Section 5.12(d) hereof are not satisfied, Agent shall, with respect to the applicable disbursement, continue to hold the Net Proceeds until those conditions are satisfied or, if applicable, such First Tier Default ceases to exist, subject to the terms of Section 5.12(e) hereof.
(h)    If one or more of the Release Conditions set forth in subsection (ii) through (vii) of Section 5.12(d) hereof are not satisfied or becomes unsatisfied within ninety (90) days from and after the date of the Casualty, then all Net Proceeds shall, at the option of Agent, be applied in accordance with Section 5.14 hereof. If an Event of Default occurs and is continuing, all Net Proceeds shall also be applied in accordance with Section 5.14 hereof.
(i)    All reasonable costs and expenses incurred by Agent in connection with making the Net Proceeds available for the Restoration (including reasonable attorneys’ fees and disbursements and reasonable fees and actual out-of-pocket expenses of Agent’s construction consultants and inspectors) shall be paid by Borrower and Operating Lessee. Any Net Proceeds remaining after the Restoration and the payment in full of all costs incurred in connection with the Restoration will be distributed by Agent to Borrower provided no Event of Default shall have occurred and be continuing.
(j)    Business interruption/rent loss insurance proceeds of Borrower and Operating Lessee shall be deposited into an interest-bearing account or subaccount of Agent as further security for the Obligations (a security interest therein being granted hereby). Provided no First Tier Default or Event of Default shall have occurred and be continuing, Agent shall use such proceeds to pay of Interest, principal due and payable under Section 2.4 hereof and other sums that become due and payable under the Loan Documents as and when due and after payment or reservation of such sums for any calendar month, at the written request or Borrower or Operating Lessee from time to time on a monthly basis, Agent shall disburse such proceeds to Borrower and Operating Lessee to pay for reasonable and necessary Expenses of the Premises incurred in the ordinary course of the ownership, maintenance and operation of the Premises for such calendar month in accordance with the applicable operating budget approved by Agent and provided that the payment of any such Expense is not prohibited by the terms hereof. Borrower and Operating Lessee hereby grant to Agent a security interest in all of their rights in and to such account and all sums on deposit therein as additional security for the Obligations. Upon the occurrence and during the continuation of an Event of Default, Agent shall have the rights and remedies with respect to such account specified in this Loan Agreement and in any other Loan

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Document. The credit balance in such account or subaccount may be commingled with the general funds of Agent. Borrower and Operating Lessee shall pay all fees and costs with respect to such account. Neither Agent nor Lenders shall be liable for any loss of interest on or any penalty or charge assessed against the funds in, payable on, or credited to such account as a result of the exercise by Agent of any of its rights, remedies or obligations hereunder or under any other Loan Document. Any interest earned on the balance of such account shall be deposited into such account and be applied with the balance of such account in accordance with this Section 5.12(g). Agent shall have sole control over such account. Any business interruption/rent loss insurance proceeds remaining after completion of the Restoration shall be distributed to Borrower provided no Event of Default shall have occurred and be continuing.
SECTION 5.13.       Taking of the Mortgaged Property.
(d)    Borrower and Operating Lessee hereby irrevocably assign, transfer and set over to Agent all of their rights in and to all awards or compensation payable on account of a Taking. Agent shall be entitled to collect and receive all awards or compensation payable on account of a Taking. Borrower and Operating Lessee irrevocably authorize and empower Agent, in the name of Borrower or Operating Lessee or otherwise, to file and prosecute in its own name what would otherwise be Borrower’s or Operating Lessee’s claim for such awards or compensation and to collect such awards or compensation. Agent may participate in any and all hearings, trials, appeals, proceedings and negotiations in connection with a Taking and awards and compensation on behalf of Borrower and Operating Lessee or otherwise and Borrower and Operating Lessee shall deliver or cause to be delivered to Agent all instruments requested by Agent to permit such participation; provided, however, that Agent shall be under no obligation to question or maximize the amount of the award or compensation or obtain any particular amount of award or compensation. Although it is hereby expressly agreed that the same shall not be necessary, and in any event, Borrower and Operating Lessee shall, upon demand of Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or compensation to Agent, free and clear of any encumbrances of any kind or nature whatsoever. Agent may be represented by counsel satisfactory to it. Borrower and Operating Lessee shall pay promptly after demand all reasonable costs and expenses (including fees and disbursements of attorneys, appraisers and other consultants) incurred by Agent in connection with any Taking and seeking and obtaining any award or payment on account thereof.
(e)    Borrower and Operating Lessee shall use all awards and other compensation actually received by either of them for Restoration. Borrower and Operating Lessee shall, at their sole cost and expense, promptly commence and diligently and continuously perform to completion the Restoration in a good and workmanlike manner and in compliance in all material respects with all Legal Requirements and the requirements of the Permitted Encumbrances, the Property Management Agreement and the Leases, whether or not Borrower and Operating Lessee shall have satisfied the Release Conditions in order to cause the Net Restoration Award to be made available for such Restoration and whether or not such awards or compensation, if any, on account of the Taking shall be sufficient for such purpose.

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(f)    All Net Restoration Awards shall be held by Agent at its election. All Net Restoration Awards shall be applied as follows:
(vi)    If the Release Conditions are satisfied, and the Taking is not a Material Taking, all Net Restoration Awards shall be applied to pay the cost of Restoration, such application to be effected in the same manner as provided in Section 5.12(d) hereof with respect to Net Proceeds and the balance, if any, of such Net Restoration Awards shall be paid over or assigned to Borrower following completion of the Restoration and payment of all costs of same provided no Event of Default shall have occurred and be continuing.
(vii)    If the Taking is a Material Taking under clause (b) of the term “Material Taking” in Section 1.1 hereof, or one or more of the Release Conditions set forth in subsection (ii) through (vii) of Section 5.12(d) hereof are not satisfied or becomes unsatisfied within ninety (90) days from and after the date of the Taking, then all Net Restoration Awards, at Agent’s option, shall be applied in accordance with Section 5.14 hereof. If an Event of Default occurs, all Net Restoration Awards shall also be applied in accordance with Section 5.14 hereof.
(viii)    In the case of a Taking for temporary use, any Net Restoration Awards shall be deposited with Agent and disbursed in accordance with Section 5.12(g) hereof for so long as such temporary Taking continues.
(g)    All reasonable costs and expenses incurred by Agent in connection with making the Net Restoration Awards available for the Restoration (including reasonable attorneys’ fees and disbursements and reasonable fees and actual out-of-pocket expenses of Agent’s construction consultants and inspectors) shall be paid by Borrower and Operating Lessee.
SECTION 5.14.       Application of Proceeds of Casualty or Taking to Loan; Loan Repayment. Upon a Casualty, if the disposition of the Net Proceeds is governed by Section 5.12(e) hereof or upon a Taking, if the disposition of the Net Restoration Awards is governed by Section 5.13(c)(ii) hereof, at the option of Agent, the Loan shall be immediately due and payable. Regardless of whether Agent shall so elect to accelerate the maturity of the Loan as aforesaid, Agent shall have the option to (a) make available the Net Proceeds or the Net Restoration Awards, as the case may be, to Borrower and Operating Lessee for Restoration in the manner provided in Section 5.12(d) hereof or (b) apply the Net Proceeds and/or the Net Restoration Awards to the Obligations, in such order and manner as Agent determines, as the case may be. The prepayment fee set forth in Section 2.4(d) hereof shall not apply to the payments required pursuant to this Section 5.14.
SECTION 5.15.       Costs and Expenses. Without limiting any other provision of this Loan Agreement or of any other Loan Document, and notwithstanding any contrary provision in Article VII hereof, Borrower and Operating Lessee shall pay within ten (10) days after written demand by Agent, to or for the account of Agent as the case may be, Agent’s Counsel Fees and all other reasonable out-of-pocket costs and expenses incurred by or on behalf of Agent and/or Lenders in connection with the closing or initial syndication (i.e., any syndications within one hundred twenty (120) after the Closing Date) of the Loan (provided such initial syndication costs shall not exceed $20,000.00), any prepayments of the Loan, consultants

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in connection with administering the Loan after the Closing (provided such costs of consultants under this Section 5.15 shall not exceed $7,500.00 during any calendar year), Agent’s responses to requests for consents and waivers under the Loan Documents, all payments from any accounts, any modification, amendment or restructuring of the Loan or the Loan Documents (regardless if such modification, amendment or restructuring closes but excluding any modification, amendment or restructuring in connection with any loan assignment, participation, securitization or syndication by any Lender unless requested by Borrower, Operating Lease or Guarantor), the enforcement of Agent’s and Lenders’ rights and remedies under the Loan Documents, Borrower, Operating Lessee, Guarantor or the Collateral or otherwise at law or equity, and otherwise with respect to any and all other aspects of the transactions contemplated herein or in any other Loan Document, including the following, whether currently outstanding or which may arise at any time during the term of the Loan:
(a)    all taxes and recording expenses, including all filing fees and mortgage recording and deed transfer taxes, with respect to the Security Documents, and any other documents modifying, extending or consolidating the Security Documents;
(b)    in the event the Mortgaged Property or other Collateral, or any part thereof, shall be advertised for foreclosure sale and not sold, all costs in connection therewith, including attorneys’ fees and disbursements, advertising costs and trustees’ commissions;
(c)    all title insurance charges and premiums; and
(d)    all survey, investigation, insurance and, subject to the provisions hereof, appraisal, fees and expenses and all costs of preparing environmental, engineering, probable maximum loss/seismic and insurance reports concerning the Premises.
SECTION 5.16.       Transfers.
(e)    No Transfer shall be made without Agent’s prior consent except for Permitted Transfers.
(f)    Neither Borrower nor Operating Lessee shall assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in the Loan or the Loan Documents.
(g)    At all times, Guarantor shall have control (as the term “control” is defined in the definition of Affiliate in this Loan Agreement) of Borrower and Operating Lessee and, without limiting the foregoing, shall have day-to-day management and control over the activities and operations of Borrower and Operating Lessee.
(h)    Notwithstanding Section 5.16(a) hereof, no Permitted Equity Transfer shall be permitted if it would result in the Loan, or the exercise of any of Agent’s, or Lenders’ rights in connection therewith, constituting a prohibited transaction under ERISA or the IRC (unless Borrower furnishes to Agent a legal opinion reasonably satisfactory to Agent that the

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transaction is exempt from the prohibited transaction provisions of ERISA and the IRC) or otherwise result in Agent or any Lender being deemed in violation of any applicable provision of ERISA. Borrower and Operating Lessee agree to indemnify and hold Agent and Lenders free and harmless from and against all losses, costs (including reasonable attorneys’ fees and expenses), taxes, damages (including consequential damages) and expenses Agent or any Lender may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Agent’s sole judgment or by reason of a breach of the foregoing prohibitions.
(i)    If any Permitted Transfer results in any single Person (or members of the family (as defined in Section 267(c)(4) of the IRC) of any single Person collectively) owning ten percent (10%) or more of the beneficial interest in Borrower or Operating Lessee, directly or indirectly, Borrower shall, promptly after the Transfer, notify Agent of the identity of the transferee and provide to Agent such information as it may reasonably request to satisfy the requirements of the Patriot Act or other Legal Requirements relating to money-laundering or terrorism with respect to the Transfer.
SECTION 5.17.       Defense of Title. Borrower and Operating Lessee shall do all things necessary or proper to defend title to the Mortgaged Property and the other Collateral, subject to the Permitted Encumbrances and Leases and Equipment Leases that exist as of the Closing Date or are entered into after the Closing Date in accordance with the Loan Documents, but Agent shall have the right, at any time, to intervene in any suit affecting such title and to employ independent counsel in connection with any such suit to which it may be a party by intervention or otherwise; and upon demand, Borrower and Operating Lessee shall pay Agent all reasonable out-of-pocket expenses paid or incurred by Agent in respect of any such suit affecting title to any such property or affecting Agent’s lien or rights hereunder, including Agent’s Counsel Fees. Borrower and Operating Lessee hereby indemnify and hold harmless Agent from and against any and all costs and expenses, including any and all cost, loss, damage or liability which Agent may suffer or incur by reason of the failure of the title to all or any part of the Premises or security interest in the Collateral or by reason of the failure or liability of Borrower or Operating Lessee, for any reason, to convey or grant a security interest in the rights, titles and interests which the Mortgage or other Security Document purports to mortgage, assign, pledge or grant a security interest in, and all amounts at any time so payable by Borrower and Operating Lessee shall be secured by the Security Documents.
SECTION 5.18.       Recordation and Certain Taxes. Borrower and Operating Lessee shall, at their sole cost and expense, at all times cause the Mortgage, Financing Statements and any other Security Document to be recorded, registered or filed in the public records, and any amendments or supplements hereto and thereto, and, if requested by Agent, any instruments of assignment hereof or thereof, to be recorded, registered and filed, as applicable, and to be kept recorded, registered and filed, in such manner and in such places, shall pay all recording, registration and filing fees and taxes and other charges, including any recording, transfer or intangible personal property tax or similar imposition, with respect thereto, and shall comply with all Legal Requirements in order fully and effectively to establish, preserve, perfect and protect the lien of the Security Documents subject only to Permitted Encumbrances, any

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Lease set forth in Schedule 4.36 hereof noted as not being subordinate by its terms to the Mortgage and Equipment Leases that exist as of the Closing Date or are entered into after the Closing Date in accordance with this Loan Agreement. Borrower and Operating Lessee hereby authorize Agent to file financing and continuation statements with respect to the Collateral.
SECTION 5.19.       Name, Fiscal Year and Accounting Method. Neither Borrower nor Operating Lessee shall change its fiscal year or, except as may be approved by Agent, its method of accounting or its name.
SECTION 5.20.       Consolidation, Merger, Conveyance, Transfer or Lease. Without the prior consent of Agent, neither Borrower nor Operating Lessee shall consolidate with or merge into any other Person or convey, transfer or lease its properties or assets substantially as an entirety to any Person.
SECTION 5.21.       Organization Restrictions. Each of Borrower and Operating Lessee shall at all times be a Special Purpose Bankruptcy Remote Entity. Without limiting the foregoing, neither Borrower nor Operating Lessee shall engage in any business other than that related to the acquisition, ownership, construction, management, development, financing, leasing, sale, maintenance, marketing and operation of the Premises in accordance with the terms of the Loan Documents. Neither Borrower nor Operating Lessee shall, directly or indirectly make or permit any material amendment or modification to its operating agreement or other organizational document of Borrower or Operating Lessee, and such documents shall not be terminated or cancelled, without the prior consent of Agent. Neither Borrower nor Operating Lessee shall directly or indirectly take or permit any action which could result in Borrower or Operating Lessee not being a Special Purpose Bankruptcy Remote Entity. Without limiting Section 5.16 hereof, neither Borrower nor Operating Lessee shall permit any Person to become a member of Borrower or Operating Lessee after the Closing Date.
SECTION 5.22.       Changes in Zoning. Neither Borrower nor Operating Lessee shall request or seek to obtain any change to, or consent to any request for or change in, any Legal Requirement, restrictive covenant or other restriction applicable to the Premises or any portion thereof or any other law, ordinance, rule, regulation, restrictive covenant or restriction affecting the zoning, development or use of the Premises or any portion thereof, or any variance or special exception therefrom, without the prior consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed.
SECTION 5.23.       Limitation on Indebtedness. Borrower and Operating Lessee shall not, and shall not permit any Person on their behalf to, incur, create, contract for, waive, assume, have outstanding, guarantee or otherwise become liable with respect to Indebtedness other than Permitted Indebtedness.
SECTION 5.24.       Distributions, Dividends and Affiliate Payments; Management Fees. Neither Borrower nor Operating Lessee shall make any payments, dividends or distributions to any direct or indirect owner of or Affiliate of Borrower, Operating Lessee (excluding payments, dividends, distributions and other disbursements made by Borrower or Operating Lessee to the other), including on account of any Indebtedness, investment, services

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rendered or goods supplied at any time that (a) a Default or Event of Default shall have occurred and be continuing or (b) any Cash Sweep Condition shall exist or be deemed to exist. No dividend or distribution shall be made more than one (1) time in any calendar month and dividends or distributions made in any fiscal year of Borrower shall not exceed in aggregate the amount of Net Cash Flow during such fiscal year.
SECTION 5.25.       ERISA. Neither Borrower nor Operating Lessee shall at any time have any employees or engage in any transaction which would cause any obligation or action taken or to be taken hereunder by Borrower or Operating Lessee to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower and Operating Lessee (i) shall make all required contributions to any Pension Plan or Multiemployer Plan, and (ii) shall not, and shall not permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under IRC Section 412 or Section 302 or 4068 of ERISA, or any ERISA Event that could reasonably be expected to, alone or in the aggregate with all other ERISA Events, result in a material liability.
SECTION 5.26.       Maintenance of Existence. Each of Borrower and Operating Lessee shall (a) qualify to do business in and remain in good standing under the laws of its jurisdiction of organization, and, to the extent required for the ownership, management and operation of its assets, any other jurisdiction, (b) take all action to maintain all rights, privileges and franchises necessary or desirable for the conduct of its business in its jurisdiction of organization and, to the extent required for the ownership, management and operation of its assets, any other jurisdiction, and, with respect to Borrower and Operating Lessee, the State where the Premises are located, and (d) comply in all material respects with all Legal Requirements with respect to the foregoing. Borrower and Operating Lessee shall qualify to do business in and remain in good standing under the laws of the State where the Premises are located.
SECTION 5.27.       Subsidiaries and Joint Ventures. Neither Borrower nor Operating Lessee shall acquire any stock or assets of, or form a partnership, joint venture or other similar arrangement with, any Person, without Agent’s prior consent.
SECTION 5.28.       Loans to Members, Etc. Neither Borrower nor Operating Lessee shall make any loan or advance to any of their direct or indirect beneficial owners, employees or Affiliates, except for Borrower’s or Operating Lessee’s employees’ business travel, Borrower’s or Operating Lessee’s employees’ out-of-pocket incidental personal business expenses incurred and similar advances in the ordinary course of Borrower’s or Operating Lessee’s business.
SECTION 5.29.       Transactions with Affiliates. Neither Borrower nor Operating Lessee shall enter into, or be a party to, any transaction with any Affiliates of either Borrower or Operating Lessee except contracts for the providing of goods and services in the ordinary course of Borrower’s or Operating Lessee’s business and upon fair and reasonable terms which are fully disclosed to Agent and are no more onerous to it than it would obtain in a comparable arm’s length transaction with a Person not its Affiliate. Agent hereby approves the

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Property Management Agreement in effect as of the Closing Date and the Property Manager named thereunder.
SECTION 5.30.       Adverse Contracts. Neither Borrower nor Operating Lessee shall enter into any contract or agreement which would materially and adversely affect its business, property, assets, operations, condition (financial or otherwise) taken as a whole, or its ability to perform its obligations under this Loan Agreement or any of the other Loan Documents.
SECTION 5.31.       Utilities. Borrower and Operating Lessee shall pay, or cause to be paid, all charges for all utility services at any time rendered to, or the payment of which is the obligation of, Borrower or Operating Lessee in connection with, the Premises, and will do all other things required for the maintenance and continuance of utility services necessary for the operation, use and occupancy of the Premises for its intended purposes in accordance with this Loan Agreement, and ensure that they are available at the boundaries of the Premises.
SECTION 5.32.       Margin Stock. Borrower shall not use any of the proceeds of the Loan for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System, as at any time amended, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.
SECTION 5.33.       Patriot Act Compliance. Borrower and Operating Lessee shall comply with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and Operating Lessee and the Premises, including those relating to money laundering and terrorism. Agent shall have the right to audit Borrower’s and Operating Lessee’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and Operating Lessee and the Premises, including those relating to money laundering and terrorism. In the event that either Borrower or Operating Lessee fails to comply with the Patriot Act or any such requirements of governmental authorities, then Agent may, at its option, cause Borrower and Operating Lessee to comply therewith and any and all costs and expenses incurred by Agent in connection therewith shall be secured by the Loan Documents and shall be payable on demand and shall accrue interest at the Default Rate from the date paid or incurred by Agent until paid to Agent.
SECTION 5.34.       Operating Lease. Each of Borrower and Operating Lessee shall perform and observe as and when required thereunder all of the material covenants required to be performed and observed by it under the Operating Lease, promptly notify Agent of any default (beyond any applicable notice, grace or cure period) under the Operating Lease and promptly deliver to Agent (without duplication) a copy of any notice of a material default or other material notice under any Operating Lease delivered to or from Borrower or Operating Lessee. If at any time, (a) Operating Lessee shall become insolvent or a debtor in a bankruptcy proceeding or (b) Agent or its designee has taken title to the Premises by foreclosure or deed in lieu of foreclosure, has become a mortgagee-in-possession, has appointed a receiver with respect to the Premises or has otherwise taken title to the Premises, Agent shall have the absolute right to (and Borrower and Operating Lessee shall reasonably cooperate and not in any way hinder, delay

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or otherwise interfere with Agent’s right to), immediately terminate the Operating Lease under and in accordance with the terms of the Mortgage. Neither Borrower nor Operating Lessee shall, without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed, (i) surrender, terminate or cancel the Operating Lease or otherwise replace the Operating Lessee or enter into any other operating lease with respect to the Premises, (provided, however, at the end of the term of the Operating Lease, Borrower and Operating Lessee may renew the Operating Lease or enter into a replacement Operating Lease at a fair market rent required pursuant to the IRC and otherwise on substantially the same terms as the expiring Operating Lease (but Agent shall have the right to approve material changes thereto) provided that with respect to any replacement Operating Lease, Borrower and Operating Lessee execute and deliver to Agent a joinder to the Mortgage on the form of the joinder set forth therein pursuant to which Operating Lessee shall subordinate the Operating Lease to the Loan Documents and grant a lien and security interest to Agent in the Collateral, (ii) reduce or consent to the reduction of the term of the Operating Lease or (iii) otherwise amend or modify the Operating Lease in any material respect.

ARTICLE VI

EVENTS OF DEFAULT
SECTION 6.1.       Events of Default. The following shall each constitute an “Event of Default” hereunder:
(a)    the failure of Borrower (i) to pay when due (x) the principal of and accrued, unpaid interest on the Note upon maturity, whether upon the Maturity Date or earlier following acceleration, (y) any payment required pursuant to Section 2.4(b) or 2.14 hereof or (z) any Interest or Additional Interest, or (ii) to pay within five (5) days after same is due any payment on account of any fees when due under the Loan Fee Letter;
(b)    the failure of Borrower or Operating Lessee (i) to deposit when due any amount pursuant to Section 2.15 hereof provided that so long as Borrower makes the required deposit when due based on the Gross Revenue of the applicable calendar month set forth in the financial statement for such calendar month pursuant to Section 5.1(d) hereof, if such deposit is subsequently determined to be less than the true amount required to be deposited pursuant to Section 2.15, then the failure to deposit the correct amount shall not be an Event of Default hereunder provided that the additional amount required to be deposited is deposited by Borrower within five (5) Business Days after written notice from Agent as to the required additional amount or (ii) to pay when due any other monetary Obligations, excluding those referred to in clause (a) of this Section 6.1, on or before the due date therefor and such failure described in this subclause (ii) continues for five (5) Business Days after written notice from Agent of the non-payment thereof;

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(c)    Borrower or Operating Lessee shall fail in the due performance or observance of any covenant, agreement or term binding upon Borrower or Operating Lessee contained in this Loan Agreement or any other Loan Document, other than those covenants, agreements or terms which failure to perform would constitute another Event of Default referred to in this Section 6.1, and such failure shall continue unremedied for more than thirty (30) days after written notice thereof shall have been given to Borrower by Agent; provided, however, that if such failure is of a nature such that it cannot be cured by the payment of money and if such failure requires work to be performed, acts to be done or conditions to be removed which cannot by their nature, with due diligence, be performed, done or removed, as the case may be, within such thirty (30) day period and Borrower or Operating Lessee shall have commenced to cure such failure within such thirty (30) day period, such period shall be deemed extended for so long as shall be required by Borrower or Operating Lessee in the exercise of due diligence to cure such failure, but in no event shall such thirty (30) day period be so extended to be a period in excess of ninety (90) days;
(d)    any “Event of Default” or any other default shall occur, and shall continue beyond the applicable notice and/or grace period, if any, provided for therein, under any of the Loan Documents (other than this Loan Agreement, such a default being the subject of other provisions of this Section 6.1);
(e)    any warranty, representation or certification made by or on behalf of Borrower, Operating Lessee or Guarantor in or pursuant to this Loan Agreement or any other Loan Document or any document, instrument or certificate heretofore or hereafter executed or delivered in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect when made or deemed to have been made, provided the (i) foregoing shall not constitute an Event of Default if the breach of such representation, warranty or certification is not an intentional misrepresentation and is susceptible to cure by remedying the underlying condition giving rise to such breach (as opposed to cure by merely giving notice of circumstances) and such breach is cured to the reasonable satisfaction of Agent within thirty (30) days after notice from Agent to Borrower that the applicable certification, representation or warranty was incorrect or misleading and (ii) an Event of Default will not occur to the extent that, with respect to Section 4.10, 4.14, 4.17(b), 4.18, 4.21, 4.26, 4.28, 4.32, 4.33 or 4.36 hereof, the true state of facts underlying such incorrect or misleading warranty, representation or certification does not, and is not reasonably likely to, have a Material Adverse Effect;
(f)    termination of the Property Management Agreement or the Franchise Agreement, resulting from a default by Borrower or Operating Lessee which continues beyond any applicable notice and/or grace period provided for therein;
(g)    any Premises Document, any Permitted Encumbrance, the Franchise Agreement, if any, or the Property Management Agreement is amended, modified or terminated without the prior consent or prior approval of Agent, to the extent such consent or approval is required pursuant to this Loan Agreement;

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(h)    any breach or default by Borrower shall occur and shall continue, beyond any applicable notice and/or grace period provided for therein, under any Interest Rate Protection Agreement, or the occurrence of any other act or omission by Borrower that would permit the other party thereto to terminate same;
(i)    Borrower, Operating Lessee or Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any such proceeding or petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower, Operating Lessee or Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower, Operating Lessee or Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower, Operating Lessee or Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered;
(k)    Borrower or Operating Lessee shall fail in the due performance and observance of any of its covenants contained in Sections 2.6, 2.16, 5.6 (subject to Borrower’s and Operating Lessee’s rights to contest pursuant to Section 5.8 hereof), 5.7 (subject to Borrower’s and Operating Lessee’s rights to contest pursuant to Section 5.8 hereof), 5.10(a), 5.11, 5.16, 5.20, 5.21, 5.23, 5.24, 5.26 or 5.33 hereof;
(l)    Borrower or Operating Lessee shall fail in the due performance and observance of any of its covenants contained in Section 5.1 hereof, and such failure shall continue unremedied for more than ten (10) Business Days after written notice thereof shall have been given to Borrower by Agent;
(m)    any of the Liens created (or purported to be created) pursuant to the Loan Documents shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part;
(n)    the Liens created (or purported to be created) by the Mortgage or any other Loan Documents should cease to be first priority Liens subject only to the Permitted Encumbrances;
(o)    Intentionally Omitted;

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(p)    there shall have been rendered against Borrower or Operating Lessee a final non-appealable judgment(s) for the payment of money not covered by insurance in excess of $500,000, individually or in the aggregate, and in each case any such judgment(s) shall have continued unsatisfied or unbonded for a period of thirty (30) days after the entry of such judgment(s);
(q)    there shall have been rendered against Guarantor, a final unappealable judgment(s) for the payment of money in excess of $10,000,000 in the aggregate, and in each case any such judgment(s) shall have continued unsatisfied for a period of sixty (60) days after the entry of such judgment(s); or
(r)    (i) Borrower, Operating Lessee or Guarantor shall have incurred any liability, or an event or action shall have occurred that could reasonably be expected to cause Borrower, Operating Lessee or Guarantor to incur any liability, (x) with respect to any Pension Plan, including any liability under Section 412 of the IRC or Title IV of ERISA, or (y) on account of a partial or complete withdrawal (as such terms are defined in Section 4203 and 4205 of ERISA, respectively) from, unpaid contributions to, or the reorganization, termination or insolvency of, any Multiemployer Plan, or (ii) Borrower, Operating Lessee or Guarantor shall have engaged in any transaction in connection with which Borrower, Operating Lessee or Guarantor could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the IRC, and in each case in subclauses (i) and (ii) of this clause (r), such event or condition, together with all other such events or conditions under this clause (r), if any, would or is reasonably likely to have a Material Adverse Effect.
SECTION 6.2.       Acceleration of Loan. In addition to any other rights and remedies which Agent and Lenders may have under this Loan Agreement and the other Loan Documents or pursuant to law or equity, and without limitation thereof, upon and at any time during the occurrence of any Event of Default, Agent may, by notice to Borrower, declare the indebtedness evidenced by the Note, together with all other sums payable thereunder and under the other Loan Documents, immediately due and payable (except with respect to any event of the nature described in Section 6.1(i) or (j) hereof, with respect to which such indebtedness and other sums shall automatically become due and payable upon the occurrence of any such event) and may exercise Agent’s rights and remedies pursuant to any one or more of the Security Documents, the other Loan Documents or as may be available at law or equity.
SECTION 6.3.       Agent’s Right to Operate; Sums Advanced.
(d)    Agent’s Right to Operate. In addition to any other rights and remedies which Agent may have under this Loan Agreement and the other Loan Documents or pursuant to law or equity, and without limitation thereof, after the occurrence and during the continuance of any Event of Default, (i) Agent may, subject to Legal Requirements, enter upon and into possession of the Premises, and any other Collateral and alter, improve, maintain, replace, restore, repair, operate, use or lease of all or any portion of the Premises as Agent may from time to time deem appropriate, all at the sole risk, cost and expense of Borrower, and (ii) Agent shall

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have the right and power (but shall not be obligated) to assume all or any portion of the obligations of Borrower and/or Operating Lessee under any or all agreements as Agent may elect and to take over and use all or any part or parts of the labor, materials, supplies and equipment contracted for by or on behalf of Borrower and/or Operating Lessee, whether or not previously incorporated into the Premises.
(e)    Sums Advanced. Borrower and Operating Lessee shall be liable to Agent for all sums paid or incurred in connection with any alteration, improvement, maintenance, replacement, restoration or repair under taken by Agent whether the same shall be paid or incurred pursuant to the provisions of this Section 6.3 or otherwise, and all other payments made or liabilities incurred by Agent under this Loan Agreement of any kind whatsoever, all of which shall be paid by Borrower and Operating Lessee to Agent upon demand with interest at the Default Rate from the time incurred by Agent to the date of payment to Agent, and all of the foregoing sums, including such interest at the Default Rate, shall be deemed and shall constitute disbursements of Loan proceeds under this Loan Agreement and be evidenced by the Note and secured by the Security Documents.
SECTION 6.4.       Assignment of Funds. Upon the occurrence and continuance of any Event of Default, the rights, powers and privileges provided in Sections 6.3 and 6.4 hereof and all other remedies available to Agent under this Loan Agreement or the other Loan Documents or by statute or by rule of law or equity may be exercised by Agent at any time and from time to time whether or not the Obligations shall be due and payable, and whether or not Agent shall have instituted any foreclosure or other action for the enforcement of any of the Security Documents, the Note or the other Loan Documents. Borrower and Operating Lessee hereby assign and quitclaim to Agent all of their right, title and interest to all sums held in the Accounts and to the extent not held in an account, all sums held by Agent for the account of Borrower or Operating Lessee and any other security delivered by Borrower or Operating Lessee as additional security (a security interest in all of the foregoing being granted hereby to Agent) for the Loan and the performance of the Obligations, all of which security may be utilized by Agent for the purposes set forth in Section 6.3 hereof or the other Loan Documents or applied against the Obligations in such order and manner as Agent shall determine.
SECTION 6.5.       Accounts. Notwithstanding anything to the contrary contained herein, but subject to the last sentence of this Section 6.5, after the occurrence and during the continuance of an Event of Default, the rights of Borrower, Operating Lessee and each and every other Person (excluding Agent) with respect to Accounts, upon notice to Borrower and Operating Lessee, shall immediately terminate, and no such Person except Agent shall make any further withdrawal therefrom. Thereafter, Agent may from time to time designate such signatories with respect to the Accounts as Agent may desire, and may make or authorize withdrawals from the Accounts to pay the Obligations in whole or in part and/or pay operating expenses and capital expenditures with respect to the Premises, including the leasing, sale and marketing thereof, and/or any other expenses, all as Agent may deem necessary or appropriate and in such order as Agent may elect. After the occurrence and during the continuance of an Event of Default, Agent may notify the financial institutions in which any Account is held that Borrower, Operating Lessee and any other Person no longer has a right to instruct such financial

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institution with respect to matters relating to the withdrawal, operation or administration of, or investment or application of funds on deposit in such Account. Without limiting the foregoing, Agent shall have the right to cause the withdrawal of all funds on deposit in any Account and the deposit of such funds in an account established with Agent at any time following receipt by the financial institution in which such Account is held of a notice from Agent pursuant to the account control agreement, if any, with respect to such Account, and Borrower and Operating Lessee hereby authorize and direct such financial institutions to make payment directly to Agent of the funds in or credited to such accounts, or such part thereof as Agent may request. Such financial institution shall have the absolute right to rely upon such notice without inquiring as to the accuracy of the matters referred to in such notice and the depositories shall be fully protected by Borrower and Operating Lessee in relying upon such written notice from Agent. In the event that Agent delivers such a notice, Agent shall thereafter have the exclusive right to so instruct such financial institution. Nothing in this Section 6.5 shall be construed so as to limit or impair Agent’s absolute right to have a receiver appointed following an Event of Default. Notwithstanding anything contained in this Loan Agreement to the contrary, and irrespective of the existence of an Event of Default, so long as the Property Management Agreement is in full force and effect, Agent shall take none of the foregoing actions with respect to the Operating Accounts, and Property Manager shall be permitted to apply Gross Revenues toward operating expenses, cost reimbursements, working capital and other amounts due Property Manager under the Property Management Agreement in accordance with the terms of the Property Management Agreement and the Property Manager Subordination Agreement.
SECTION 6.6.       No Liability of Agent or Lenders. Whether or not Agent elects to employ any or all of the remedies pursuant to the Loan Documents or otherwise available to it at law or equity upon the occurrence of a Default or an Event of Default, neither Agent nor Lenders shall be liable with respect to any other rights or obligations of Borrower, Operating Lessee or their Affiliates, including the rights and obligations of Borrower and Operating Lessee in, to or under any Permitted Encumbrance, any Premises Document, any Lease, Operating Agreement or the Property Management Agreement, or to protect the Premises or the Collateral, or for payment of any expense incurred in connection with the exercise of any remedy available to Agent or for the performance or non-performance of any other obligation of Borrower or Operating Lessee. It is expressly understood that Agent and Lenders assume no liability or responsibility for (i) performance of any obligations or duties of Borrower or Operating Lessee hereunder or under any other Loan Document, any Permitted Encumbrance, any Premises Document, any Lease, Operating Agreement or the Property Management Agreement, (ii) compliance with any Legal Requirements or (iii) any other matters pertaining to control over the management and affairs of Borrower or Operating Lessee or the use, operation, management or ownership of the Premises or the Collateral, nor by any such action shall Agent or any Lender be deemed to create a partnership or joint venture with Borrower or Operating Lessee.
SECTION 6.7.       Right of Offset. Borrower and Operating Lessee hereby grant to Agent and Lenders a right of offset, exercisable at any time during the continuance of an Event of Default, to secure the repayment of the Obligations, upon any and all monies, securities or other property of each of Borrower and Operating Lessee, and the proceeds therefrom, now or

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hereafter held or received by or in transit to Agent and any Lender, from or for the account of Borrower and Operating Lessee, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower and Operating Lessee (including each Account), and any and all claims of Borrower and Operating Lessee against Agent or any Lender at any time existing. At any time during the continuance of an Event of Default or following the maturity (whether by acceleration or otherwise) of the Loan, Agent and each Lender is hereby authorized from time to time, without notice to Borrower or Operating Lessee, to offset, appropriate, apply and enforce said liens against any and all sums hereinabove referred to against the Loan and the remaining Obligations. Agent and Lenders shall not be liable for any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to any Account as a result of the exercise by Agent of any of its rights, remedies or obligations under any of the Loan Documents.
SECTION 6.8.       Termination of Loan Agreement. The obligations of the parties hereunder, excluding those which expressly survive the termination hereof or repayment of the Loan, shall terminate only upon indefeasible repayment in full of the outstanding principal amount of the Loan, together with all interest and other indebtedness due and payable in connection therewith, and all other outstanding Obligations. If the Obligations have been repaid and thereafter such all or any portion of such payment is rescinded or must otherwise be returned or paid over by Agent or any Lender, whether required pursuant to any bankruptcy or insolvency law or otherwise, the Obligations and the obligations of each party under the Loan Documents, shall continue.
SECTION 6.9.       Right to Perform. If Borrower or Operating Lessee fails to perform or observe in any material respect any material term of any Premises Documents, any Permitted Encumbrance, any Lease, the Property Management Agreement, any Material Operating Agreement or any Interest Rate Protection Agreement to be performed or observed by it thereunder, then, without waiving or releasing any Borrower or Operating Lessee from any of its obligations hereunder or under the other Loan Documents, Agent shall have the right, but shall be under no obligation, to pay any sum and to take any action (including entry upon the Mortgaged Property) to cause such performance or observance on behalf of Borrower or Operating Lessee, so that the rights of Borrower and Operating Lessee are unimpaired and free from default, even if the existence or the nature of a Borrower or Operating Lessee default is being questioned or denied by Borrower, Operating Lessee or any other Person. Agent shall be subrogated to the rights of the parties to such agreements with respect to any such sums paid by Agent. Borrower shall pay to Agent immediately and without demand, all such sums so paid or expended by Agent, together with interest thereon from the day of such payment at the Default Rate, and the same shall be secured by the Loan Documents. If Agent receives a notice of a default, such notice shall constitute full protection to Agent and Lenders for any action taken or omitted by Agent, in good faith, in reliance thereon.

ARTICLE VII

ASSIGNMENTS AND PARTICIPATIONS

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SECTION 7.1.       Assignment and Participations. Agent and Lenders shall have the right, subject to this Section 7.1 and at their sole cost and expense except as otherwise expressly set forth in Section 5.15 hereof, to assign, sell, negotiate, pledge or hypothecate all or any portion of their rights and obligations hereunder. No Lender shall assign, sell, negotiate, pledge, hypothecate or otherwise transfer all or any portion of its rights in and to the Loan to any other Person (an “Assignee”) without Agent’s prior consent, (a) other than in compliance with Section 7.5 hereof; (b) unless such transaction shall be an assignment of a constant (and not varying), ratable percentage of such Lender’s interest in the Loan; (c) unless such transaction shall be an assignment of at least $5,000,000 of the Loan (or such other amount approved by Agent); and (d) unless, after giving effect to such assignment, the assignor retains not less than $10,000,000 of the Loan (or such other amount approved by Agent) unless such transaction encompasses all of such Lender’s rights in and to the Loan, in which case such Lender shall have assigned all of its rights in and to the Loan; provided, however, any Lender shall have the right at any time without the consent of or notice to Agent, any other Lender or other Person to grant a security interest in all or any portion of such Lender’s interest in the Note or the Loan to any Federal Reserve Bank or the central reserve bank or similar authority of any other country to secure any obligation of such Lender to such bank or similar authority (a “Central Bank Pledge”). Effective on any such assignment and assumption by the assignee and on compliance with Section 7.5 hereof, the assigning Lender shall have no further liability hereunder with respect to the interest of such Lender that was the subject of such transfer and such Assignee shall be a Lender with respect to such interest. Except for a Central Bank Pledge, a Lender making any such assignment shall notify Borrower of same, specifying the Assignee thereof and the amount of the assignment. Notwithstanding the foregoing, in no event shall any assignment or participation of an interest in the Loan be made to Borrower, Guarantor or any of their respective Affiliates. Any assignment, transfer, sale, negotiation, pledge or hypothecation of all or any portion of any Lender’s rights in and to the Loan in contravention of this Section 7.1 shall be void ab initio.
SECTION 7.2.       Participation. Lenders may assign, sell or otherwise transfer, at their sole cost and expense except as otherwise expressly set forth in Section 5.15 hereof, a participation in and to all or any portion of its rights and obligations in and to the Loan, this Loan Agreement or the other Loan Documents to any other Person (a “Participant”), provided that no participation may be granted to Borrower, Operating Lessee, Guarantor or any Affiliate of the foregoing or any Person that owns any direct or indirect interest in the foregoing. No such participation shall (i) require the consent of any Lender, Borrower, Operating Lessee, Agent or any other Person or (ii) release a Lender from any of its obligations under the Loan Documents. Agent and the other Lenders shall continue to deal solely with the Lender making such participation and shall have no obligation to send notices or payments to or otherwise deal directly with any participants, and no participant shall have any rights (voting or otherwise) or claims against or with respect to Agent or other Lenders. Each such participation shall be subject to Article VIII hereof, including Section 8.14 hereof. Each Lender agrees to provide Agent prompt notice of all participations sold by such Lender together with a copy of the documentation governing such participations.

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SECTION 7.3.       Availability of Records. Borrower and Operating Lessee acknowledge and agree that Agent and each Lender may provide (at Agent’s or such Lender’s sole cost and expense except as otherwise expressly set forth in Section 5.15 hereof) to any actual or proposed Assignee or Participant originals or copies of this Loan Agreement, any other Loan Documents and any other documents, instruments, certificates, opinions, insurance policies, financial statements and other information, letters of credit, reports, requisitions and other materials and information at any time submitted by or on behalf of Borrower, Operating Lessee , Guarantor or other Persons and/or received by Agent or any Lender in connection with the Loan.
SECTION 7.4.       Borrower’s Facilitation of Transfer. (a) In order to facilitate permitted assignments and other transfers to Assignees and sales to Participants, Borrower and Operating Lessee shall execute and deliver to Agent and shall cause Guarantor to execute and deliver to Agent such further documents, instruments or agreements as Agent or any Lender may reasonably require, including one or more substitute promissory notes evidencing the Commitment of each Lender, provided that such documents, instruments or agreements do not (a) increase the obligations or liabilities of any such Person hereunder or under the other Loan Documents in excess of the obligations or liabilities intended to be provided herein or in the other Loan Documents or (b) decrease such Person’s rights hereunder or under the other Loan Documents to less than what they were prior to the execution of such documents, instruments or agreements. In addition, Borrower and Operating Lessee agree to reasonably cooperate with Agent and Lenders, including providing such information and documentation regarding Borrower, Operating Lessee, Guarantor and any other Person as Agent or any Lender or any potential Assignee or Participant may reasonably request and to meet with potential Assignees and Participants upon reasonable notice.
(d)    Borrower shall not be required to incur any cost or expense in connection with its obligations under this Section 7.4 unless reimbursed by Agent or the requesting Lender, except as otherwise expressly provided herein and except that Borrower shall be responsible for its own legal fees in connection with the issuance of any substitute notes.
SECTION 7.5.       Notice; Registration Requirement. No assignment, sale, negotiation, pledge, hypothecation or other transfer of any part of any Lender’s interest in and to the Loan shall be effective or permitted under this Article VII until (a) an assignment and acceptance agreement in the form attached hereto as Schedule 7.5 (an “Assignment and Acceptance”) with such changes thereto as are reasonably acceptable to Agent with respect to such assignment, sale, negotiation, pledge, hypothecation or other transfer shall have been delivered to Agent, (b) Agent shall have registered such Assignee’s name and address in the Register which Agent maintains for the recordation of the names, addresses and interests of Lenders, (c) the parties to such transfer, assignment or purchase shall have paid to Agent a processing and registration fee of $3,500 and (d) such Assignee shall have delivered to Agent at least two (2) duplicate completed and signed originals of United States Internal Revenue Service Form W-8 BEN or W-8 ECI, W-9 or any others form(s) that may be required by the United States Internal Revenue Service certifying in each case that such Assignee is entitled to receive payments hereunder and under the other Loan Documents without deduction or withholding of

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any United States federal income taxes, or such other documents as are necessary to indicate that all such payments are exempt from or subject to such taxes at a rate reduced by an applicable tax treaty, and, upon request from Agent two (2) signed copies of any other documents to be delivered to Borrower pursuant to the Loan Agreement. Each such Lender shall also deliver to the Agent two (2) additional copies of such form(s) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Agent. If any Governmental Authority asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), then such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent hereunder together with all costs and expenses (including reasonable attorneys’ fees). The indemnification obligation of the Lenders under this Section 7.5 shall survive the payment of the Loan, foreclosure or other possession of the Collateral, sale of the Collateral and the resignation or replacement of the Agent. The entries in the Register shall be conclusive, absent manifest error. This Section 7.5 shall not apply to any Central Bank Pledge.
SECTION 7.6.       Registry.
(b)    Borrower hereby designates Agent to serve as Borrower’s agent, solely for purposes of this Section 7.6, to maintain a register (the “Register”) on which Agent will record the Commitments from time to time of each Lender and each repayment with respect to the principal amount of the Loan of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect Borrower’s obligations in respect of the Loan. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any disbursement made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by Agent with respect to ownership of such Commitments and prior to such recordation all amounts owing to the transferor with respect to such Commitments shall remain owing to the transferor. The registration of a transfer of all or part of any Commitment shall be recorded by Agent on the Register only upon the acceptance by Agent of a properly executed and delivered Assignment and Acceptance by the assignor and assignee. At the assigning Lender’s option, concurrently with the delivery of an Assignment and Acceptance pursuant to which an interest of such Lender in the Loan was assigned to such Assignee, the assigning Lender shall surrender its Note evidencing the portion of the Loan corresponding to the interest so transferred and Borrower shall deliver to Agent one or more new promissory notes in the same aggregate principal amount issued to the assigning Lender and/or the Assignee.
(c)    Any Lender that sells or otherwise transfers a participation shall (acting for this purpose but for no other purpose, as a non-fiduciary agent of Borrower) maintain a register (the “Participant Register”) on which such Lender will record the participation amount

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from time to time of each Participant and each repayment with respect to the principal amount of the Loan of each Participant; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Loan) to any Person except to the extent that such disclosure is necessary to establish that the obligations under the Loan Documents are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
SECTION 7.7.       Interest Rate Protection Agreement. Each Lender that is a party to any Interest Rate Protection Agreement acknowledges that the interest of Borrower in and to such Interest Rate Protection Agreement will be pledged and collaterally assigned to Agent pursuant to the Loan Documents, and hereby consents without any restrictions to such pledge and collateral assignment. All payments, if any, due under such Interest Rate Protection Agreement shall be paid directly to Agent and all other rights of Borrower shall, upon the occurrence and during the continuance of an Event of Default, be exercisable by Agent. Each Lender that is a party to any Interest Rate Protection Agreement shall execute and deliver to Agent, and cause any Affiliate of such Lender that is a party to any Interest Rate Protection Agreement to execute and deliver to Agent, upon entering into such agreement the Interest Rate Protection Agreement Consent in order to confirm the foregoing.
SECTION 7.8.       Disclosure by Agent or Lender. Without limiting Section 7.3 hereof, Borrower and Operating Lessee consent to the issuance by Agent and Lenders of press releases, advertisements and other promotional materials in connection with the marketing activities of Agent and Lenders, including the disclosure that the Person acting as the administrative agent for the Lenders is the Agent for the Loan, the amount of the Loan and the name, location and use of the Premises.

ARTICLE VIII

AGENT AND LENDERS
SECTION 8.1.       Scope of Article VIII. This Article VIII shall be binding on Agent and Lenders, but shall not be binding on or enforceable by Borrower or Operating Lessee unless otherwise expressly provided herein. As among Agent and Lenders, the provisions of this Article VIII may be amended, waived or otherwise modified by Agent and Lenders without the consent of Borrower or Operating Lessee and without the need for Borrower or Operating Lessee to be party to any of the same. Without limiting the foregoing, nothing contained in this Article VIII or any amendments, waivers or modifications thereof by Agent and Lenders, shall limit or modify the rights and obligations of, and restrictions applicable to, Borrower, Operating Lessee, Agent or Lenders set forth in any other provision of this Loan Agreement or in the other Loan Documents, except as among Agent and Lenders.
SECTION 8.2.       Agent.
(a)    Appointment. Each Lender hereby irrevocably designates and appoints Agent as the agent of such Lender with respect to the Loan and to act as “Agent” under the Loan

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Documents. Each Lender hereby irrevocably authorizes Agent, as its agent, to take such action and to exercise such powers on such Lender’s behalf as may be taken by Agent under any Loan Document, including as a payee, mortgagee, assignee or beneficiary or otherwise, together with such other powers as are reasonably incidental thereto. Nothing contained in this Loan Agreement, any Assignment and Acceptance or in any other Loan Document is intended to create or shall be construed as imposing on Agent any obligations except as expressly set forth in this Loan Agreement or in any other Loan Document. Agent shall not have any fiduciary or trustee relationship with Lenders .
(b)    Duties of Agent. Agent shall not have any duties or responsibilities except those expressly set forth in this Loan Agreement and in the other Loan Documents; no implied covenants, functions, responsibilities, duties, obligations or liabilities of Agent shall be construed to exist under this Loan Agreement or any other Loan Document. Agent shall perform its duties hereunder in accordance with the same standard of care as that customarily exercised by Agent with respect to the administration of a loan similar to the Loan held entirely for its own account. Agent shall not have any duty to ascertain or inquire into or verify the performance or observance of any covenants or agreements in any Loan Documents by Borrower, Operating Lessee, Guarantor or any other Person or the satisfaction of any condition or to inspect the Premises. Agent shall not be liable for any undertaking of Borrower, Operating Lessee, Guarantor or any other Person or for any error of judgment, or for any action taken or omitted to be taken by Agent other than willful misconduct or gross negligence of Agent.
(c)    Reliance by Agent. Agent is entitled to rely upon (and shall be protected in relying upon) any written or oral statement and notices or any other certification or documents believed by Agent to be genuine and correct and to have been signed or made by the proper Person and, with respect to all of its duties under the Loan Documents, upon advice of counsel (including counsel for Borrower, Operating Lessee and Guarantor), independent public accountants, engineers, architects and other experts selected by Agent and shall not be liable for any action taken or omitted to be taken by Agent in good faith in accordance with the advice of such counsel, independent public accountants, engineers, architects and other experts.
(d)    Delegation of Duties. Agent may execute any of its duties under this Loan Agreement and any duties as Agent or as a party, payee, mortgagee, assignee or beneficiary under any Loan Document, by or through agents, affiliates or attorneys-in-fact. Agent shall not be responsible for the negligence or misconduct of any agents, affiliates or attorneys-in-fact selected by Agent with reasonable care and prudence.
(e)    Agent in its Capacity as a Lender. If the Person acting as Agent is also a Lender, then with respect to the ownership interest of such Person as a Lender, such Person in its capacity as Lender shall have the rights and powers of a Lender under this Loan Agreement and the other Loan Documents as set forth herein and therein and may exercise or refrain from exercising the same as though it were not Agent, and the term “Lender” and “Lenders” shall include such Person in its individual capacity as a Lender for so long as such Person is a Lender.
(f)    Relationship with Borrower. Each Lender acknowledges that, with respect to the Loan and the Loan Documents, Agent shall have the sole and exclusive authority

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to deal and communicate with Borrower, Operating Lessee, Guarantor and any other Person on behalf of Lenders and each Lender acknowledges that any notices or demands from such Lender to Borrower, Operating Lessee, Guarantor or such Person must be promptly forwarded to Agent for delivery. Each Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against Borrower, Operating Lessee, Guarantor or any other Person with respect to any of the Obligations, without the prior consent of Agent, which consent may be withheld by Agent in its discretion.
SECTION 8.3.       Distributions. Each Lender shall be entitled to receive, and Agent shall transfer to each Lender, each Lender’s Pro Rata Share of all payments received by Agent pursuant to the Loan Documents on account of principal, interest and other sums. However, no Lender shall in any case be entitled to receive (a) any sums payable to Agent or any other Lender on account of any Additional Interest, (b) any sums payable pursuant to the Loan Fee Letter, and (c) any sums payable to Agent in its capacity as Agent, including any sums payable on account of expenses incurred by Agent which Borrower, Operating Lessee or Guarantor is obligated to reimburse Agent pursuant to the Loan Documents, to the extent that Lenders have not made a payment on account thereof pursuant to Section 8.9 hereof (the sums referred to in clauses (a) through (c) are hereinafter referred to as, “Excluded Sums”). Agent and Lenders agree that in the event that sums received by Agent pursuant to the Loan Documents are insufficient to pay all amounts then due and owing to Agent and Lenders pursuant to the Loan Documents, and in all cases following the occurrence and during the continuance of a Default in the payment of any sums due under the Loan Documents or an Event of Default, all payments received by Agent pursuant to the Loan Documents shall be distributed in the following order of priority:
(e)    to Agent, any unpaid or unreimbursed fees, costs and expenses which are the obligation of Borrower, Operating Lessee or Guarantor pursuant to the Loan Documents to pay to Agent, until all of the foregoing are paid; then
(f)    unless same are paid under clause (a) above, to Agent, any unpaid or unreimbursed advances, fees, costs and expenses of Agent that have not been paid by Lenders pursuant to Section 8.9 hereof, until all of the foregoing are paid;
(g)    pro rata to the Lenders on the basis of their respective Pro Rata Shares an amount equal to all payments made by them to Agent pursuant to Section 8.9 hereof, until all of the foregoing are paid; then
(h)    to Agent and each applicable Lender, an amount equal to any Additional Interest payable to such Person until all such Additional Interest is paid. In the event such sum after application in accordance with the preceding clauses (a) and (b) is insufficient to pay the entire amount then due pursuant to this clause (d), then such amount shall be divided pro rata among Agent and each such applicable Lender in accordance with its share of the total amount of all such Additional Interest that is payable; then

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(i)    pro rata to the Lenders on the basis of their respective Pro Rata Shares an amount equal to the accrued and unpaid Interest, until all such Interest is paid; then
(j)    to each Lender for application to the outstanding principal amount of the Loan, an amount equal to the product of (i) any amount remaining after application in accordance with the preceding clauses (a) through (e) times (ii) a fraction, the numerator of which is the sum of such Lender’s Pro Rata Share of the outstanding principal balance of the Loan, and the denominator of which is the sum of the outstanding principal balance of the Loan.
SECTION 8.4.       Authority, No Reliance; Binding Effect. Each Lender (a) represents and warrants that it is legally authorized to enter into this Loan Agreement, (b) agrees that neither Agent nor any Lender shall be responsible to one another for the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection with the Obligations, (c) confirms and agrees that neither Agent nor any Lender has made or will be deemed to have made any warranty or representation to another or shall be responsible to another for any statements, warranties or representations (written or otherwise) made in or in connection with the Loan or the Loan Documents or for the financial condition of Borrower or any other Person or for the title or the value of any portion of the Mortgaged Property or other Collateral and (d) agrees that it will be bound by the provisions of this Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of this Loan Agreement are required to be performed by it as a Lender. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Loan Agreement.
SECTION 8.5.       Loan.
(d)    Amendments and Modifications; Exercise of Rights and Remedies. Subject to Section 8.5(b) hereof, Agent reserves the right, in its discretion, in each instance without prior notice to Lenders, (i) to exercise or refrain from exercising any powers or rights which Agent or Lenders may have under or with respect to the Note, this Loan Agreement or any other Loan Document, (ii) to enforce or forbear from enforcing the Loan Documents, (iii) to grant or withhold consents, approvals or waivers and to make any other determinations in connection with the Loan and the Loan Documents, (iv) to amend or modify the Loan Documents, (v) to acquire additional security or release any security given with respect to the Loan, (vi) to collect all sums due under the Loan Documents, (vii) to declare the Loan due and payable when permitted to do so pursuant to the terms of the Loan Documents, (viii) to enforce the Loan Documents, (ix) to take possession of, foreclose or accept a deed and/or assignment of the Collateral or any portion thereof in lieu of foreclosure, (x) to sell, dispose of or otherwise

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deal with the ownership and operation of the Collateral, (xi) to bid at foreclosure of the Mortgage such amount as Agent shall determine in its discretion, and (xii) to exercise or determine not to exercise all powers which are incidental to any of the foregoing.
(e)    Restrictions of Power of Agent. Notwithstanding anything to the contrary contained in Section 8.5(a) hereof or elsewhere in this Loan Agreement, Agent shall not without the prior written consent of all Lenders, agree to any amendment, modification, termination, or waiver of any provision of this Loan Agreement or the other Loan Documents which would (i) extend the time for any payments of interest or principal, including the Maturity Date, (ii) reduce the amount of any payment of principal, (iii) reduce the rate of interest payable pursuant to this Loan Agreement, (iv) increase the maximum principal amount of the Loan in excess of the Loan Amount, (v) release any material portion of the Collateral granted under the Loan Documents except as required pursuant to the terms of the Loan Documents, by law or upon repayment of the Obligations in full, (vi) release Borrower, Operating Lessee or any guarantor of the Loan from any of their material obligations with respect to the Loan except as required pursuant to the terms of the Loan Documents, by law or upon repayment of the Obligations in full, (vii) alter the definition of “Requisite Lenders” provided herein or otherwise modify the number or percentage of the Lenders required to make any determination or give any consent hereunder, or (viii) amend Article VII hereof or this Article VIII. Additionally, notwithstanding anything to the contrary contained in Section 8.5(a) hereof or elsewhere in this Loan Agreement, Agent shall not increase the amount of any Lender’s Commitment without the prior consent of such Lender.
(c)    Deemed Consent. In the event that Agent requests a Lender’s consent pursuant to Section 8.5(b) hereof and Agent does not receive the Lender’s written response within ten (10) Business Days of the request therefor, or such shorter period that Agent in the exercise of its reasonable business judgment determines is necessary under the circumstances, such Lender shall be deemed to have consented to the action or determination proposed in such request. All such requests for consent from Agent to Lenders shall (i) be given in the form of a written notice to each Lender, (ii) be accompanied by a description of the matter or item as to which such consent is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, and (iii) shall include Agent’s proposal in respect thereof.
(d)    Instructions from Lenders. Agent may at any time request instructions from Lenders with respect to any actions, consents, waivers or approvals which, by the terms of any of the Loan Documents, Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval, consent or waiver and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval, consent or waiver under any of the Loan Documents until Agent shall have received such instructions.
SECTION 8.6.       Equitable Adjustments. If a Lender shall obtain any payment (whether voluntary, involuntary or otherwise) on account of such Lender’s interest in the Loan in excess of such Lender’s Pro Rata Share to which such Lender is entitled (other than

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payments on account of Excluded Sums payable to such Lender) or payment on account of Excluded Sums payable to another Person, such Lender shall forthwith pay over to Agent an amount sufficient to enable Agent to cause such excess payment to be shared ratably with the other Lenders or, in the case of Excluded Sums payable to another Person, such Excluded Sums.
SECTION 8.7.       Other Transactions. Agent and each Lender and their respective Affiliates and subsidiaries may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, Operating Lessee, Guarantor, and any Affiliates and subsidiaries thereof and any Person who may do business with or own interests in or securities of the foregoing without any duty to account therefor to each other. In the event that Agent or a Lender shall enter into an Interest Rate Protection Agreement, Agent or such Lender, as the case may be, shall be free to exercise its rights and remedies pursuant to the terms of the applicable Interest Rate Protection Agreement as if Agent or Lender, as the case may be, was not Agent or a Lender hereunder.
SECTION 8.8.       Obligations Absolute. Each Lender acknowledges and agrees that its obligations hereunder are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any breach by Agent or a Lender of their obligations under this Loan Agreement or any other Loan Document, any lack of validity or enforceability of the Note, this Loan Agreement or any other Loan Document, the occurrence and continuance of any Default or Event of Default or the failure to satisfy any term or condition of the Note, this Loan Agreement or any other Loan Document. Without limiting the generality of the immediately preceding sentence, each Lender agrees that any payment required to be made by it shall be made without any offset, abatement, withholding or reduction whatsoever and a breach by Agent or any Lender of any of their obligations pursuant to this Loan Agreement or any other Loan Document shall not limit or otherwise affect a Lender’s obligations pursuant to this Loan Agreement.
SECTION 8.9.       Indemnification.
(k)    Generally. Lenders hereby agree to indemnify Agent (to the extent Agent is not otherwise reimbursed hereunder or under the Loan Documents by Borrower), on demand, in proportion to their Pro Rata Shares, for and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising hereunder or out of any of the Loan Documents, any action taken or omitted by Agent hereunder or thereunder, the Premises or the Collateral, including any matter required to be indemnified by Borrower and Operating Lessee pursuant to Section 9.1 hereof; provided, however, that Lenders shall not be liable for any of such claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from Agent’s willful misconduct or gross negligence. A certificate of Agent as to the amount for which Lenders are required to reimburse Agent pursuant to this Section 8.9 shall be prima facie evidence as to such amount. Lenders’ obligations under this Section 8.9 shall survive the termination of this Loan Agreement and the Loan Documents. Without limiting the

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foregoing, in the event Agent elects to make a protective advance, each Lender shall fund its Pro Rata Share thereof. If Agent advances its own funds for any protective advance, each Lender shall upon Agent’s demand reimburse Agent for same in the amount of its Pro Rata Share thereof.
(l)    Indemnification Regarding Certain Actions. Unless indemnified to Agent’s satisfaction against any claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees and disbursements of counsel), Agent may not be compelled to do any act under this Loan Agreement or any other Loan Document or to take any action toward the execution or enforcement of the powers hereby or thereby created or to prosecute or defend any suit with respect to this Loan Agreement or any other Loan Document. In no event, however, shall Agent be required to take any action that Agent determines would be in violation of any applicable regulatory requirements, or could incur for Agent criminal or onerous civil liability.
SECTION 8.10.       Taxes. All taxes due and payable on any payments to be made to any Lender with respect to the Obligations or under the Loan Documents shall be such Lender’s sole responsibility. All payments payable by Agent to any Lender hereunder or otherwise with respect to the Obligations shall be made without deduction for any taxes, charges, levies or withholdings, except to the extent, if any, that such amounts are required to be withheld by Agent under applicable law or the terms of the Loan Documents or this Loan Agreement. If any Lender is organized or is existing under the laws of a jurisdiction outside the United States, such Lender shall provide to Agent upon the execution of this Loan Agreement, or execution of any Assignment and Acceptance pursuant to which it becomes a Lender hereunder, and from time to time thereafter, at least two (2) duplicate completed and signed copies of any form(s) that may be required by the United States Internal Revenue Service in order to certify such Lender’s exemption from United States withholding taxes with respect to payments to be made to such Lender with respect to the Obligations or under the Loan Documents or such other documents as are necessary to indicate that all such payments are exempt from or subject to such taxes at a rate reduced by an applicable tax treaty.
SECTION 8.11.       Return of Payments. If Agent has received or applied any payment with respect to the Loan and has paid to any Lender any portion of such payment, and thereafter such payment or application is rescinded or must otherwise be returned or paid over by Agent, whether required pursuant to any bankruptcy or insolvency law, the Loan Documents, or otherwise, such Lender shall, at Agent’s request, promptly return its share of such payment or application to Agent. In addition, such Lender shall simultaneously remit its Pro Rata Share of any interest or other amounts required to be paid by Agent with respect to such payment or application. If any Lender fails to remit such payment to Agent prior to 10:00 a.m. (New York City time) on the second (2nd) Business Day following Agent’s request for such funds, the payment owed to Agent shall earn interest at the Base Rate for each day from the date of Agent’s request until its payment to Agent.

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SECTION 8.12.       No Partnership. This Loan Agreement, the Assignment and Acceptances and the other Loan Documents do not create a partnership or joint venture among Agent and/or Lenders.
SECTION 8.13.       Resignation and Removal of Agent; Successor Agent.
(j)    Resignation. Agent may resign, without the consent of either Borrower, Operating Lessee or any Lender, from the performance of all its functions and duties hereunder at any time by giving at least fifteen (15) Business Days’ prior written notice to Borrower and Operating Lessee and Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to Section 8.13(c) or, if applicable, the appointment by Agent of a successor Agent pursuant to Section 8.13(d) hereof.
(k)    Removal of Agent. In the event of the occurrence of any material gross negligence or willful misconduct of Agent, if all of the Lenders (other than a Lender that is then acting as Agent) agree, then Agent may be removed as the agent; provided, however, that no such removal of Agent shall in any way affect the rights of Agent in its individual capacity as a Lender.
(l)    Appointment of Successor Agent by Requisite Lenders. Upon any resignation or removal of Agent, the Requisite Lenders (including in the determination of the Requisite Lenders, the Pro Rata Share of such Lender that is also the resigning or removed Agent) shall appoint a successor Agent (who shall also be a Lender).
(m)    Appointment by Resigning Agent. If, upon the resignation of Agent, a successor Agent shall not have been appointed within the fifteen (15) Business Days or shorter period provided in Section 8.13(a) hereof, the resigning Agent shall then appoint a successor Agent (who also shall be a Lender), which successor shall serve as Agent until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.
(n)    Rights of the Successor and Retiring Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, or, if applicable, the appointment of a successor Agent by Agent pursuant to Section 8.13(d) hereof, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent arising from and after the date of such acceptance and appointment, and the retiring Agent shall be discharged from the duties and obligations of Agent arising from and after such date. After the resignation or removal of Agent as provided herein, the provisions of this Loan Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement.
SECTION 8.14.       Defaults by any Lender.
(a)    Consequences of Default. If for any reason any Lender shall be in default of any of its monetary obligations or in default in any material respect of any of its non-

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monetary obligations pursuant to this Loan Agreement or any other Loan Document (a “Defaulting Lender”), then, in addition to the rights and remedies that may be available to Agent and any other Lender under this Loan Agreement, at law and in equity, such Defaulting Lender’s right to participate as a Lender in decisions under this Loan Agreement, including any rights to approve or direct any determination, action or inaction of Agent where the approval or direction of Lenders is required or permitted hereby, and such Defaulting Lender’s right to assign, transfer, sell all or any portion of its rights in and to the Loan or a participation therein pursuant to Article VII hereof, shall be suspended during the pendency of such failure or refusal.
(b)    Remedies. If for any reason the Defaulting Lender fails to make timely payment of any amount required to be paid by such Defaulting Lender to or for the benefit of Agent or any other Lender hereunder, then, in addition to other rights and remedies which Agent or such other Lender may have hereunder or otherwise, Agent or any Lender shall be entitled, but not obligated (i) to advance funds on behalf of any Defaulting Lender, (ii) to the extent not paid by Borrower, to collect interest from the Defaulting Lender at the Base Rate until the date on which the payment is made, (iii) to withhold or set off or in the case of a Lender, to cause Agent to withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to the Defaulting Lender under this Loan Agreement, (iv) to bring an action or suit against the Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest and (v) to purchase the Defaulting Lender’s interest in the Loan in the manner set forth in this Section 8.14. Upon the Defaulting Lender’s failure to make payments as set forth herein and so long as such failure remains uncured (and it is agreed an advance of funds by any other Lender pursuant to clause (i) above shall not be considered a cure of the Defaulting Lender’s default), the Defaulting Lender shall not be entitled to receive its share of any payments made by Borrower or any other Person (or amounts owed by Borrower or any other Person ) after such date pursuant to the Loan Documents. If Agent receives any payment with respect to the Obligations from Borrower or any other Person as to which a Defaulting Lender would otherwise have been entitled, then such Defaulting Lender’s share of such payment shall be credited toward the amount owed hereunder by such Defaulting Lender on a dollar for dollar basis.
(c)    Purchase of Defaulting Lender’s Interest After Default. In the event of a default by a Lender as referred to in Section 8.14(a) hereof, each Lender which is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire such Defaulting Lender’s interest in the Loan. If more than one Lender exercises such right, each such Lender which is not a Defaulting Lender shall have the right to acquire (in accordance with such acquiring Lender’s Pro Rata Share or upon agreement of the Lenders that desire to so purchase the Defaulting Lender’s interest, any other proportion) the Defaulting Lender’s interest in the Loan. Such right to purchase shall be exercised by written notice from the applicable Lender(s) electing to exercise such right to the Defaulting Lender (an “Exercise Notice”), copies of which shall also be sent concurrently to each other Lender. The Exercise Notice shall specify (i) the purchase price for the interest of the Defaulting Lender, determined in accordance with Section 8.15 hereof and (ii) the date on which such purchase is to occur, which shall be any Business Day which is not less than fifteen (15) days after the date on which the Exercise Notice is given, provided that if such Defaulting Lender shall have cured its default in full (including

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with the payment of any interest and other amounts due in connection therewith) to the satisfaction of Agent within said fifteen (15) day period, then the Exercise Notice shall be of no further effect and the non-defaulting Lender(s) shall no longer have a right to purchase such Defaulting Lender’s interest. Upon any such purchase of a Defaulting Lender’s interest and as of the date of such purchase (the “Purchase Date”), the Defaulting Lender’s interest in the Loan, and its rights hereunder as a Lender arising from and after the Purchase Date (but not its rights and liabilities with respect thereto or under this Loan Agreement or the other Loan Documents for obligations, indemnities and other matters arising or matters occurring before the Purchase Date) shall terminate on the Purchase Date, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest. Without in any manner limiting the remedies of Agent or any other Lender, the obligation of a Defaulting Lender to sell and assign its interest in the Loan under this Section 8.14 shall be specifically enforceable by Agent and/or any other Lender by an action brought in any court of competent jurisdiction for such purpose, it being acknowledged and agreed that, in light of the disruption in the administration of the Loan and the other terms of the Loan Documents that a Defaulting Lender may cause, damages and other remedies at law are not adequate.
SECTION 8.15.       Purchase Price; Payment for Defaulting Lender’s Pro Rata Share. The purchase price for the interest of a Defaulting Lender in the Loan (the “Purchase Price”) shall be equal to the sum of all of the Defaulting Lender’s advances under the Loan Documents outstanding as of the Purchase Date, less the costs and expenses incurred by Agent and any non-defaulting Lender directly as a result of the Defaulting Lender’s default hereunder, including interest accrued on such unpaid amounts (at the Base Rate), court costs and including reasonable attorneys’ fees and disbursements, and fees for accountants and other similar advisors (provided that such costs and expenses are paid by the Lenders acquiring the interest of such Defaulting Lender to Agent and the Lenders incurring same).
SECTION 8.16.       Election of Interest Rate; Distribution of Funds to Lenders. Agent shall promptly notify each Lender upon its receipt of notice from Borrower pursuant to Section 2.3(c) hereof electing to convert to an Applicable Interest Rate. All sums received by Agent pursuant to the Loan Documents on account of principal, Interest or other sums payable to all Lenders in accordance with their Pro Rata Shares, after application, at Agent’s option, of such sums to any amounts due and payable to Agent from Borrower or Lenders under any Loan Document, which are received by 11:00 a.m. (New York City time) shall be paid to Lenders on the date of receipt; such sums received by Agent after 11:00 a.m. (New York City time) shall be paid to Lenders on or before the next succeeding Business Day. All sums received by Agent pursuant to the Loan Documents on account of other sums payable to any specific Lenders, including Additional Interest and Excluded Sums, after application, at Agent’s option, of such sums to any amounts due and payable to Agent from Borrower (in each case, prorated among the Lenders in accordance with their Pro Rata Shares) or such specific Lenders hereunder, which are received by 11:00 a.m. (New York City time) shall be paid to the applicable Lenders to which such amounts are due on or before the next succeeding Business Day; such sums received by Agent after 11:00 a.m. (New York City time) shall be paid to the applicable Lenders to which such amounts are due on or before the second succeeding Business Day.

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ARTICLE IX

GENERAL CONDITIONS
SECTION 9.1.       Indemnity.
(g)    Borrower and Operating Lessee hereby indemnify and agree to defend, protect and hold harmless Agent and Lenders and their respective affiliates, participants, directors, officers, agents and employees (each, an “Indemnified Party”) from and against any and all losses, liabilities, obligations, charges, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’ fees and disbursements) of any kind or nature (except to the extent of any claim arising solely from the gross negligence or willful misconduct of such Indemnified Party), suffered or incurred by an Indemnified Party in connection with this Loan Agreement, any of the other Loan Documents, the consummation of the transactions contemplated herein or therein, the use, operation or occupancy of the Premises or any Mortgaged Property, any Permitted Encumbrance, any Premises Document, any Lease, the Property Management Agreement, any Operating Agreement or any Interest Rate Protection Agreement, including the following:

(i)
any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Premises or any part thereof, or the adjoining sidewalks, curbs, vaults and vault space, if any, and streets and ways (to the extent not covered by applicable Insurance Policies);

(ii)
any design, construction, operation, use, nonuse or condition of the Premises or any part thereof, or the adjoining sidewalks, curbs, vaults and vault space, if any, and streets and ways, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Agent or any Lender (to the extent not covered by applicable Insurance Policies);

(iii)	Intentionally omitted;

(iv)
any negligence or tortious act or omission on the part of Borrower or Operating Lessee or any of its agents, contractors, servants, employees, Lessees, lessees, sublessees, licensees, guests or invitees;

(v)
any other relationship that has arisen or may arise between or among Agent, Lenders, Borrower, Operating Lessee, Guarantor, or any Borrower Party Partner, any third party with respect to the Premises or the Mortgaged Property or any of the foregoing, as a

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result of the execution and delivery of the Note, this Loan Agreement or the other Loan Documents, or any other action contemplated hereby, thereby or by any other document executed in connection with the Loan;

(vi)
any claim, action or other proceeding brought by or on behalf of any Person against Agent or any Lender as the holder of, or by reason of its interest in, any sum deposited or paid hereunder or in connection herewith, any insurance proceeds, any condemnation awards or other amounts applied to the Obligations;

(vii)
any investigation, defense or settlement of claims or in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Agent’s sole judgment or by reason of a breach of Section 5.16(d) hereof; and

(viii)	any circumstance resulting in the impairment of the Liens of the Mortgage and/or the other Security Documents, including as a result of non-compliance with any applicable lien law.
(h)    If any action or proceeding shall be commenced or taken (including an action to foreclose the Mortgage, collect the Obligations or enforce Agent’s rights under this Loan Agreement, the Note or the other Loan Documents) by Agent or any other Person, in which action or proceeding Agent or any Lender is involved or is made a party by reason of the execution and/or delivery of the Note, this Loan Agreement, or any other Loan Documents or in which it becomes necessary to enforce, defend or uphold the lien on the Mortgaged Property pursuant to the Mortgage, this Loan Agreement or the other Loan Documents or the Agent’s and Lenders’ rights under the Note or any other Loan Documents, all sums paid by Agent for the expense of any such action or litigation shall be paid by Borrower and Operating Lessee to Agent ten (10) Business Days after demand. In the event the Mortgaged Property, or any part thereof, shall be advertised for foreclosure sale and not sold, Borrower shall pay all costs in connection therewith, including reasonable attorneys’ fees and disbursements and advertising costs.
(i)    Borrower and Operating Lessee hereby indemnify and agree to defend and hold harmless the Indemnified Parties from and against any and all liabilities, claims, charges, losses and expenses (including reasonable attorneys’ fees and disbursements) or damages of any kind or nature which may arise as a result of any claim by any broker, “finder” or advisor with Borrower or Operating Lessee or any Affiliate of Borrower or Operating Lessee has dealt or is alleged to have dealt.
(j)    Borrower and Operating Lessee hereby indemnify and agree to defend and hold harmless Agent and each Lender from and against any and all liability with respect to any mortgage/deed recording, transfer or intangible personal property tax or similar imposition now or hereafter in effect, to the extent that the same may be payable by Agent or any Lender with respect to this Loan Agreement, any Note or any other Loan Document.

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(k)    Within ten (10) Business Days of written demand by any Indemnified Party, Borrower and Operating Lessee shall commence to defend, and shall thereafter diligently pursue defense of, any investigation, action or proceeding in connection with any claim or liability, or alleged claim or liability, that would, if determined adversely to such Indemnified Party, be covered by the indemnification provisions contained in this Section, such defense to be at the sole cost and expense of Borrower and Operating Lessee and by counsel selected by Borrower and Operating Lessee and approved by such Indemnified Party, which counsel may, without limiting the rights of an Indemnified Party pursuant to the next succeeding sentence, also represent Borrower and Operating Lessee in such investigation, action or proceeding. In the alternative, an Indemnified Party may elect to conduct its own defense through counsel of its own choosing and at the expense of Borrower.
(l)    The provisions of this Section 9.1 shall survive the repayment of the Loan.
SECTION 9.2.       No Waivers. No failure or delay on the part of Agent or Lenders in exercising any right, power or remedy hereunder or under or in connection with this Loan Agreement or the other Loan Documents or to insist upon the strict performance of any term of this Loan Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under or in connection with this Loan Agreement or any other Loan Document.
SECTION 9.3.       Submission of Evidence. Any condition of this Loan Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and Agent shall, at all times, be free to independently establish to its satisfaction such existence or non-existence.
SECTION 9.4.       Agent and Lenders Sole Beneficiaries. No Person other than Agent and Lenders shall have standing to require satisfaction of any terms, provisions, covenants and other conditions applicable to Borrower, Operating Lessee and Guarantor in the Loan Documents in accordance with their terms or be entitled to require any particular application of any Collateral. No Person other than Agent and Lenders shall be deemed to be beneficiary of the terms, provisions, covenants and other conditions applicable to Borrower, Operating Lessee and Guarantor of this Loan Agreement and the other Loan Documents, any or all of which may be freely waived, in whole or in part, by Agent at any time if Agent deems it advisable or desirable to do so.
SECTION 9.5.       Entire Agreement. This Loan Agreement and the other Loan Documents embody the entire agreement and understanding between Borrower, Operating Lessee, Agent and Lenders with respect to the Loan and supersede and cancel all prior loan applications, expressions of interest, commitments, agreements and understandings, whether oral or written, relating to the subject matter hereof, except as specifically agreed in writing to the contrary.

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SECTION 9.6.       Assignment. Neither Borrower nor Operating Lessee may assign, transfer or otherwise convey this Loan Agreement or any other Loan Document, in whole or in part, nor all or any portion of the Loan made hereunder nor any interest therein.
SECTION 9.7.       Further Assurances; Filing of Financing Statements. Borrower and Operating Lessee shall promptly make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, instruments, additional agreements, undertakings, conveyances, deeds of trust, mortgages, transfers, assignments, financing statements or other assurances, and take all such other action, as Agent may, from time to time, deem necessary or proper in connection with this Loan Agreement or any of the other Loan Documents, the obligations of Borrower and Operating Lessee hereunder or thereunder, or for better assuring and confirming unto Agent and Lenders the full benefits and rights granted or purported to be granted by this Loan Agreement or the other Loan Documents. Borrower and Operating Lessee hereby agree that, without notice to or the consent of Borrower or Operating Lessee, Agent may file with the appropriate public officials such financing statements or similar documents as are or may become necessary to perfect and continue the perfection of the security interest granted by any Security Document.
SECTION 9.8.       Cumulative Remedies. The remedies in this Loan Agreement and the other Loan Documents herein are cumulative and not exclusive of any remedies available at law or equity or in any other agreement, document or instrument.
SECTION 9.9.       Amendments, Consents, Waivers, Approvals, Etc. Except as set forth in Section 8.1 hereof, no amendment, modification, termination, or waiver of any provision of this Loan Agreement or the other Loan Documents shall be effective unless in writing and signed by Borrower, Operating Lessee and Agent. With respect to any matter for which Agent’s consent or approval is required hereunder or under the other Loan Documents, no such consent or approval by Agent hereunder shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Borrower and Operating Lessee may rely upon each amendment, modification, termination, waiver, consent and approval signed by Agent as having been consented to by such Lenders whose consent may be required pursuant to Article VIII hereof or otherwise for such amendment, modification, termination, waiver, consent or approval, without any further inquiry. No notice to or demand on Borrower or Operating Lessee in any case shall entitle Borrower or Operating Lessee to any other or further notice or demand in similar or other circumstances. No failure or delay of Agent in exercising any power or right hereunder or to demand payment for any sums due pursuant to this Loan Agreement or any other Loan Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other further exercise thereof or the exercise of any other right or power.
SECTION 9.10.       Notices. Except as may be otherwise expressly provided herein, all notices, certificates, demands, requests, approvals, consents, waivers and other communications provided for herein shall be in writing and (a) mailed (registered or certified

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mail, return receipt requested, and postage prepaid), (b) hand-delivered, with signed receipt or (c) sent by nationally-recognized overnight courier as follows:
If to Borrower or Operating Lessee, to it at:
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: David A. Brooks

with a copy to:
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Attention: Brigitte Kimichik, Esq.

If to Agent, to it at:
1301 Avenue of the Americas
New York, New York 10019
Attention: Alexander Larrinaga
with a copy to:
1301 Avenue of the Americas
New York, New York 10019
Attention: Real Estate and Lodging Group – David Bowers
and to:

Kaye Scholer LLP
250 West 55th Street
New York, New York 10019-9710
Attention: Warren J. Bernstein, Esq.
If to CA-CIB, in its capacity as a Lender, to it at:
1301 Avenue of the Americas
New York, New York 10019
Attention: Real Estate and Lodging Group – David Bowers
with a copy to:
1301 Avenue of the Americas
New York, New York 10019
Attention: Alexander Larrinaga

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and to:
Kaye Scholer LLP
250 West 55th Street
New York, New York 10019-9710
Attention: Warren J. Bernstein, Esq.
or to such other address with respect to any, as such party shall notify the other parties in writing. All such notices, certificates, demands, requests, approvals, waivers and other communications given pursuant to this Section 9.10 shall be effective when received (or delivery is refused) at the address specified as aforesaid.
SECTION 9.11.       Limitation on Liability.
(b)    Subject to the qualifications below, the Loan shall be non-recourse to Borrower and Operating Lessee and neither Agent nor Lenders shall enforce the liability and obligation of Borrower or Operating Lessee to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Operating Lessee, except that Agent may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Agent and Lenders to enforce and realize upon their interest and rights under the Loan Documents, or in the Mortgaged Property, the Rents or any other Collateral; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or Operating Lessee only to the extent of Borrower’s and Operating Lessee’s interest in the Mortgaged Property, in the Rents and in any other Collateral, and neither Agent nor Lenders shall sue for, seek or demand any deficiency judgment against Borrower or Operating Lessee in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section 9.11 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Agent to name Borrower or Operating Lessee as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lenders thereunder; (iv) impair the right of Agent to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents; (vi) constitute a prohibition against Agent to commence any other appropriate action or proceeding in order for Agent to fully realize the security granted by the Mortgage or to exercise its remedies against the Mortgaged Property; or (vii) constitute a waiver of the right of Agent to enforce the liability and obligation of Borrower or Operating Lessee, by money judgment or otherwise, (y) to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Agent or Lenders (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with any Recourse Liability Event or (z) arising under the Environmental Indemnity. Notwithstanding anything to the contrary in this Loan Agreement or any of the Loan Documents, (A) neither Agent nor Lenders shall be deemed to have waived any right that Agent or Lenders may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the

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Obligations or to require that all Collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) Agent and Lenders’ agreement not to pursue personal liability of Borrower and Operating Lessee as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Obligations shall be fully recourse to Borrower and Operating Lessee in the event that one or more Full Recourse Events shall occur. Notwithstanding anything contained in this Loan Agreement or in any of the other Loan Documents to the contrary, Borrower and Guarantor shall have no recourse liability to the extent arising solely as a result of (i) the exercise of remedies or foreclosure by Agent or Lenders or any deed or assignment in lieu thereof, or (ii) any action or omission of Agent, Lenders, their respective agents or receiver from and after a foreclosure, deed-in-lieu of foreclosure or appointment of a receiver on all or any portion of the Premises (or any purchaser at foreclosure or any transferee of Agent or Lenders or such purchaser).
(c)    Notwithstanding anything to the contrary contained in this Loan Agreement, in the Note, the Mortgage or in the other Loan Documents, no recourse shall be had for the payment of the principal, Interest, Additional Interest or other obligations or amounts owed hereunder or under the Note or the other Loan Documents, or for any claim based on this Loan Agreement, the Note or any other Loan Document, against any member, partner or shareholder of Borrower or Operating Lessee or any of their assets, or against any principal, partner, member, shareholder, officer, director, agent or employee of Borrower or Operating Lessee or any member, partner or shareholder of Borrower or Operating Lessee; provided, however, that:
(vi)    nothing contained in this Loan Agreement (including the provisions of this Section 9.11), the Note or the other Loan Documents shall constitute a waiver of any obligation of Borrower herein, under the Note or the other Loan Documents to which it is a party, any obligation of Operating Lessee herein or in any other Loan Documents to which it is a party, or any obligation of Guarantor under the Loan Documents to which it is a party; and
(vii)    nothing contained in this Loan Agreement (including the provisions of this Section 9.11), the Note or the other Loan Documents shall constitute a limitation of liability of Guarantor or any of its respective assets with respect to the Recourse Liability Agreement, the Environmental Indemnity or any other guaranty, indemnity or other Loan Document given by it or to which it is a party.
SECTION 9.12.       Binding Effect. This Loan Agreement shall be binding upon and inure to the benefit of Agent, Lenders, Borrower and Operating Lessee and their respective successors and assigns (excluding any successors and assigns not permitted hereunder).
SECTION 9.13.       Severability of Provisions. Any provision of this Loan Agreement which is prohibited or unenforceable in the State of New York or in any other jurisdiction in the United States shall be, as to the State of New York or such other jurisdiction in the United States, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

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SECTION 9.14.       Governing Law and Consent to Jurisdiction. This Loan Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Borrower, Operating Lessee, Agent and Lenders irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Loan Agreement, the Note or the other Loan Documents may be brought in the Courts of the United States of America located in the Southern District of New York or in a state court of record in New York County, New York, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Borrower and Operating Lessee irrevocably consent to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Borrower and Operating Lessee at their addresses provided in Section 9.10 hereof. Nothing in this Section 9.14 however, shall affect the right of Agent to serve legal process in any other manner permitted by law or affect the right of Agent to bring any suit, action or proceeding against Borrower or Operating Lessee or their respective property in the courts of any other jurisdictions.
SECTION 9.15.       Waiver of Jury Trial. Borrower, Operating Lessee, Agent and Lenders each hereby expressly and unconditionally waives any and every right either party may have to a trial by jury, in any suit, action or proceeding brought under or with respect to this Loan Agreement, the Note or the other Loan Documents.
SECTION 9.16.       No Joint Venture. Neither Borrower nor Operating Lessee is or shall be deemed to be a joint venturer, partner, tenant in common or joint tenant with, or an agent of, Agent or Lenders for any purpose. Neither Agent nor Lenders shall be deemed to be in privity of contract with any Person providing services or materials with respect to the construction, operation, management, marketing, use, operation, repair, restoration, improvement or alteration of the Premises or any part thereof unless and until and except to the extent that Agent shall affirmatively act to establish any such privity pursuant to Article VI hereof, or in the exercise of Agent’s and Lenders’ remedies pursuant to the Mortgage, the Assignments of Agreements or any other Loan Document.
SECTION 9.17.       Determinations and Consents of Agent. Unless expressly provided to the contrary in any particular instance, any determination, election or judgment made or any consent or waiver given by Agent pursuant to this Loan Agreement or any other Loan Document shall be made or given, as the case may be, in Agent’s sole and absolute discretion, whether or not the applicable provision of this Loan Agreement or such other Loan Document expressly so provides. In making any such determination, election or judgment or in providing or deciding not to provide any such consent or waiver, Agent shall be entitled to rely, to the extent Agent so elects, in whole or in part on the advice of counsel (including counsel for Borrower, Operating Lessee or Guarantor), independent public accountants, engineers, architects and other experts selected by Agent.
SECTION 9.18.       Reliance by Agent on Action on Behalf of Borrower. Agent shall be entitled to rely on any notice, communication or other action taken by any Person

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purporting to sign as the officer or other authorized agent, signatory, representative or agent of Borrower, Operating Lessee, Guarantor or any member, partner or shareholder of Borrower or Operating Lessee purporting to be taken on behalf of such Person (or on behalf of any member, partner or shareholder of Borrower or Operating Lessee on behalf of Borrower or Operating Lessee) as being conclusive evidence of such Person’s right to take such action and, in doing so, bind such Person to the action taken.
SECTION 9.19.       Headings, Etc. The headings and captions of various sections of this Loan Agreement have been inserted for convenience only and are not to be construed as defining, modifying, limiting or amplifying, in any way, the scope or intent of the provisions hereof.
SECTION 9.20.       Incorporation by Reference. The Note and the other Loan Documents shall be subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Loan Agreement to the same extent and effect as if fully set forth in and made a part of the Note and the other Loan Documents. In the event of a conflict between any of the Loan Documents and the provisions of this Loan Agreement, this Loan Agreement shall control.
SECTION 9.21.       Counterparts. This Loan Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.
SECTION 9.22.       Attorneys’ Fees. Any provisions of this Loan Agreement or any other Loan Document that require payment to Agent or Lenders of legal fees or expenses incurred by any of them shall be construed as including any and all such fees and expenses incurred in connection with litigation, mediation, arbitration, other alternative dispute processes, administration proceedings and bankruptcy proceedings, and any appeals from any of the foregoing.
SECTION 9.23.       Employer Identification Number Etc. Borrower and Operating Lessee acknowledges that in order for Agent and Lenders to comply with the requirements under the Patriot Act, Borrower and Operating Lessee must provide to Agent certain information or supporting documentation (collectively “Documentation”) at the time of execution of this Loan Agreement. Thereafter, Borrower and Operating Lessee shall, and shall cause each of their respective Affiliates to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by Agent or any Lender in order to assist Agent and Lenders in maintaining compliance with the Patriot Act. Agent and Lenders may be required by the Patriot Act to verify and record any Documentation provided by Borrower and Operating Lessee to validate their identity. Documentation that may be requested from Borrower and/or Operating Lessee may include, but is not limited to, a Federal Employer Identification Number (FEIN), a Certificate of Good Standing to validate their corporate, partnership or limited liability company existence, a Certificate of Incumbency to authenticate the management of Borrower and Operating Lessee, and other government issued certified documents to validate Borrower’s and Operating Lessee’s authorization to conduct business.

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SECTION 9.24.       Joint and Several Liability. Each of Borrower and Operating Lessee shall be jointly and severally liable for the payment and performance of those Obligations that are set forth herein and in the other Loan Documents as being the obligations of both or each of them. Without limiting the foregoing, Operating Lessee shall have no obligation to pay the principal amount of the Loan, any Interest or any Additional Interest, although Agent and Lenders shall have recourse to the assets of Operating Lessee that are part of the Collateral if Borrower fails to pay same in accordance with the Loan Documents. The Obligations shall remain in full force without regard to, and shall not be impaired by any of the following, any of which may be effected or dealt with by Agent in such manner, upon such terms and at such times as Agent deems advisable without the consent of, or notice to, Borrower or Operating Lessee, nor shall any of the following give Borrower or Operating Lessee any recourse or right of action against Agent or any Lender: (a) any exercise or non-exercise by Agent or any Lender of any right or privilege against the other; (b) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the other; or (c) any release, waiver or discharge of the other from liability under any of the Loan Documents or any grant to Agent or any Lender of a security interest, lien or encumbrance in any property of the other to secure the Obligations. Each of Borrower and Operating Lessee unconditionally waives, to the fullest extent permitted by law: (w) any right to require Agent or any Lender to exhaust any collateral given to secure the Obligations by, or to pursue any remedy against, the other or any of its assets; (x) any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents against the other or any disability of the other; (y) any right of subrogation or claim for reimbursement that Borrower or Operating Lessee may have against the other in connection with any payments made to Agent or any Lender until such time as all indebtedness owed by such other Borrower to Agent and Lenders has been indefeasibly paid in full and all other Obligations performed and (z) any and all rights and defenses arising out of an election of remedies by Agent or any Lender.
SECTION 9.25.       Waiver of Consequential Damages Etc.. Each of Borrower and Operating Lessee hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable law, any rights it may have to claim or recover against Agent or Lenders in any legal action or proceeding any special, exemplary, punitive or consequential damages.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.
BORROWER:

ASHFORD PIER HOUSE LP

By: Ashford Pier House GP LLC, its general partner

By: /s/ David A. Brooks
Name: David A. Brooks
Title: President

OPERATING LESSEE:

ASHFORD TRS PIER HOUSE LLC

By: /s/ Deric S. Eubanks
Name: Deric S. Eubanks
Title: President

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AGENT:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: /s/ Alex Larrinaga
Name:Alex Larrinaga
Title:Director

By: /s/ Robert Colvin
Name:Robert Colvin
Title:Managing Director

LENDERS:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: /s/ David Bowers
Name:David Bowers
Title:Managing Director

By: /s/ Jason Chrein
Name:Jason Chrein
Title:Managing Director

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